                                                                    EXHIBIT 99.3

THIS IS NOT A SOLICITATION OF ACCEPTANCES OF THE JOINT PLAN OF REORGANIZATION OF COLLINS & AIKMAN CORPORATION AND ITS DEBTOR SUBSIDIARIES. ACCEPTANCES MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE COURT.

APPENDICES B, C AND D TO THIS DISCLOSURE STATEMENT WILL BE PROVIDED IN A SUBSEQUENT FILING

                      IN THE UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                    ) Chapter 11
                                          )
COLLINS & AIKMAN CORPORATION, et al.(1)   ) Case No. 05-55927 (SWR)
                                          ) (Jointly Administered)
Debtors.                                  )
                                          ) (Tax Identification #13-3489233)
                                          )
                                          ) Honorable Steven W. Rhodes

            DISCLOSURE STATEMENT FOR THE JOINT PLAN OF REORGANIZATION OF COLLINS & AIKMAN CORPORATION AND ITS DEBTOR SUBSIDIARIES

KIRKLAND & ELLIS LLP                      CARSON FISCHER, P.L.C.

Richard M. Cieri (NY RC 6062)             Joseph M. Fischer (P13452)
Citigroup Center                          Lawrence A. Lichtman (P35403)
153 East 53rd Street                      4111 West Andover Road - Second Floor
New York, New York 10022                  Bloomfield Hills, Michigan 48302
Telephone: (212) 446-4800                 Telephone: (248) 644-4840
Facsimile: (212) 446-4900                 Facsimile: (248) 644-1832

                                          Co-Counsel for the Debtors

----------
(1) The Debtors in the jointly administered cases include: Collins & Aikman Corporation; Amco Convertible Fabrics, Inc., Case No. 05-55949; Becker Group, LLC (d/b/a/ Collins & Aikman Premier Mold), Case No. 05-55977; Brut Plastics, Inc., Case No. 05-55957; Collins & Aikman (Gibraltar) Limited, Case No. 05-55989; Collins & Aikman Accessory Mats, Inc. (f/k/a the Akro Corporation), Case No. 05-55952; Collins & Aikman Asset Services, Inc., Case No. 05-55959; Collins & Aikman Automotive (Argentina), Inc. (f/k/a Textron Automotive (Argentina), Inc.), Case No. 05-55965; Collins & Aikman Automotive (Asia), Inc. (f/k/a Textron Automotive (Asia), Inc.), Case No. 05-55991; Collins & Aikman Automotive Exteriors, Inc. (f/k/a Textron Automotive Exteriors, Inc.), Case No. 05-55958; Collins & Aikman Automotive Interiors, Inc. (f/k/a Textron Automotive Interiors, Inc.), Case No. 05-55956; Collins & Aikman Automotive International, Inc., Case No. 05-55980; Collins & Aikman Automotive International Services, Inc. (f/k/a Textron Automotive International Services, Inc.), Case No. 05-55985; Collins & Aikman Automotive Mats, LLC, Case No. 05-55969; Collins & Aikman Automotive Overseas Investment, Inc. (f/k/a Textron Automotive Overseas Investment, Inc.), Case No. 05-55978; Collins & Aikman Automotive Services, LLC, Case No. 05-55981; Collins & Aikman Canada Domestic Holding Company, Case No. 05-55930; Collins & Aikman Carpet & Acoustics (MI), Inc., Case No. 05-55982; Collins & Aikman Carpet & Acoustics (TN), Inc., Case No. 05-55984; Collins & Aikman Development Company, Case No. 05-55943; Collins & Aikman Europe, Inc., Case No. 05-55971; Collins & Aikman Fabrics, Inc. (d/b/a Joan Automotive Industries, Inc.), Case No. 05-55963; Collins & Aikman Intellimold, Inc. (d/b/a M&C Advanced Processes, Inc.), Case No. 05-55976; Collins & Aikman Interiors, Inc., Case No. 05-55970; Collins & Aikman International Corporation, Case No. 05-55951; Collins & Aikman Plastics, Inc., Case No. 05-55960; Collins & Aikman Products Co., Case No. 05-55932; Collins & Aikman Properties, Inc., Case No. 05-55964; Comet Acoustics, Inc., Case No. 05-55972; CW Management Corporation, Case No. 05-55979; Dura Convertible Systems, Inc., Case No. 05-55942; Gamble Development Company, Case No. 05-55974; JPS Automotive, Inc. (d/b/a PACJ, Inc.), Case No. 05-55935; New Baltimore Holdings, LLC, Case No. 05-55992; Owosso Thermal Forming, LLC, Case No. 05-55946; Southwest Laminates, Inc. (d/b/a Southwest Fabric Laminators Inc.), Case No. 05-55948; Wickes Asset Management, Inc., Case No. 05-55962; and Wickes Manufacturing Company, Case No. 05-55968.

-and-

David L. Eaton (IL 3122303)
Ray C. Schrock (IL 6257005)
Marc J. Carmel (IL 6272032)
Scott R. Zemnick (IL 6276224)
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

Co-Counsel for the Debtors                                Dated: August 30, 2006

                                TABLE OF CONTENTS

ARTICLE I. SUMMARY..............................................................    1
   A.   The Purpose Of The Plan.................................................    2
   B.   Debtors' Principal Assets And Indebtedness..............................    2
   C.   Treatment Of Claims And Equity Interests................................    2
   D.   Claims Estimates........................................................    4
   E.   Restructuring Transactions..............................................    5
   F.   Preservation of Rights of Action........................................    5
   G.   Compromise And Settlement...............................................    6
   H.   Releases By The Debtors.................................................    7
   I.   Third Party Release.....................................................    7
   J.   Exculpation.............................................................    8
   K.   Indemnification.........................................................    8
   L.   Permanent Injunction....................................................    8
   M.   Consummation Of The Plan................................................    9
   N.   Valuation And Liquidation Analyses......................................    9
   O.   Certain Factors To Be Considered Prior To Voting........................    9
   P.   Voting And Confirmation.................................................   10

ARTICLE II. GENERAL INFORMATION.................................................   11
   A.   Description Of The Debtors' Businesses..................................   11
   B.   Pre-Petition Capital Structure Of The Debtors...........................   17
   C.   Directors Of Collins & Aikman Corporation...............................   18
   D.   Management Of The Debtors...............................................   18

ARTICLE III. THE CHAPTER 11 CASES...............................................   20
   A.   Events Leading To The Chapter 11 Cases..................................   20
   B.   Initiation Of The Chapter 11 Cases......................................   21
   C.   Appointment Of The Creditors Committee..................................   21
   D.   Debtors' Stabilization Initiatives......................................   22
   E.   Administration Of The Chapter 11 Cases..................................   29
   F.   Litigation And Investigations...........................................   32
   G.   Attempts To Sell The Businesses.........................................   38
   H.   Labor, Pension And Retirement Cost Restructuring........................   39
   I.   Development Of The Business Plan........................................   41

ARTICLE IV. SUMMARY OF THE PLAN OF REORGANIZATION...............................   42
   A.   Overview Of Chapter 11..................................................   42
   B.   Classification And Treatment Of Claims And Equity Interests.............   43
   C.   Means For Implementation Of The Plan....................................   48
   D.   Treatment Of Executory Contracts And Unexpired Leases...................   53
   E.   Provisions Governing Distributions......................................   55
   F.   Procedures For Resolving Disputed Claims................................   57
   G.   Conditions Precedent To Confirmation And Consummation Of The Plan.......   58
   H.   Cramdown................................................................   60
   I.   Settlement, Release, Injunction And Related Provisions..................   60
   J.   Retention Of Jurisdiction...............................................   63
   K.   Miscellaneous Provisions................................................   63

ARTICLE V. STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN..................   64
   A.   The Confirmation Hearing................................................   64
   B.   Confirmation Standards..................................................   64
   C.   Best Interests Of Creditors Test, Liquidation And Valuation Analyses....   65
   D.   Financial Feasibility...................................................   65
   E.   Acceptance By Impaired Classes..........................................   66
   F.   Confirmation Without Acceptance By All Impaired Classes.................   66

ARTICLE VI. CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING....................   67
   A.   Certain Bankruptcy Considerations.......................................   67
   B.   Factors Affecting The Value Of The Securities To Be Issued Under The
        Plan....................................................................   69
   C.   Risks Related To The Debtors' Business And Financial Condition..........   72

ARTICLE VII. CERTAIN SECURITIES LAW MATTERS.....................................   77
   A.   Issuance Of Securities Under The Plan...................................   77
   B.   Transfer Of Securities Issued Under The Plan............................   77

ARTICLE VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................   78
   A.   Certain United States Federal Income Tax Consequences To The Debtors And
        The Reorganized Debtors.................................................   78
   B.   Certain United States Federal Income Tax Consequences To The Holders Of
        Class 1 and Class 2 Claims..............................................   80
   C.   Certain United States Federal Income Tax Consequences To The Holders Of
        Class 3 Claims..........................................................   80
   D.   Certain United States Federal Income Tax Consequences To The Holders Of
        Class 4 Claims..........................................................   81
   E.   Certain United States Federal Income Tax Consequences To The Holders Of
        Class 5 Claims, Class 6 Claims And Class 8 Claims.......................   82

ARTICLE IX. VOTING INSTRUCTIONS.................................................   83
   A.   Voting Record Date......................................................   83
   B.   Holders of Claims Entitled to Vote......................................   84
   C.   Voting Procedures.......................................................   84

ARTICLE X. RECOMMENDATION.......................................................   87

     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE DEBTORS' CHAPTER 11 CASES AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. THE INFORMATION INCLUDED HEREIN IS FOR PURPOSES OF SOLICITING ACCEPTANCE OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS THAT ARE ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN BETWEEN THE DATE HEREOF AND THE TIME OF SUCH REVIEW. EACH HOLDER OF A CLAIM OR EQUITY INTEREST ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND EXHIBITS TO THE PLAN IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

     NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR EQUITY INTEREST.

     WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS AND PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE.

     THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE AND OTHER APPLICABLE LAW.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     ALTHOUGH THE DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED.

     THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE MANAGEMENT OF THE DEBTORS AND THEIR ADVISORS. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

     SEE ARTICLE VI OF THIS DISCLOSURE STATEMENT, ENTITLED "CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING," FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST TO ACCEPT OR REJECT THE PLAN.

     THIS DISCLOSURE STATEMENT HAS BEEN DETERMINED BY THE BANKRUPTCY COURT TO CONTAIN ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE, WHICH DETERMINATION DOES NOT CONSTITUTE A RECOMMENDATION OR APPROVAL OF THE PLAN.

     UNLESS OTHERWISE STATED, ANY CAPITALIZED TERM USED HEREIN SHALL HAVE THE MEANING ASSIGNED TO SUCH TERM HEREIN OR, IF NO MEANING IS SO ASSIGNED, THE MEANING ASSIGNED TO SUCH TERM IN THE PLAN.

     THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING TO COMMENCE ON [MONTH DAY], 2006 AT [_:_] [A./P.M.] PREVAILING EASTERN TIME BEFORE THE HONORABLE STEVEN W. RHODES, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF MICHIGAN, LOCATED AT 211 WEST FORT STREET, SUITE 1825, DETROIT, MICHIGAN 48226. THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE OTHER THAN AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT THEREOF.

     OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE [MONTH DAY], 2006, IN ACCORDANCE WITH THE SOLICITATION NOTICE FILED AND SERVED ON HOLDERS OF CLAIMS, HOLDERS OF EQUITY INTERESTS AND OTHER PARTIES IN INTEREST. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE SOLICITATION NOTICE, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                    ARTICLE I.
                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement.

     Collins & Aikman Corporation is a leading supplier of automotive components, systems and modules to six of the largest automotive original equipment manufacturers (each, an "OEM"), DaimlerChrysler Corporation ("DaimlerChrysler"), Ford Motor Company ("Ford"), General Motors Corporation ("General Motors"), Honda of America Manufacturing, Inc. ("Honda"), Nissan North America, Inc. ("Nissan") and Toyota Motor Manufacturing North America, Inc. ("Toyota") and certain of their affiliates. Today, Collins & Aikman Corporation conducts all operating activities through its wholly-owned subsidiary, Collins & Aikman Products Co., and direct and indirect subsidiaries of Collins & Aikman Products Co. (Collins & Aikman Corporation, Collins & Aikman Products Co. and their direct and indirect subsidiaries are hereinafter collectively referred to as "C&A").

     C&A operates in two business segments: "Plastics" and "Soft Trim." Through its Plastics segment, C&A manufactures a full range of plastic-based automotive interior products, including instrument panels and instrument panel components, door panels, consoles and other trim components, as well as exterior products including front and rear bumper parts. C&A also assembles and sequences the delivery of complex systems and modules that incorporate these products and products from other suppliers, including cockpits, door modules and front and rear fascia modules. C&A's Soft Trim segment manufactures a variety of automotive carpet and acoustics products and convertible roof systems. Currently headquartered in Southfield, Michigan, C&A has approximately 13,800 employees and operates approximately 45 manufacturing and/or assembly facilities located in the United States, Canada and Mexico.

     As discussed more fully below, on May 17, 2005 (the "Petition Date"), Collins & Aikman Corporation, Collins & Aikman Products Co. and substantially all of their direct and indirect wholly-owned subsidiaries incorporated or organized in the United States (additional 36 entities) (prior to the Effective Date, each a "Debtor," and collectively, the "Debtors," and on or after the Effective Date, each a "Reorganized Debtor," and collectively, the "Reorganized Debtors") filed voluntary petitions for relief commencing cases (each a "Chapter 11 Case," and collectively, the "Chapter 11 Cases") under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court").

     None of C&A's foreign subsidiaries are Debtors. The subsidiaries of Collins & Aikman Products Co. incorporated or organized in Canada and Mexico did not file for bankruptcy protection and continue to operate as part of C&A outside of such proceedings. C&A's non-Debtor subsidiaries organized in Canada and Mexico operate twelve manufacturing and sequencing facilities in Canada and five manufacturing facilities in Mexico, respectively.

     On July 15, 2005, the Debtors' European affiliates (each a "European Debtor," and collectively, the "European Debtors") commenced administration proceedings (the "UK Proceedings") in accordance with English insolvency law. The English court appointed certain administrators in the UK Proceedings to act in the best interests of the creditors of the European Debtors (the "UK Administrators"). Further, to facilitate efficient administration, the Bankruptcy Court and the English court each approved an insolvency protocol to govern jurisdictional and other conflicts arising in and between the UK Proceedings and the Chapter 11 Cases.

     On November 28, 2005, after holding discussions with over 100 parties interested in purchasing some or all of the European Debtors' assets, the UK Administrators agreed to sell substantially all of the European Debtors' assets to IAC Acquisition Corporation Limited (which the Debtors understand to be an entity funded by, among others, WL Ross & Co. LLC and Franklin Mutual Advisors
LLC) in a series of individual transactions for an aggregate purchase price in excess of $100 million. As part of the sale, the Debtors agreed to transfer and license certain intellectual property to IAC Acquisition Corporation Limited for approximately $12.5 million. The sale closed on March 3, 2006.

     This Disclosure Statement is being furnished by the Debtors pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of votes for the acceptance or rejection of the Debtors' Joint Plan of Reorganization of Collins & Aikman Corporation and Its Debtor Subsidiaries pursuant to chapter 11 of the Bankruptcy Code (as it may be amended or supplemented from time to time (the "Plan") in accordance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). A copy of the Plan is attached hereto as APPENDIX A.

     This Disclosure Statement describes certain aspects of the Plan, including the treatment of Claims against, and Equity Interests in, the Debtors and describes certain aspects of the Debtors' operations, projections and other related matters.

A.   The Purpose Of The Plan

     After a careful review of their current business operations, the Debtors compared their prospects as an ongoing business enterprise with the estimated recoveries of Holders of Allowed Claims in various liquidation scenarios and concluded that the recovery for Holders of Allowed Claims would be maximized by continuing to operate as a going concern. The Debtors believe that their businesses and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part. Consistent with the liquidation analysis described herein and other analyses prepared by the Debtors and their advisors, the value of the Debtors' Estates would be considerably greater if the Debtors operate as a going concern instead of liquidating.

     The Plan provides for: cancellation of Prepetition Facility Claims in exchange for (1) New Common Stock (subject to potential dilution by the Warrants and the Equity Incentive Plan), (2) replacement of all undrawn letters of credit under the Prepetition Facility, (3) retention of adequate protection payments,
(4) payment of reasonable fees and expenses of the Agent's attorneys and financial advisor in connection with consummation, administration and enforcement of Plan and (5) certain releases and exculpation.

     The Debtors believe that the Plan provides the best recoveries possible for Holders of Allowed Claims and strongly recommend that you vote to accept the Plan (if you are entitled to vote). The Debtors believe that any alternative to Confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan of reorganization, would result in significant delays, litigation and additional costs, and ultimately would lower the recoveries for Holders of Allowed Claims.

B.   Debtors' Principal Assets And Indebtedness

     The principal assets of Collins & Aikman Corporation include the stock of Collins & Aikman Products Co. and its direct and indirect subsidiaries. The principal assets of Collins & Aikman Products Co. include its automotive parts supply businesses and the stock of its direct and indirect subsidiaries. The principal indebtedness of Collins & Aikman Corporation, Collins & Aikman Products Co. and their Debtor subsidiaries includes: (1) DIP Facility Claims;
(2) OEM Junior Secured DIP Claims; (3) Prepetition Facility Claims; (4) Senior Notes Claims; and (5) Senior Subordinated Note Claims. Collins & Aikman Products Co. is the primary borrower with respect to the DIP Facility, the OEM Subordinated DIP Loan, the Prepetition Facility, the Senior Notes and the Senior Subordinated Notes. Each of the Debtors is either jointly and severally liable for such indebteness or a guarantor of such indebtedness.

C.   Treatment Of Claims And Equity Interests

     Except for unclassified Administrative Claims and Priority Tax Claims, the Plan divides all Claims against the Debtors into various Classes. The table set forth below summarizes the Classes of Claims and Equity Interests under the Plan, the treatment and projected recovery of such Classes under the Plan and such Classes' entitlement to vote on the Plan.

1.   Summary And Treatment Of Unclassified Claims

                                                              PROJECTED RECOVERY
        CLAIM                     PLAN TREATMENT                UNDER THE PLAN
        -----           -----------------------------------   ------------------
Administrative Claims   Unless otherwise agreed to by the           100.0%
                        Holder and the applicable Debtor or
                        Reorganized Debtor, payment in full
                        in Cash.

 Priority Tax Claims    Unless otherwise agreed to by the           100.0%
                        Holder and the applicable Debtor or
                        Reorganized Debtor, a Tax Note or
                        Cash payments over a period not
                        exceeding six years after the date
                        of assessment of such Claim of a
                        value, as of the Effective Date,
                        equal to the allowed amount of such
                        Claim or combination thereof.

2.   Summary Of Classification And Treatment Of Claims And Equity Interests

                                                                       PROJECTED
                                                                        RECOVERY
                                                                       UNDER THE                   VOTING
CLASS          CLAIM                  PLAN TREATMENT OF CLASS             PLAN       STATUS        RIGHTS
-----   -------------------   --------------------------------------   ---------   ----------   -----------
  1        Other Secured      (a) Reinstatement, (b) payment in full     100.0%    Unimpaired    Deemed to
               Claims         in Cash, (c) return of collateral                                    Accept
                              securing such Claim and interest
                              required to be paid under section
                              506(b) of the Bankruptcy Code or (d)
                              treatment otherwise rendering such
                              Claim Unimpaired.

  2        Other Priority     Unless otherwise agreed to by the          100.0%    Unimpaired    Deemed to
               Claims         Holder and the applicable Debtor or                                  Accept
                              Reorganized Debtor, (a) payment in
                              full in Cash or (b) treatment
                              otherwise rendering such Claim
                              Unimpaired.

  3         Prepetition       (a) Pro Rata share of 100% of New            [_]%     Impaired    Entitled to
          Facility Claims     Common Stock (subject to dilution by                                  Vote
                              the Warrants and the Equity Incentive
                              Plan), (b) replacement and
                              cancellation of undrawn letters of
                              credit, (c) retention of adequate
                              protection payments; (d) payment of
                              reasonable fees and expenses of the
                              Agent's attorneys and financial
                              advisor in connection with
                              consummation, administration and
                              enforcement of Plan and (e) releases
                              and exculpation provided in Article X
                              of the Plan.

  4      OEM Junior Secured   Payment in full in Cash subject to OEM       [_]%     Impaired    Entitled to
             DIP Claims       Earn-Out or Impaired Claim Note or                                    Vote
                              combination thereof.

                                                                       PROJECTED
                                                                        RECOVERY
                                                                       UNDER THE                   VOTING
CLASS          CLAIM                  PLAN TREATMENT OF CLASS             PLAN       STATUS        RIGHTS
-----   -------------------   --------------------------------------   ---------   ----------   -----------
  5      General Unsecured    Pro Rata share of (a) the percentage         [_]%     Impaired    Entitled to
               Claims         of Warrants set forth on Exhibit G to                                 Vote
                              the Plan and (b) the percentage of the
                              Litigation Recovery Interests set
                              forth on Exhibit B to the Plan.

  6      Senior Note Claims   Pro Rata share of (a) the percentage         [_]%     Impaired    Entitled to
                              of Warrants set forth on Exhibit G to                                 Vote
                              the Plan, (b) the percentage of the
                              Litigation Recovery Interests set
                              forth on Exhibit B to the Plan and (c)
                              until paid in full, Pro Rata share of
                              distributions allocated to Senior
                              Subordinated Note Claims.

  7         PBGC Claims       (a) the percentage of Warrants set           [_]%     Impaired    Entitled to
                              forth on Exhibit G to the Plan and (b)                                Vote
                              the percentage of the Litigation
                              Recovery Interests set forth on
                              Exhibit B to the Plan.

  8     Senior Subordinated   Provided that Senior Note Claims have        [_]%     Impaired    Entitled to
            Note Claims       been paid in full in accordance with                                  Vote
                              the subordination provisions of the
                              Senior Subordinated Note Indenture,
                              Pro Rata share of (a) the percentage
                              of Warrants set forth on Exhibit G to
                              the Plan and (b) the percentage of the
                              Litigation Recovery Interests set
                              forth on Exhibit B to the Plan.

  9       Equity Interests    Not entitled to receive any                    0%     Impaired     Deemed to
                              distribution or retain any property                                  Reject
                              under the Plan.

  10        Subordinated      Not entitled to receive any                    0%     Impaired     Deemed to
         Securities Claims    distribution or retain any property                                  Reject
                              under the Plan.

  11    Intercompany Claims   Canceled and not entitled to receive           0%     Impaired     Deemed to
                              any distribution or retain any                                       Reject
                              property under the Plan

D.   Claims Estimates

     As of August 25, 2006, the Debtors' Claims Agent had received approximately 9,005 Claims and the total amounts of Claims filed against one or more of the Debtors were as follows: (1) 1,024 Secured Claims in the total amount of $3,091,210,506; (2) 40 Administrative Claims in the total amount of $2,195,440; (3) 898 Priority Claims in the total amount of $7,495,495,767; and (4) 7,043 Unsecured Claims in the total amount of $42,639,506,934. The Debtors believe that many of the filed proofs of Claim are invalid, untimely, duplicative and/or overstated, therefore, the Debtors are in the process of objecting to such Claims. Through objections, the Bankruptcy Court has disallowed a total of 227 Claims in the aggregate amount of $4,342,718,570.

     The Debtors estimate that, at the conclusion of the Claims objection, reconciliation and resolution process, the aggregate amount of: (1) Allowed Administrative Claims will be approximately $95 million; (2) Allowed Secured

Claims will be approximately $940 million, (3) Allowed Priority Claims will be approximately $12 million, (4) Allowed Senior Note Claims will be approximately $521 million, (5) Allowed Senior Subordinated Note Claims will be approximately $414 million, and (6) Allowed General Unsecured Claims will be approximately $540 million. The estimate of Allowed Administrative Claims includes, among others, Claims arising from the cure of assumed executory contracts and unexpired leases, Claims arising from a right of reclamation and certain Administrative Claim requests reflected on the Claims Register and docket for which the Debtors reasonably expect there to be a recovery. The estimate of Allowed Administrative Claims does not include ordinary course obligations incurred postpetition such as trade payables, the Debtors' key employee retention plans and certain Professional fees.

     These estimates are approximate and based upon multiple assumptions and represent significant reductions in the aggregate face amount of Claims filed. There is no guarantee that the ultimate amount of each category of Claims will conform to the estimates stated herein, and the majority of Claims underlying such estimates are subject to challenge. Numerous Claims were asserted in unliquidated amounts. The Debtors believe that certain Claims are without merit and intend to object to all such Claims. There can be no assurance that the Debtors will be able to achieve the significant reductions in Claims set forth above. Moreover, additional Claims may be filed or identified during the Claims objection, reconciliation and resolution process that may materially affect the foregoing estimates.

E.   Restructuring Transactions

     1.   Restructuring Transactions Generally

     The Plan provides that, on or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into certain Restructuring Transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Debtors and the Reorganized Debtors. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined to be necessary or appropriate by the Debtors or the Reorganized Debtors. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

     2.   Obligations Of Any Surviving Corporation In A Restructuring
          Transaction

     The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case, the surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations. Notwithstanding the foregoing, such surviving, resulting or acquiring corporation will not be required to perform any obligations or to pay or otherwise satisfy any Claims discharged pursuant to the Plan.

F.   Preservation of Rights of Action

     1.   Maintenance of Causes of Action

     Pursuant to the Plan, the Reorganized Debtors and the Litigation Trust will retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal in an adversary proceeding or contested matter Filed in one or more of the Chapter 11 Cases, including the following actions and any Causes of Actions specified on Exhibit A to the Plan: (a) objections to Claims under the Plan;

and (b) any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses, assets or operations or otherwise affecting the Debtors, including possible claims against the following types of parties, both domestic and foreign, for the following types of claims: (i) Causes of Action against vendors, suppliers of goods or services, or other parties for overpayments, back charges, duplicate payments, improper holdbacks, deposits, warranties, guarantees, indemnities or setoff; (ii) Causes of Action against utilities, vendors, suppliers of services or goods, or other parties for wrongful or improper termination, suspension of services or supply of goods, or failure to meet other contractual or regulatory obligations; (iii) Causes of Action against vendors, suppliers of goods or services, or other parties for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtors before the assumption or rejection of the subject contracts; (iv) Causes of Action for any liens, including mechanic's, artisan's, materialmen's, possessory or statutory liens held by any one or more of the Debtors; (v) Causes of Action for payments, deposits, holdbacks, reserves or other amounts owed by any creditor, lessor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor or other party; (vi) Causes of Action against any current or former director, officer, employee or agent of the Debtors arising out of employment related matters, including Causes of Action regarding intellectual property, confidentiality obligations, employment contracts, wage and benefit overpayments, travel, contractual covenants, or employee fraud or wrongdoing; (vii) Causes of Action against any professional services provider or any other party arising out of financial reporting; (viii) Causes of Action arising out of environmental or contaminant exposure matters against landlords, lessors, environmental consultants, environmental agencies or suppliers of environmental services or goods; (ix) Causes of Action against insurance carriers, reinsurance carriers, underwriters or surety bond issuers relating to coverage, indemnity, contribution, reimbursement or other matters;
(x) counterclaims and defenses relating to notes, bonds or other contract obligations; (xi) Causes of Action against local, state, federal and foreign taxing authorities for refunds of overpayments or other payments; (xii) Causes of Action against attorneys, accountants, consultants or other professional service providers relating to services rendered; (xiii) contract, tort or equitable Causes of Action that may exist or subsequently arise; (xiv) any intracompany or intercompany Causes of Action; (xv) Causes of Action of the Debtors arising under section 362 of the Bankruptcy Code; (xvi) equitable subordination Causes of Action arising under section 510 of the Bankruptcy Code or other applicable law; (xvii) turnover Causes of Action arising under sections 542 or 543 of the Bankruptcy Code; (xviii) Causes of Action arising under chapter 5 of the Bankruptcy Code, including preferences under section 547 of the Bankruptcy Code; (xix) Causes of Action against any union arising from, among other things, state or federal law or under a collective bargaining agreement, including any wrongful or illegal acts, any wrongful termination, suspension of performance, defamation or failure to meet other contract or regulatory obligations; and (xx) Causes of Action for unfair competition, interference with contract or potential business advantage, conversion, infringement of intellectual property or other business tort claims.

     The Reorganized Debtors and the Litigation Trust will retain the foregoing Causes of Action notwithstanding the rejection of any executory contract or unexpired lease during the Debtors' Chapter 11 Cases. In accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights and Causes of Action that the respective Debtors may hold against any Entity shall vest in the Reorganized Debtors and the Litigation Trust, as the case may be. The applicable Reorganized Debtor or the Litigation Trust, through its authorized agents or representatives, will retain and may exclusively enforce any and all such claims, rights or Causes of Action, and all other similar claims arising pursuant to applicable state laws, including fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession pursuant to the Bankruptcy Code. The Reorganized Debtors and the Litigation Trust will have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any and all such claims, rights and Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party and without any further notice to or action, order or approval of the Bankruptcy Court.

     2.   Preservation of All Causes of Action Not Expressly Settled or Released

     Unless a claim or Cause of Action against a creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action in the Plan for later adjudication by the Debtors and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on this Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly waived, relinquished, released, compromised or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities pursuant to the Plan expressly reserve the right to pursue or adopt any claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including the plaintiffs or co-defendants in such lawsuits. Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer or transaction may be reviewed by the Reorganized Debtors subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not: (a) such Person has Filed a proof of claim against the Debtors in the Chapter 11 Cases; (b) such Person's proof of claim has been objected to; (c) such Person's Claim was included in the Debtors' Schedules; or (d) such Person's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent or unliquidated.

G.   Compromise And Settlement

     As of the Effective Date, the Plan constitutes a settlement, compromise and release of rights arising from or relating to the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions and treatments hereunder take into account for and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code, substantive consolidation or otherwise. The Confirmation Order will constitute the Bankruptcy Court's finding and determination that the settlements reflected in the Plan, including all issues pertaining to claims for substantive consolidation (which are settled by the distributions in the Plan) are (1) in the best interests of the Debtors and their Estates, (2) fair, equitable and reasonable, (3) made in good faith and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the allowance, classification and treatment of Allowed Claims take into account any causes of action, claims or counterclaims, whether under the Bankruptcy Code or otherwise under applicable law, that may exist: (1) between the Debtors and the Releasing Parties; and (2) as between the Releasing Parties (to the extent set forth in the Third Party Release). As of the Effective Date, any and all such causes of action, claims and counterclaims are settled, compromised and released pursuant to the Plan. The Confirmation Order will approve all such releases of contractual, legal and equitable subordination rights, causes of action, claims and counterclaims against each such Releasing Party that are satisfied, compromised and settled pursuant to the Plan. Nothing in Article X.A of the Plan will compromise or settle in any way whatsoever, any Claims or Causes of Action that the Debtors or the Reorganized Debtors may have against the Non-Released Parties.

H.   Releases By The Debtors

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, EACH OF THE DEBTORS WILL PROVIDE A FULL DISCHARGE AND RELEASE TO THE DEBTOR RELEASEES AND EACH SUCH DEBTOR RELEASEE'S RESPECTIVE PROPERTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, CURRENTLY EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES OR THE PLAN.

     THE DEBTORS WILL NOT HAVE RELEASED NOR BE DEEMED TO HAVE RELEASED ANY OF THE CAUSES OF ACTION TO BE SET FORTH ON EXHIBIT A TO THE PLAN OR ANY CLAIMS OR CAUSES OF ACTION THAT THEY OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

I.   Third Party Release

     AS OF THE EFFECTIVE DATE, (1) EACH HOLDER OF A CLAIM THAT VOTES IN FAVOR OF THE PLAN AND (2) EACH ENTITY THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR EQUITY INTEREST OR AT ANY TIME WAS A CREDITOR OR STOCKHOLDER OF ANY OF THE DEBTORS AND THAT DOES NOT VOTE ON THE PLAN OR VOTES AGAINST THE PLAN WILL BE DEEMED TO FOREVER RELEASE, WAIVE

AND DISCHARGE ALL CLAIMS (INCLUDING DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE DEBTORS' OR THE REORGANIZED DEBTORS' OBLIGATIONS UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, CURRENTLY EXISTING OR HEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO A DEBTOR, THE CHAPTER 11 CASES OR THE PLAN THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST ANY DEBTOR RELEASEE OR RELEASING PARTY.

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE RELEASING PARTIES WILL NOT HAVE RELEASED NOR BE DEEMED TO HAVE RELEASED ANY CLAIMS OR CAUSES OF ACTION THAT THEY, THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

J.   Exculpation

     PURSUANT TO THE PLAN, THE EXCULPATED PARTIES WILL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING OR ADMINISTERING THE PLAN, THIS DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN, OR ANY OTHER PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS OR CONFIRMING OR CONSUMMATING THE PLAN; PROVIDED THAT THE EXCULPATED PARTIES WILL HAVE LIABILITY RESULTING FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

K.   Indemnification

     Pursuant to the Plan, on and from the Effective Date, and effective as of the Effective Date, the Reorganized Debtors will jointly and severally indemnify and hold harmless, each of the Releasing Parties, their respective predecessors and successors in interest and the respective current and former officers, directors, employees, members, partners, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, affiliates, agents and representatives of each of them for all costs, expenses, loss, damage or liability incurred by any such parties arising from or related in any way to any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including those arising from or related in any way to: (1) any acquisition by any such party of any indebtedness of the Debtors; (2) any action or omission of any such party with respect to any such indebtedness of the Debtors (including any action or omission of any such party with respect to the acquisition, holding, voting or disposition of any such investment); (3) any action or omission of any such party in such party's capacity as an officer, director, employee or agent of, or advisor to any Debtor; (4) any disclosure made or not made by any person to any current or former Holder of any such indebtedness of the Debtors; (5) any consideration paid to any such party by any of the Debtors in respect of any investment by any such party in any indebtedness of the Debtors or in respect of any services provided by any such party to any Debtor; and (6) any action taken or not taken in connection with the Chapter 11 Cases or the Plan. In the event that any such party becomes involved in any action, proceeding or investigation brought by or against any person, as a result of matters to which the foregoing indemnity may relate, the Reorganized Debtors will promptly reimburse any such party for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided that notwithstanding anything in the Plan to the contrary, the Plan will not indemnify nor be deemed to have indemnified any of the Non-Released Parties.

L.   Permanent Injunction

     IF YOU ACCEPT ANY DISTRIBUTION PURSUANT TO THE PLAN, YOU WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE FOLLOWING INJUNCTIONS SET FORTH IN ARTICLE X.G OF THE PLAN.

     From and after the Effective Date, Entities holding Claims to be discharged or Equity Interests to be terminated pursuant to the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims or Equity Interests: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to clause
(1), above; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and
(5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     From and after the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are to be released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (1) commencing or continuing in any manner any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released Entity; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

M.   Consummation Of The Plan

     Following Confirmation of the Plan, the Plan will be consummated on the Effective Date, which shall be a Business Day selected by the Debtors after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect and (2) all conditions to Consummation of the Plan have been satisfied or waived. Distributions to be made under the Plan will be made on or as soon as reasonably practicable after the Effective Date in accordance with the Plan.

N.   Valuation And Liquidation Analyses

     To assist the Bankruptcy Court in making the findings required for Confirmation of the Plan and to assist Holders of Claims in determining whether to accept or reject the Plan, the Debtors management, together with KZC Services, LLC ("KZC"), the Debtors' restructuring consultants, and Lazard Freres & Co. LLC ("Lazard"), the Debtors' financial advisors, prepared the Liquidation Analysis, attached hereto as APPENDIX B, and the Valuation Analysis attached hereto as APPENDIX D.

     The Valuation Analysis and Liquidation Analysis together describe the proceeds to be realized under the Plan as currently proposed and the distributions that would be realized by Holders of Claims and Equity Interests if the Debtors were liquidated in a case under chapter 7 of the Bankruptcy Code. The analyses are based upon the value of the Debtors' assets and liabilities as of a date certain and incorporate estimates and assumptions developed by the Debtors and their advisors, including a hypothetical conversion to a chapter 7 liquidation as of a date certain, that are potentially subject to material changes with respect to economic and business conditions and legal rulings. As a result, the actual recoveries realized under the Plan or the proceeds realized from a liquidation after conversion to a chapter 7 liquidation may vary materially from the estimates provided therein.

     The Debtors believe that the Plan will produce a greater recovery for Holders of Allowed Claims than would be achieved in a chapter 7 liquidation because, among other things, proceeds available for distribution in a liquidation under chapter 7 would not include the Debtors' going concern value, the administrative and postpetition claims generated by a conversion to a chapter 7 and the administrative costs of liquidation and associated delays in connection with a chapter 7 liquidation that will not be incurred under the Plan and likely would diminish the assets available for distribution to Holders of Allowed Claims. The value of the equity in the Reorganized Debtors upon the Debtors' exit from bankruptcy as a going concern is projected to be greater than the recovery realized from a liquidation of the Debtors' assets.

O.   Certain Factors To Be Considered Prior To Voting

     HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY CONSIDER THE RISKS SET FORTH IN ARTICLE VI HEREIN PRIOR TO ACCEPTING OR REJECTING THE PLAN.

P.   Voting And Confirmation

     The Classes entitled to vote shall have accepted the Plan if (1) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class, as applicable, have voted to accept the Plan and (2) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class, as applicable, have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek Confirmation of the Plan at the Confirmation Hearing scheduled to commence on [MONTH DAY], 2006 at [_ :_] [A/P].m. prevailing Eastern Time, before the Bankruptcy Court. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Class of Claims that is Impaired under the Plan.

     THE DEBTORS WILL SEEK CONFIRMATION OF THE PLAN UNDER SECTION 1129(B) OF THE BANKRUPTCY CODE WITH RESPECT TO ANY IMPAIRED CLASSES PRESUMED TO REJECT THE PLAN, AND THE DEBTORS RESERVE THE RIGHT TO DO SO WITH RESPECT TO ANY OTHER REJECTING CLASS OR TO MODIFY THE PLAN.

     The Bankruptcy Court has established [MONTH DAY], 2006 (the "Voting Record Date"), as the date for determining which Holders of Claims and Equity Interests are eligible to vote on the Plan. Ballots, along with this Disclosure Statement, the Plan and the Solicitation Procedures Order, will be mailed to all registered Holders of Claims as of the Voting Record Date that are entitled to vote to accept or reject the Plan. A return envelope will be included with Ballots, as appropriate. Beneficial Holders of Claims or Equity Interests who receive a return envelope addressed to their bank, brokerage firm or other nominee or its agent (each, a "Nominee") should allow sufficient time for their votes to be received by the Nominee and processed on a Master Ballot before the Voting Deadline, as defined below.

     The Debtors have engaged Kurtzman Carson Consultants L.L.C. as their "Solicitation Agent" to assist in the voting process. The Solicitation Agent will answer questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The address for the Solicitation Agent is:

               Collins & Aikman Solicitation
               c/o Kurtzman Carson Consultants L.L.C.
               12910 Culver Boulevard, Suite I
               Los Angeles, California 90066

     If you have any questions on voting procedures, please call the Solicitation Agent at the following toll free number: (888) 201-2205.

     TO BE COUNTED, BALLOTS (OR MASTER BALLOTS OF THE RESPECTIVE NOMINEE HOLDER, IF APPLICABLE) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AGENT NO LATER THAN 4:00 P.M. PREVAILING EASTERN TIME ON [MONTH DAY], 2006 (THE "VOTING DEADLINE"). ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED.

     THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS. THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN.

                                   ARTICLE II
                               GENERAL INFORMATION

     The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, for use in the solicitation of votes on the Plan dated August 30, 2006, which is attached as APPENDIX A hereto.

     This Disclosure Statement sets forth certain information regarding the Debtors' prepetition history, significant events that have occurred during the Chapter 11 Cases and the anticipated reorganization and post-reorganization operations and financing of the Reorganized Debtors. This Disclosure Statement also describes the terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of Confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the voting procedures that Holders of Claims must follow for their votes to be counted.

     FOR A DESCRIPTION OF THE PLAN AND VARIOUS FACTORS TO BE CONSIDERED PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS, SEE ARTICLES IV AND VI HEREIN.

     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE DEBTORS' CHAPTER 11 CASES AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. THE INFORMATION INCLUDED HEREIN IS FOR PURPOSES OF SOLICITING ACCEPTANCE OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS THAT ARE ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

A.   Description Of The Debtors' Businesses

     1.   Corporate Structure

     The Debtors consist of Collins & Aikman Corporation, a Delaware corporation, Collins & Aikman Products Co., a Delaware corporation, and 36 direct and indirect wholly-owned subsidiaries of Collins & Aikman Products Co., all of which are incorporated or organized in the United States. In addition, Collins & Aikman Corporation has direct and indirect wholly-owned subsidiaries incorporated or organized in Canada and Mexico that were not included in the Debtors' Chapter 11 Cases. Each of these non-filing entities is continuing normal business operations. The Debtors also had direct and indirect subsidiaries incorporated or organized in Europe that were not included in the Debtors' Chapter 11 Cases. As discussed below, substantially all of the assets of these European affiliates were sold through European restructuring proceedings and the remaining assets are being liquidated in those proceedings. The Debtors also have minority equity interests in a number of non-wholly owned subsidiaries, none of which is included in the Debtors' Chapter 11 Cases.

     Attached as APPENDIX E hereto are three organizational charts of Collins & Aikman Corporation and its subsidiaries. The first chart shows the Debtors' corporate structure as of the Petition Date. The second chart shows the Debtors' corporate structure as of the date that this Disclosure Statement is filed. The third chart shows the Debtors' proposed post-Effective Date corporate structure.

     2.   The Debtors' Businesses

          a.   Introduction

     The Debtors are a leader in designing, engineering and manufacturing automotive interior components, primarily consisting of instrument panels and cockpit modules, door panels, flooring products and acoustic systems and convertible roof systems. The Debtors sell their products directly to vehicle manufacturers as well as to other automotive parts suppliers. The Debtors' corporate offices and engineering, research and design activities are currently headquartered in Southfield, Michigan. The Debtors have approximately 13,800 employees in North America and operate 45 manufacturing or assembly facilities located in the United States, Canada and Mexico. In addition, the Debtors have several other offices and engineering centers in North America, including the home office of the Soft Trim segment located in Albermarle, North Carolina and a sales office in Japan to service their customers in Asia.

     Collins & Aikman Corporation was incorporated in 1988 and conducts all of its operating activities through its wholly-owned subsidiary Collins & Aikman Products Co., predecessors of which have been in operation since 1843. The Debtors and their non-Debtor subsidiaries are the product of a series of acquisitions designed to create a competitive tier I supplier capable of supplying the major hard-trim and soft-trim components of a vehicle's interior. In 2001, the Debtors completed the following three significant acquisitions that approximately doubled the size of the Debtors:

     - Becker Group L.L.C., a supplier of plastic components to the automotive industry, was acquired on May 16, 2001, at a transaction value of approximately $330 million;

     - Joan Automotive Fabrics and Western Avenue Dyers, L.P., a supplier of body cloth to the automotive industry with yarn dyeing capabilities, was acquired on September 24, 2001, at a transaction value of approximately $360 million; and

     - Textron Automotive Company's Trim division, one of the largest suppliers of instrument panels, fully-assembled cockpit modules and exterior trim components with operations in North America, Europe and South America, was acquired on December 20, 2001, at a transaction value of approximately $940 million.

     The Debtors hold leading market share positions in their primary product areas in North America. The Big 3 (collectively, DaimlerChrysler, Ford and General Motors) accounted for approximately 80% of the Debtors' revenues in 2005, while foreign-based Honda, Nissan and Toyota, together with several tier I suppliers, accounted for the remaining 20%.

          b.   Business Segments

     The Debtors now operate in two business segments: Plastics and Soft Trim.

               (i)  Plastics

     The Debtors manufacture a wide range of plastic based automotive interior products, including instrument panels and instrument panel components, door panels, consoles and various other trim components. The Debtors also manufacture plastic based automotive exterior products consisting of front and rear bumper fascias, wheel flares and cladding. In addition, the Debtors assemble and sequence the delivery of complex systems and modules that incorporate these products as well as products from other suppliers. These product assemblies include cockpits, door modules and front and rear fascia modules. The following is a more detailed description of the major products produced by the Debtors' Plastics segment:

     - Instrument Panels. As the most prominent and structurally important plastic component in the vehicle, the instrument panel occupies the most important piece of "real estate" in the interior. The Debtors are the leading instrument panel supplier in North America. The Debtors own significant proprietary and patented technology that is used in the development and production of instrument panels.

     - Cockpits. The Debtors are also a leading North American supplier of cockpits. The Debtors' market position in instrument panels combined with their knowledge of and experience in the design and manufacture of other plastic components have enabled the Debtors to become a leader in the assembly and supply of fully integrated instrument panel systems referred to as cockpits. These cockpits are assembled in locations near the OEMs' assembly plants and delivered in sequence on a just-in-time basis to these customers. The Debtors purchase from outside suppliers various other parts that make up a fully assembled cockpit module, including radios, wire harnesses, cross-vehicle beams and steering columns.

     - Door Panels. The Debtors are also a leading supplier of door panels in North America. Like cockpits, door panels represent an important styling element within the vehicle's interior. Door panels are supplied as a base substrate or as integrated modules that consist of several component parts attached to the substrate by various methods. Specific components may include vinyl or cloth-covered appliques, armrests, radio speaker grilles, map pocket compartments, carpet and sound-reducing insulation. In addition, door panels often incorporate electrical and electronic products, including switches and wire harnesses. Upon assembly, each component must meet precise fit, finish and color match requirements.

     - Exteriors. Exterior trim components include plastic molded fascia systems, bodyside cladding, signal lamps, cowl grilles and wheel flares. The Debtors have taken advantage of the systems integration trend in the exterior trim product market by producing and assembling fascia modules with radiator grilles, energy absorbers, trim moldings and lamps to be delivered in sequence directly to the OEMs' assembly line.

               (ii) Soft Trim

     Through their Soft Trim segment, the Debtors manufacture a variety of automotive carpet and acoustics products and convertible roof systems. Their carpet products include carpet, accessory mats and alternative molded flooring. The Debtors' acoustic products, used to control noise and vibrations, include absorbing materials, damping materials and engine compartment and interior insulators. The following is a more detailed description of the major products produced by the Soft Trim segment:

     Carpet & Acoustics. Carpet and acoustics products include molded non-woven and tufted carpet, alternative molded flooring, accessory mats and acoustics systems consisting of absorbing materials, damping materials, engine compartment noise vibration and harshness systems and interior insulators. The Debtors evolved from a North American carpet producer to become a market leader in a broad range of automotive floor systems, luggage compartment trim, dash insulators and other acoustic products. While acoustical products are often combined with molded floor carpet to provide complete interior floor systems, there are four separate carpet and acoustics product categories:

     - Molded Floor Systems. Molded floor systems consist of thermoformed compression molded carpets. These carpets are provided with a barrier or an absorptive noise, vibration and harshness (NVH) system. The barrier system includes polyethylene, barrier back and a fiber underlay system or a foam-in-place system. Additional products include Tuflor(TM), a durable and washable proprietary thermoplastic flooring product. The products in molded floor systems are highly engineered, and their manufacture requires a high degree of precision. The Debtors are the number one producer of molded floor and acoustic systems in the North American market.

     - Luggage Compartment Trim. The other major carpeted area of the vehicle is the luggage compartment, which includes one-piece molded trunk systems and assemblies, wheelhouse covers and center pan mats, seatbacks, tireboard covers and other trunk trim products. The Debtors are a leading supplier of luggage compartment trim in the North American market.

     - Accessory Floormats. The Debtors manufacture automotive accessory floormats and cargo mats by adhering rubber backing to tufted carpet and adding aesthetic and practical features such as the appearance of hand-sewn edges and patented moisture trapping construction. Largely due to this product differentiation, the Debtors have become the largest fully integrated auto floormat producer in North America.

     - Acoustical Products. Acoustical products include: interior dash insulators that insulate the passenger compartment from engine compartment noise and heat; damping materials that control noise in the floor, overhead systems and sides of the vehicle; and engine compartment NVH systems. Consumer demand for increased performance and quality improvements has driven the need for enhanced acoustical properties and better sound field engineering across all vehicle segments.

     Convertible Roof Systems. The Debtors are a vertically integrated full service supplier of convertible roof systems. They design, engineer and manufacture all aspects of a convertible roof including the framework, trim set, backlights, well slings, tonneau covers and power actuating system. Recently, OEMs have been increasing the number of convertible and open-roof derivative vehicles on both existing and new platforms. The Debtors believe this trend will continue to drive demand for convertibles and other innovative open roof systems. On January 13, 2006, Wilhelm Karmann GMBH filed a lawsuit against Dura Convertible Systems, Inc., an indirect, wholly-owned subsidiary of Collins & Aikman Corporation, alleging patent infringement with respect to a product manufactured by the Debtors. On March 30, 2006, ASC Incorporated filed a lawsuit against Dura Convertible Systems, Inc., alleging patent infringement with respect to a product manufactured by the Debtors. For a discussion of the patent litigation, see Article III.F.4 herein.

          c.   Product Development, Sales And Program Management

     The Debtors are strengthening their organizations that interface with customers by combining sales and program management and restructuring their product development and engineering function. These functions are working in a highly integrated manner to ensure a customer-focused approach to the commercial and engineering activities.

     The new sales and program management organization is focusing on improving customer relations, strategically pursuing new business as a solution provider, strengthening the Debtors' quote process and using superior program management as a competitive advantage. At the same time, the Debtors' engineering and product development group will build upon the Debtors' already-strong technology portfolio with a new product innovation team and will revamp its product design and review processes to ensure the design and delivery of quality, cost effective solutions for the Debtors' customers

     By combining sales and program management, the Debtors provide their customers clear, single-point accountability for a program's success. This strengthened commercial organization will pursue and quote new business based upon well-defined customer and product line strategies, which include capitalizing on the Debtors' leadership position in soft trim and cockpit design and growing their business with Asian-based OEMs. The commercial team will work cross-functionally with manufacturing, product development and purchasing to ensure new quotes offer value to the Debtors' customers while providing appropriate financial returns for the Debtors.

     The commercial effort is supported by design and manufacturing engineers who work closely with the Debtors' sales teams and the OEMs from the preliminary design to the manufacture and supply of the final product. The restructured product development and engineering organization will focus on adding value and providing solutions for the Debtors' customers through innovations in material construction, product design, engineering and styling. Through streamlined design and engineering processes, the Debtors hope to distinguish themselves by bringing new products to market more quickly than their competitors. In addition, the Debtors have established an innovation or 'skunk works' team that is responsible for anticipating consumers' needs and generating new product ideas based on consumer research and focus groups. This team will create prototypes of these product ideas to share with the Debtors' customers, creating a 'pull' for such new product features with these customers. The Debtors' strengthened engineering organization also is intended to improve its engineering change process with the Debtors' customers to help manage and minimize the cost of delay associated with engineering changes and to ensure proper reimbursement for changes that do occur.

     To effectively develop automotive interior systems, it is necessary to have broad capabilities in the engineering, research, design, development and validation of the interior components, systems and modules being produced. The Debtors conduct and coordinate research and development at their various design and technology centers located throughout the United States. At these centers, the Debtors design, develop and engineer products to comply with applicable safety standards, meet quality and durability standards, respond to environmental conditions and conform to customers' aesthetic and acoustic requirements.

          d.   Manufacturing

     The Debtors have focused on combining smaller manufacturing plants into larger scale plants that have efficient layouts. The Debtors' manufacturing facilities are driven by product segment. Within each segment, however, the facilities possess cross-disciplinary manufacturing expertise. Facilities within the Plastics segment have the ability to form and assemble multi-material combinations of hard-molded plastics, slush-molded soft skins and surfaces. Soft Trim segment facilities have the ability to produce a combination of carpet, foam, insulation and other trim materials. Additionally, the Debtors possess expertise in a variety of secondary manufacturing processes such as stamping, welding, machining and painting of components. Assembly and sequencing of manufactured components and modules is performed throughout the Debtors' operations.

     The Debtors also possess advanced process technologies (such as slush-molded skinning for high-end instrument panels, thermoplastic casting and "molded-in" color), decoration-insert capability and overall plastic manufacturing discipline and acumen.

          e.   Technology And Intellectual Property

     In many cases, the Debtors seek patent or other statutory protection for strategic or financially important intellectual property developed in connection with their businesses. Moreover, certain intellectual property is protected by contracts, licenses, confidentiality or other agreements.

     The Debtors own numerous United States and foreign patents (and their respective counterparts), the more important of which cover those technologies and inventions embodied in current products or the manufacture of those products. While the Debtors believe patents are important to the business operations and in the aggregate constitute a valuable asset, no single patent, or group of patents, is critical to the success of the Debtors' businesses.

     Most works of authorship produced for the Debtors, such as computer programs, corporate and sales literature, carry appropriate notices indicating the Debtors' claim to copyright protection under United States law and appropriate international treaties.

          f.   Competition

     The Debtors conduct their businesses in a highly competitive and complex industry. The automotive parts industry principally involves the supply of systems, modules and components to vehicle manufacturers for assembly into new vehicles. Additionally, suppliers provide components to other suppliers for use in their product offerings. Customers rigorously evaluate suppliers on the basis of product, quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, leanness of facilities, operational flexibility, customer service and overall management. Some competitors may have greater financial resources than the Debtors or a competitive advantage in the production of any given product that the Debtors manufacture, and there can be no assurance that the Debtors will be able to successfully compete in the markets for the products that they currently provide.

     The Debtors' complete product portfolio is broad by current industry standards. No other supplier competes across the full range of the Debtors' product offerings. The Debtors do, however, have significant competition, on an individual product basis, from a number of different suppliers. The Debtors' major independent competitors in the various product markets include Lear Corporation, Johnson Controls, Inc., Magna International Inc. (Intier Automotive Interiors and Car Top Systems), Delphi Corporation, Visteon Corporation, Automotive Components Holdings LLC, Faurecia SA, Plastech Engineered Products, Inc., Cadence Innovation LLC, Rieter Holding AG, HP Pelzer Automotive Systems, Inc., ASC Incorporated and Viam Manufacturing Inc. In addition, many of the Debtors' major competitors are attempting to implement their own restructuring initiatives both in and outside of bankruptcy. Such restructuring initiatives of the Debtors' competitors, if successful, could negatively impact the Debtors.

          g.   Automotive Part Supplier Industry

     The automotive part supplier industry provides systems, modules and components to vehicle manufacturers for assembly into new vehicles. Historically, large vehicle manufacturers operated internal divisions to provide a wide range of parts for their vehicles. More recently and on an accelerated basis, vehicle manufacturers have moved towards a competitive sourcing process for a wide range of automotive parts as they seek lower-priced, higher-technology and more innovative products.

     The following key trends have been affecting the automotive part supplier industry over the past several years:

     - Shift in market share from domestic OEMs. The market share shift from domestic to foreign OEMs (primarily Toyota, Nissan and Honda) has had a dramatic impact on domestic automotive part suppliers. The resulting reduced vehicle volumes have directly impacted revenues and cash flows of many domestic suppliers and created significant excess manufacturing and sequencing capacity. This dynamic has led many suppliers to agree to reduced pricing on new programs so as to absorb idle capacity, further constraining already tight margins.

     - Ongoing industry consolidation. The automotive parts industry is consolidating as suppliers seek to achieve operating synergies through business combinations, removing excess capacity, acquiring complementary technologies, building stronger customer relationships and following their customers to new locations as such customers restructure operations to improve their overall cost structure.

     - Increasing vehicle manufacturer demand for modules and systems. To simplify assembly and design processes and reduce costs, vehicle manufactures increasingly require their large-scale suppliers to provide fully-engineered systems and pre-assembled combinations of components rather than individual components. Vehicle manufacturers also increasingly require the support of multiple products on any given assembly line, driving the need for suppliers to be able to handle extremely complex modules and systems consisting of multiple components.

     - Design of several model derivatives from a single vehicle platform or architecture. Vehicle manufacturers have moved to designing and producing multiple vehicle models from a single vehicle platform. This is accomplished by varying the design of high profile components to create different vehicle models and standardizing other components across the platform to reduce the overall cost of design and manufacture of each model.

     - Increased competitive intensity and market pressures on vehicle manufacturers. Vehicle manufacturers are under increasing pressure to adjust to changing consumer preferences and to incorporate technological advances. As a result, they are shortening product development times to introduce vehicles and features that match prevailing consumer preferences.

     - Increased cost and pricing pressures. Automotive suppliers have experienced increased costs and significant downward pricing pressure as a result of a number of factors. Some of the primary factors include additional responsibilities that suppliers are expected to absorb related to engineering and design, warranty coverage and support for the customers' entry into new global markets while, at the same time, having to absorb the impact of year-over-year price reductions, increased raw material costs, rising health care costs and decreased vehicle volumes for the domestic OEMs.

     - Growing perceived quality and acoustical performance requirements. The quality of surface materials and execution of manufacturing techniques in vehicles continues to improve, largely driven by demand for greater levels of craftsmanship from the end consumer. Additionally, the need to control the noise and vibration in the passenger compartment has increased for all vehicle types from luxury to entry-level vehicles.

          h.   Employees

     As of August 29, 2006, the Debtors had approximately 13,800 active employees, of which approximately 56% are represented by various labor organizations. These labor organizations include, but are not limited to, the Canadian Auto Workers (CAW), the International Brotherhood of Teamsters (IBT), the United Auto Workers (UAW) and the United Steel Workers (USWA). Labor contracts between the Debtors and the labor organizations vary by location. As of August 29, 2006, the employee groups and number of employees were as follows:

                          APPROXIMATE
            APPROXIMATE    NUMBER OF     APPROXIMATE
             NUMBER OF       HOURLY       NUMBER OF      TOTAL
              SALARIED     NON-UNION    HOURLY UNION   NUMBER OF
 SEGMENT     EMPLOYEES     EMPLOYEES      EMPLOYEES    EMPLOYEES
 -------    -----------   -----------   ------------   ---------
Corporate        704            21             --           725
Plastics       1,068           495          6,323         7,886
Soft Trim        643         3,068          1,222         4,933
               -----         -----          -----        ------
Total          2,415         3,510          7,890        13,760
               =====         =====          =====        ======

     As part of the wind-down of the Fabrics business described more fully in
Article III.G.1 herein, approximately 1,100 of the employees included in the above statistics will cease to be employed by the Debtors.

B.   Pre-Petition Capital Structure Of The Debtors

     1.   Collins & Aikman Corporation

          a.   Prepetition Facility

     As of the Petition Date, the Debtors' operations were financed, in part, by a Senior Secured Credit Facility (the "Prepetition Facility") pursuant to a Senior Secured Credit Agreement, dated December 20, 2001, and amended and restated as of September 1, 2004, by and among Collins & Aikman Corporation and substantially all of its domestic direct and indirect subsidiaries (collectively the "Guarantor Parties"), and a syndicate of lending institutions led by JPMorgan Chase Bank, N.A. ("JPMorgan") as administrative agent (the "Agent"). The Prepetition Facility was secured by substantially all of the assets of Collins & Aikman Corporation, Collins & Aikman Products Co. and certain of Collins & Aikman Products Co.'s subsidiaries.

     The Prepetition Facility was comprised of a $473 million Tranche B-1 term loan with a stated maturity date of August 31, 2011, a $170 million supplemental revolving credit facility (which included $56.3 million of undrawn letters of credit as of the Petition Date) that had a stated maturity date of August 31, 2009 and a $105 million revolving credit facility that also had a stated maturity dated of August 31, 2009. As of the Petition Date, there was approximately $748 million outstanding under the Prepetition Facility (plus accrued and unpaid interest).

          b.   Common Stock

     As of May 17, 2005, Collins & Aikman Corporation had 83,630,087 shares of common stock outstanding.

          c.   Foreign Debt

     While the majority of the Debtors' foreign operations were funded through Collins & Aikman Products Co., the foreign subsidiaries (all of which are non-Debtors) had approximately $3.5 million of funded debt as of the Petition Date.

     2.   Collins & Aikman Products Co.

          a.   The Indentures

     On December 20, 2001, Collins & Aikman Products Co. issued $500 million in aggregate principal amount of 10 3/4% Senior Notes, due 2011 (the "Senior Notes"). BNY Midwest Trust Company serves as indenture trustee to the Senior Notes. The Guarantor Parties have guaranteed the Senior Notes on a senior unsecured basis. As of the Petition Date, there was approximately $500 million in aggregate principal amount outstanding under the Senior Notes with accrued and unpaid interest of approximately $20.7 million.

     On August 26, 2004, Collins & Aikman Products Co. issued $415 million in aggregate principal amount of 12 7/8% Senior Subordinated Notes, due August 15, 2012 (the "Senior Subordinated Notes"). Law Debenture Trust Company of New York serves as indenture trustee under the Senior Subordinated Notes. The Guarantor Parties have guaranteed the Senior Subordinated Notes on a senior unsecured basis. As of the Petition Date, there was approximately

$401 million in aggregate principal amount outstanding under the Senior Subordinated Notes with accrued and unpaid interest of approximately $13.4 million.

          b.   Receivables Facility

     Before the Petition Date, Collins & Aikman Products Co. had an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to Carcorp, Inc. ("Carcorp"), a wholly-owned, bankruptcy-remote, special purpose subsidiary under an accounts receivable securitization facility (the "Receivables Facility"). From time to time, subject to certain conditions, Carcorp sold an undivided fractional ownership interest in a pool of up to $250 million worth of domestic and certain Canadian receivables to a committed facility provided by General Electric Credit Corporation ("GECC"). The Receivables Facility was originally set to mature in December 2004. In December 2004, GECC and Collins & Aikman Products Co. agreed to extend the Receivables Facility until March 2006 and amend certain provisions thereof. Until the Petition Date, the Receivables Facility was an important source of ongoing liquidity to Collins & Aikman Products Co. As of the Petition Date, there was approximately $127 million outstanding under the Receivables Facility and, at such time, it was fully drawn relative to available collateral. For a description of the current status of the Receivables Facility, see Article III.E.2 herein.

          c.   Preferred Stock

     As of May 17, 2005, Collins & Aikman Products Co. had 56,218 shares of Series A Redeemable Preferred Stock outstanding and 143,700 shares of Series B Redeemable Preferred Stock outstanding. All shares of the Collins & Aikman Products Co. preferred stock are held by Textron Holdco Inc.

C.   Directors Of Collins & Aikman Corporation

     The following persons comprise the current Board of Directors of Collins & Aikman Corporation:

NAME
Dean Robert C. Clark
Marshall A. Cohen
Stephen F. Cooper
David C. Dauch
Anthony Hardwick
Richard C. Jelinek
Timothy D. Leuliette
Leonard LoBiondo
Frank E. Macher
Sen. Warren B. Rudman

     On the Petition Date, Messrs. J. Michael Stepp, W. Gerald McConnell and Daniel P. Tredwell served as directors of Collins & Aikman Corporation. Mr. Stepp resigned effective April 27, 2006, and Messrs. McConnell and Tredwell resigned as of May 10, 2006. Prior to their tenure with the Debtors, each of these former directors had served in a senior management capacity with Heartland Industrial Partners LP, the company's majority shareholder, and Mr. Tredwell was one of Heartland's co-founders.

D.   Management Of The Debtors

     The management team of the Debtors is comprised of highly capable professionals with substantial automotive and other applicable industry experience. Information regarding certain of the executive officers of the Debtors is as follows:

NAME                                               POSITION
----                                               --------
Frank Macher      President and Chief Executive Officer
Tim Trenary       Executive Vice President, Chief Financial Officer and Treasurer
Millard King      President of Soft Trim
Jim Wynalek       President of Plastics
Mary Ann Wright   Executive Vice President of Engineering and Commercial
Stacy Fox         Executive Vice President, Chief Administrative Officer and General Counsel

     Frank Macher. Mr. Macher has been President and Chief Executive Officer since July 2005. Mr. Macher has 40 years of automotive industry experience and served from 2001 to 2004 as the Chairman of the Board and Chief Executive Officer of Federal-Mogul Corporation, a $6.3 billion global automobile component manufacturer. During his tenure with Federal-Mogul, prior to and during Federal-Mogul's chapter 11 cases, Mr. Macher engineered approximately $600 million in cost savings and substantial EBITDA improvement. From 1997 to 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a $6.2 billion global automotive parts supplier. During his tenure with ITT Automotive, Mr. Macher oversaw a spin-off of operations that generated approximately $3.7 billion for ITT Automotive. Mr. Macher worked for Ford from 1966 to 1997, during which time he served as Vice President of Ford's Automotive Components division, which generated approximately $11.5 billion per year in sales.

     Tim Trenary. Mr. Trenary joined the Debtors in September 2005 as Treasurer and was subsequently promoted to Chief Financial Officer in February 2006. Prior to joining the Debtors, Mr. Trenary most recently served as Finance Director for South America and Director of Financial Services and Processes at Federal-Mogul Corporation, where he provided financial leadership to management of the company's South American powertrain, friction and lighting businesses and was responsible for the finance and accounting shared service centers in North America and Europe. Prior to this position, he served as the Director of Reorganization, Finance & Administration while the company was seeking relief from asbestos liability under chapter 11 of the Bankruptcy Code. He holds a Bachelor of Arts in Accounting from Michigan State University and a Master of Business Administration from University of Detroit.

     Millard King. Mr. King has been President of Soft Trim since August 2003. Mr. King began his career with the Debtors as an Industrial Engineer in 1971 and has served in a number of senior planning, manufacturing and operational leadership roles during his 35-year tenure with the Debtors. He has worked in all aspects of the soft trim industry.

     Jim Wynalek. Mr. Wynalek joined the Debtors in December 2005 as Executive Vice President and Chief Technology Officer and was subsequently promoted to President of Plastics in July 2006. From 2001 to 2004, Mr. Wynalek was Vice President of Engineering and Quality at Dell Computer. From 1973 to 2001, he held a variety of senior executive roles at Ford and Visteon, including General Manager of a manufacturing division.

     Mary Ann Wright. Ms. Wright has been Executive Vice President of Sales and Program Management since February 2006. Ms. Wright joined the Debtors from Ford where she most recently served as Director of Sustainable Mobility Technologies and Hybrid Vehicle Programs. She began her career at Ford in 1988, holding a variety of positions in finance, product and business planning and engineering. Ms. Wright holds a bachelor's degree in Economics and International Business from the University of Michigan, a Master of Science degree in Engineering from the University of Michigan and a Master of Business Administration degree from Wayne State University.

     Stacy Fox. Ms. Fox has been Executive Vice President, Chief Administrative Officer and General Counsel since August 2005. Prior to joining the Debtors, Ms. Fox served as the Executive Vice President, General Counsel and Senior Vice President of Corporate Transactions and Legal Affairs at Visteon Corporation, where she was one of six members of the Chairman's Strategy Council and Secretary of the company's Board of Directors. Previously, Ms. Fox served as General Counsel and Group Vice President of Johnson Controls' Automotive Systems Group and as an Associate Attorney at Mintz Levin Cohn Ferris Glovsky & Popeo, P.C. in Boston, Massachusetts. She is a graduate of the University of Michigan Law School.

                                  ARTICLE III.
                              THE CHAPTER 11 CASES

A.   Events Leading To The Chapter 11 Cases

     The automotive part supplier industry is characterized by significant overcapacity and fierce competition. In the period leading up to the Petition Date, a series of developments resulted in a reduction of the Debtors' liquidity position, thereby limiting its ability to meet near-term payment obligations and restricting its ability to continue to pursue necessary growth and development initiatives. The worsening liquidity problem was exacerbated by the fact that the Debtors' concentrated customer base, largely comprised of DaimlerChrysler, Ford and General Motors, were in the process of scaling back production due to significant market share shifts, increasing the demands on the Debtors for further pricing concessions. This loss of business from major customers, combined with a reduction in accelerated payment programs by customers and pricing concessions, further reduced sales and hurt liquidity. Competitive forces and pricing pressures also contributed to the Debtors' losses.

     In the years immediately preceding the Petition Date, the Debtors suffered significant losses. In 2003, the Debtors reported a net loss of $57.5 million on net sales of $4.0 billion. In 2004, the Debtors reported a net loss of $800.1 million on net sales of $3.9 billion. Reflective of a downturn in the automotive parts supplier marketplace, the Debtors' financial condition deteriorated further in the first six months of 2005 and the Debtors experienced net losses of $117.0 million for the first six months of calendar year 2005 on six month net sales of $2.0 billion.

     The Debtors are significantly affected by the cyclical industry in which they compete and the level of vehicle production in North America. The traditional domestic auto-industry OEMs that make up a majority of the Debtors' revenues, have lost market share in recent years to foreign competition.

     The Debtors believe the following significant issues, among others, substantially contributed to the deterioration of the Debtors' financial performance:

     1.   Increasing Commodity Prices

     The Debtors' liquidity problems were also fueled by increases in certain commodity prices from their suppliers. Many of the Debtors' sales contracts required that they provide products at predetermined prices and that , in some cases, these prices decline over the course of the contracts. In 2004 and 2005, the Debtors experienced significant price increases of many of their raw material inputs, such as polypropylene, polyurethane, TPO, ABS, polyester and nylon. These raw material cost increases resulted in reduced margins because the Debtors were unable to pass these material cost increases on to their customers.

     2.   Pressure From The Debtors' Leveraged Structure

     In recent years, the Debtors made a series of debt-financed acquisitions. Due to market factors described above, leverage and the failure of these acquisitions to produce expected gains, it became increasingly difficult for the Debtors to meet their debt service obligations from their operations. Moreover, covenant restrictions in certain of their debt instruments restricted the Debtors from raising capital to fund their operations in addition to the approximately $1.6 billion of funded debt obligations as of the Petition Date.

     At the same time, to secure new business in the automotive parts supplier industry, it has become increasingly important for auto parts suppliers to expend significant amounts of capital for engineering, development, tooling and other costs and to seek to recoup these costs through pricing over time. Without the capital to finance these necessary investments, the Debtors' ability to maintain future operations became increasingly uncertain.

     Moreover, in the second half of 2004, certain of the OEMs gave notice that they were terminating their accelerated payment programs for all of their suppliers, including the Debtors. The termination of these programs had a material adverse impact on the Debtors' short-term liquidity position by pushing back the dates by which the Debtors received future payments. Although the Debtors responded with greater utilization of the Receivables Facility, the termination of the OEMs nevertheless significantly affected liquidity.

     3.   Difficulty In Integrating Numerous Acquired Businesses

     The Debtors have devoted considerable efforts beginning in 2001 to integrate numerous acquired companies. On the Petition Date, recent acquisitions accounted for 48 of the Debtors' 102 plants and facilities and approximately 50% of the Debtors' employees. A combination of factors impeded the Debtors' ability to integrate effectively these acquisitions and achieve aniticipated efficiencies and economies of scale, including: (a) rapid, large and complex acquisitions; (b) geographic location of certain acquired companies in countries where the Debtors did not previously maintain operations; and (c) higher than anticipated management turnover.

     4.   Pressure From Customers

     An increasingly competitive vehicle production environment for domestic OEMs in recent years led to a decline in the market share and overall production of the Debtors' largest North American customers. In 2004, combined automotive production in North America by General Motors and Ford declined by approximately 10%. Because the Debtors typically supply their customers on a requirements basis, the decreased production by the Debtors' customers had a direct impact on the Debtors' revenue and cash flows. Given the Debtors' dependence on domestic OEMs, competitive pressures on domestic OEMs necessarily affected the Debtors.

     OEMs responded to market pressures, in part, by asking suppliers, including the Debtors, to lower prices. Throughout 2004, OEMs in the automotive industry demanded price decreases and givebacks in the range of 3% to 4%. Certain of the Debtors' competitors, responding to overcapacity in the industry brought on by a decline in overall sales, lowered prices to maintain volume and utilization, which further pressured the Debtors to lower prices. Furthermore, in an attempt to maintain business, restore strained relations with the Debtors' customers and compete for new programs, prior management negotiated contracts with the Debtors' customers for certain programs that ultimately were determined to be uneconomical.

     5.   Pressure From Market Forces

     Due to their leveraged capital structure and their customers' elimination of accelerated payment programs, the Debtors heavily relied on their Receivables Facility to generate cash for their operations. In May 2005, however, Standard & Poor's simultaneously downgraded the credit ratings of Ford and General Motors to below investment grade status. This downgrade resulted in a change in the Debtors' receivables concentration limits relative to these customers and, consequently, required a partial paydown of the Receivables Facility and reduced ongoing availability under the Receivables Facility. While the Debtors obtained a waiver and amendment to their Receivables Facility to address these immediate liquidity issues, they continued to face long-term liquidity challenges.

     In addition, the Debtors were fully drawn under their Prepetition Facility and needed a similar covenant waiver under the Prepetition Facility to ultimately secure the Receivables Facility waiver. The Debtors announced that they would seek such a waiver to their Prepetition Facility and more favorable payment terms from the downgraded customers to further benefit liquidity prior to the final phase-in of the amended Receivables Facility terms, but cautioned that even with more favorable terms, the modified terms of the Receivables Facility would remain a challenge for the Debtors. Ultimately, the Debtors had insufficient liquidity to meet their imminent debt obligations.

B.   Initiation Of The Chapter 11 Cases

     On May 17, 2005, the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors continue to conduct their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The following is a general summary of the Chapter 11 Cases, including, without limitation, the events preceding the chapter 11 filings, the stabilization of the Debtors' operations following the chapter 11 filings, the Debtors' restructuring initiatives since the chapter 11 filings and the Debtors' business plan. No trustee or examiner has been appointed in these cases. On the Petition Date, the Bankruptcy Court entered an order jointly administering these cases pursuant to Bankruptcy Rule 1015(b).

C.   Appointment Of The Creditors Committee

     On May 24, 2005, the United States trustee appointed the Creditors Committee pursuant to section 1102 of the Bankruptcy Code. The members of the Creditors Committee currently include: Barclays Capital; BNY Midwest Trust

Company; Delphi Corporation; UAW; Law Debenture Trust Company of New York; Pension Benefit Guaranty Corporation; The Brown Corporation of America; Third Avenue Trust; and USWA. The Creditors Committee retained Akin, Gump, Strauss, Hauer & Feld and Butzel Long PC as its legal advisors, Alvarez & Marsal, LLC as its operational and strategic advisor and Chanin Capital Partners, LLC as its investment bankers.

     Since the formation of the Creditors Committee, the Debtors have consulted with the Creditors Committee concerning all aspects of the Chapter 11 Cases. The Debtors have kept the Creditors Committee informed about their operations and the Creditors Committee has, together with the Debtors' management and advisors, participated actively in, among other things, a review of the Debtors' business plan and operations. Additionally, the Debtors and their advisors have met with the Creditors Committee and its advisors on myriad occasions, including in connection with the negotiation of the Plan.

D.   Debtors' Stabilization Initiatives

     The difficult situation in which the Debtors' Professionals and the new management found themselves is well known to the Debtors' major constituencies. The Debtors' restructuring professionals were introduced to the Debtors' situation approximately 72 hours before the chapter 11 filings with the Debtors facing a number of extremely difficult hurdles. The Professionals did not have the weeks or months typical to prepare a large and complex bankruptcy case for a chapter 11 filing.

     Before the Petition Date, the Debtors had been operating with almost no working capital, had no source of liquidity and were leveraged. At the time of the Debtors' chapter 11 filings, among other things, the Debtors had a negative cash balance and faced imminent interruptions in production. Numerous vendors had stopped shipping product and inventories were nearly depleted. Cash was needed on an immediate basis to continue operations. Cash management systems were in disarray. Further, the Debtors' organizational structure had been flattened to the point that key personnel were absent from critical management areas. Without the benefit of any so-called critical vendor program, the Debtors had to convince vendors to continue to ship products so that the Debtors could continue to operate.

     The Debtors' internal problems described above were further exacerbated by a number of external forces outside of their control. Raw material costs, in particular resin and steel, continued to increase. For the most part, the Debtors had no contractual right to pass these costs on to their customers. Additionally, the automotive industry is generally in a very difficult cycle. This has led customers to demand price decreases (while the Debtors are seeking price increases) and Debtors' suppliers are less willing to extend credit.

     The situation was further complicated by the fact that the Debtors had identified certain accounting irregularities that they expected could result in restatements of historical financial results and had initiated an independent investigation into these irregularities. These circumstances created significant uncertainty as to the integrity and reliability of the Debtors' books, records, internal financial statements and previous SEC filings. This directly impaired the Debtors' professionals in their efforts to develop an understanding of the facts of the Debtors' financial condition, comprehensively identify and evaluate options and design strategies and action plans for the immediate stabilization and long-term rehabilitation of the Debtors' businesses.

     Despite the difficulties and complexities described above, since the Petition Date, the Debtors have made significant progress while maintaining the operations of one of the largest domestic automotive parts suppliers. The Debtors have made strides towards addressing their immediate working capital demands, stabilizing vendor relationships, understanding and addressing operational problems, enhancing the quality of the management team, analyzing and renegotiating unprofitable contracts and formulating a business plan that incorporates potential revenue increases and cost cutting.

     Following the Petition Date and the initial stabilization of their operations, the Debtors focused on pursuing a number of restructuring initiatives to further stabilize their operations and prepare for their successful emergence from chapter 11 protection. Several of these initiatives are described in further detail below.

     1.   Securing Postpetition Financing

     As of the Petition Date, the Debtors did not have any cash on hand and did not have any way of generating unencumbered cash to finance operations. This made securing and obtaining approval of financing a necessary focus at the beginning of the Chapter 11 Cases. Thus far, the Debtors have had to seek approval for three separate financing arrangements. The negotiation and approval of each of these debtor-in-possession financing transactions required significant resources of the Debtors in the initial stages of these cases.

          a.   DIP Credit Arrangement

     Initially, on the Petition Date, the Bankruptcy Court entered an order granting the Debtors interim authority to borrow $150 million in debtor-in-possession financing from a syndicate of lenders led by JPMorgan, who also serves as the agent for the Debtors' Prepetition Facility, pursuant to the DIP Credit Agreement. Under the DIP Credit Agreement, the Debtors also agreed to guaranty obligations of their European affiliates owed under an overdraft facility issued by JPMorgan. Approximately $19 million is owed under that facility. This debtor-in-possession financing was approved on a final basis on July 25, 2005, and was limited to the $150 million that the Debtors already had borrowed prior to such date.

          b.   Customer Financing Arrangements

     To address their further cash needs during the first weeks of the Chapter 11 Cases, on June 23, 2005, the Debtors sought authority to borrow $30 million from their largest customers under the OEM Administrative DIP Claims.

     Then, on August 11, 2005, the Debtors sought and obtained approval of the OEM Subordinated DIP Loan that provided the Debtors with, among other things, $82.5 million in immediate price increases, $82.5 million in additional financing and a definitive timetable for the renegotiation of contracts and formulation of a business plan.

     Later agreements with certain OEMs allowed for, among other things: additional one-time surcharges of $58.5 million; an extension through the end of September 2006 of the customers' commitment to five-day net payment terms of accounts receivables; and an extension of the customers' commitment to fund capital expenditure, tooling and launch costs.

     Furthermore, the renegotiated agreements also included valuable non-pricing relief, including certain continued assurances by the customers not to re-source programs away from the Debtors for a period of time.

     2.   Establishment Of Cash Management System

     When the Debtors commenced the Chapter 11 Cases, they did not have adequate cash reporting capabilities. Not only did the Debtors not have the right infrastructure to produce the reports, the Debtors' treasury department was focused solely on near-term spending. The Debtors' reporting and systems did not emphasize managing accounts receivables and cash flows, including the nature of disbursements.

     Continuing as a going concern, however, rested in large part on the Debtors' ability to accurately track and forecast cash needs to avoid cash shortfalls that might interrupt operations. The Debtors, with the help of their financial advisors, began producing a daily cash report to provide management, the treasury department and the purchasing department with an understanding of the cash flow performance and ongoing cash requirements of the businesses. This enabled the Debtors to forecast, and then adjust, their cash needs to operate in a more stable and predictable manner. The Debtors also have made strides to better understand the segregation of the Debtors' accounts, categorize remittances and cash inflows and outflows appropriately and manage the liquidity position of the businesses on a daily basis. While the Debtors continue to improve their accounting systems and cash management processes, the Debtors have made significant progress toward understanding and managing the liquidity issues that had plagued the Debtors before the Petition Date.

     3.   Capital Expenditure, Tooling And Launch Costs

     The Customer Financing Agreement provided the Debtors with the opportunity to continue to finance investment in capital expenditures and tooling with assistance from certain customers. It also presented a number of challenges because the Debtors and their customers had to develop the infrastructure and processes to request funding from an outside source that was not a part of the Debtors' or their customers' practices before the Customer Financing Agreement.

     To address the situation with capital expenditure, tooling and launch costs, the Debtors and five of the six customers who are party to the Customer Financing Agreement agreed to the protocol that was documented with the final approval of the Customer Financing Agreement. This protocol was established to balance the customers' concerns about unnecessarily funding capital investment and the Debtors' desire to ensure that capital investment continued. The protocol developed to facilitate the arrangement and the funding arrangement were unprecedented in the industry.

     4.   Stabilization Of The Debtors' Supply Chain

     The Debtors do business with over 700 vendors of raw materials and purchased parts utilized in manufacturing and sequencing operations, many on a "just-in-time" basis. After the Petition Date, many of the Debtors' vendors sought changes in business terms, including transitioning to cash on delivery or even cash in advance terms to continue shipping. Negotiating with, and resolving the concerns of, such vendors have required considerable efforts by the Debtors and their advisors. Despite these challenges, and without the benefit of any so-called critical vendor program, the Debtors have been able to avoid material interruptions in production throughout the Chapter 11 Cases.

     5.   New Management Hires And Retention Of Professionals

     As of the Petition Date, the Debtors had insufficient human resources to engage in the difficult restructuring necessary to create a viable enterprise. The Debtors quickly pursued additional resources to assist in the reorganization and continue enhancing their experienced management team.

     The Debtors required knowledgeable management to assist them in restructuring their businesses and developing, negotiating and confirming a plan of reorganization. Accordingly, the Debtors, in consultation with their major constituencies, decided it was in their best interests to seek to retain John R. Boken as their Chief Restructuring Officer, which request the Bankruptcy Court granted on June 9, 2005.

     To address operational needs, Frank E. Macher was hired as President and Chief Executive Officer in July 2005. After being hired, Mr. Macher and other members of the Debtors' senior management took a critical look at the Debtors' management resources in a number of key areas. They concluded that certain changes were necessary to enhance the quality of the senior management team and improve the Debtors' prospects for maximizing recoveries for creditors. With the addition of several new executives, including those referenced in Article II.D herein, the Debtors obtained the resources necessary to ensure they meet their customer commitments, execute on cost savings, successfully launch awarded business and work toward winning new programs. The Debtors are continuing to supplement the current management team with individuals with automotive industry experience.

     In addition, the Debtors established a Restructuring Committee of the Board of Directors that is now responsible for overseeing the development of the Debtors' business plan, the valuation of the businesses and the negotiation of the plan of reorganization.

     The Board of Directors has held one or more meetings each month since the Petition Date, including special meetings to address particular issues that require more immediate attention. Additionally, individual members of the Board of Directors have focused on specific issues, including assisting with the improvement of the management team, communicating with major constituencies regarding the Debtors' activities and analyzing the Debtors' long-term options.

     6.   Management Retention Initiatives

     To retain those employees who have skill sets deemed essential to the future success of the Debtors' business, the Debtors developed a key employee retention plan (the "KERP"), comprised of a retention component (the "Retention Plan") and a success sharing component (the "Success Sharing Plan"). On December 16, 2005, the Bankruptcy Court granted the Debtors authority to implement the KERP.

          a.   Retention Plan

     The Retention Plan provides payments to encourage key employees to continue their employment with the Debtors following sale transactions or the filing of a chapter 11 plan.

     The Debtors identified approximately 220 employees who would be eligible to participate in the Retention Plan. Certain final participation and award levels under the Retention Plan remain subject to the final approval of the Chief Executive Officer and the Board of Directors to ensure that the benefits of the Retention Plan to the Debtors were maximized, but in any event, the total payments to employees under the Retention Plan would not exceed $9.3 million, save costs associated with the plant closing portion of the Retention Plan.

     The Retention Plan established a three-tier payment structure with participants receiving retention payments of between 25% and 50% of their base salaries. For the most part, the retention payments would be paid in three separate installments as follows: (a) 25% no later than February 15, 2006; (b) 25% no later than July 14, 2006; and (c) the final 50% 45 days after the effective date of a chapter 11 plan or effectuation of sale transactions involving substantially all of the Debtors' assets.

     The Retention Plan also established a discretionary pool of $250,000 for employees not otherwise covered by the KERP. These bonuses generally are less than those allocated to covered key employees (approximately 10% to 20% of base salary). This discretionary pool allowed the Debtors to address retention needs that arose after implementation of the KERP.

     The Retention Plan also contained a separate allocation for employees who were affected by plant closings. This component of the plan authorizes the Debtors to provide severance benefits of no more than twelve weeks of base salary and continued medical benefits. Total payments to such employees are not to exceed $3.5 million. Participants in the plant-closing portion of the Retention Plan were not eligible for participation in the other provisions of the KERP.

          b.   Success Sharing Plan

     The "Success Sharing Plan" provides payments to encourage officers and other highly-ranked management personnel to continue their employment with the Debtors following sale transactions or the filing of a chapter 11 plan. As with the Retention Plan, final participation and award levels under the Success Sharing Plan remained subject to the final approval of the Chief Executive Officer and the Board of Directors to ensure that the benefits of the Success Sharing Plan to the Debtors were maximized, but in no event would more than 40 employees (excluding the Chief Executive Officer) participate in the Success Sharing Plan.

     The Success Sharing Plan consists of three primary components: (a) payment of up to 12 months of base pay for severance (according to an employee's Court-approved employment agreement or at the discretion of the Chief Executive Officer and the Board of Directors); (b) an annual bonus program; and (c) a bonus consisting of a success sharing pool (the "Success Sharing Pool") payable upon confirmation of a plan or effectuation of sale transactions involving all of the Debtors' assets.

     Each Success Sharing Plan participant is entitled to an annual bonus of up to 50% of base salary, paid semi-annually, guaranteed for the first year following approval of the KERP and thereafter based on achievement of EBITDA levels as agreed by the Debtors, the Committee and the steering committee for the Debtors' senior, secured prepetition lenders.

     Funding for the Success Sharing Pool varies depending upon the manner of transaction triggering the payment of the benefit. In a reorganization, as contemplated in the Plan, the Success Sharing Pool varies based upon the post-reorganization enterprise value (total debt of the reorganized entity plus the market value of equity trading 60 days after the effective date of a chapter 11 plan for the Debtors). In a sale transactions involving substantially all of the Debtors' assets, the Success Sharing Pool varies based upon the aggregate transaction value. If the enterprise/transaction value is less than $1.2 billion, there is no funding of the Success Sharing Pool. Once an enterprise/transaction value of $1.2 billion is reached, the pool varies based on the enterprise/transaction value: Beginning at $5 million at an enterprise/transaction value of $1.2 billion, the pool increases by: (1) 1.5% of the enterprise/transaction value achieved over $1.2 billion (up to $1.5 billion); (2) 3.1% of the enterprise/transaction achieved over $1.5 billion (up to $2 billion); and (2) 4% of the enterprise/transaction achieved over $2 billion until the $35 million maximum is reached.

     The Chief Executive Officer is entitled to 20% of the Success Sharing Pool. Top executives (up to 10 excluding the CEO) are entitled to up to 50% of the Success Sharing Pool, subject to the approval of the Board of Directors and with a cap of 10% of the total Success Sharing Pool per individual. Certain other members of the management team (up to 30) are entitled to the remainder of the pool, subject to the approval of the Board of Directors, among others, with a cap of 2% per individual.

     To be eligible for a payout under the Success Sharing Plan, employees need to be employed by the Debtors 60 days after the effective date of a chapter 11 plan or sales of substantially all of the Debtors' assets. If an employee is terminated without cause, that employee would still be entitled to payment under the Success Sharing Pool, unless the relevant employment agreement contains a different arrangement. Any Success Sharing Plan participant who voluntarily leaves before a given payment is due forfeits the remaining Success Sharing Plan payments.

     In the event of a sale, joint venture or merger of all or substantially all of the Debtors' assets, 100% of the Success Sharing Plan will be placed in a segregated trust account and payable in kind (the same type of compensation paid to the Debtors as part of the transaction, i.e., cash or securities) and in the same percentage of consideration as received by the Debtors in the transaction. The payout would be subject to Court approval and made upon the earlier of (a) the effective date of termination of the employee and (b) 30 days after the effective date of the chapter 11 plan. In the event of a reorganization of a substantial portion of the Debtors' businesses, 50% of the bonus pool would be payable in cash 60 days after the effective date of a chapter 11 plan and 50% would be distributed in the form of common stock of the Reorganized Debtors with a two-year vesting period.

     7. Analysis, Renegotiation And Rejection Of Contracts And Formulation Of A Business Plan

     The Debtors established an aggressive schedule for the analysis and renegotiation of unprofitable contracts. The Debtors' senior management and the Debtors' advisors dedicated extensive resources to the task of identifying the component parts that the Debtors manufacture and determining the profitability and strategic benefit to the Debtors of each of those parts. This required a detailed and extensive analysis as each part may be subject to numerous contracts, with each contract potentially having numerous amendments. The Debtors addressed the re-pricing of their contracts through a four-step process, including: (a) identifying the contracts and prioritizing the contract renegotiations that will provide the greatest benefit; (b) analyzing the contracts; (c) performing a strategic review and developing the pricing proposal; and (d) engaging in the pricing negotiations.

     This analysis involved the study of thousands of manufactured parts, each part belonging to a piece of a larger component. As under-priced components were identified, the Debtors evaluated each of the parts for that component and determined how the negotiations with the customers regarding the component would impact other negotiations.

     Determining how raw material price increases affected the cost of manufacturing parts was a necessary piece of the process, but also a very challenging one. For example, resins are an important ingredient of the Debtors' parts. The price of resins has increased dramatically with the price of fuel, and the Debtors worked to pass along some of these costs to customers through price increases. This required a precise knowledge of the cost of the resin used to manufacture each part. This is complicated by the fact that there are many types of resins, each with a different price. Nonetheless, the Debtors expeditiously renegotiated and, where necessary, rejected burdensome contracts and closed unprofitable plants.

     Further, as required by the Customer Financing Agreement and in the context of identifying larger issues relevant to the development of a successful plan, the Debtors began a comprehensive evaluation of their entire business model to rationalize certain operations and evaluate the efficiencies of the Debtors' businesses. This evaluation was critical to the development of a sustainable business plan because the Debtors believe that a tremendous amount of efficiency can be gained in evaluating the plant layout and centralizing the Debtors' purchasing and financial systems, which systems evolved from the amalgamation of acquired companies rather than from a disciplined approach.

     The business planning process began with a thorough analysis of the businesses in their current form, including pro forma financial projections based on assumptions of continuing operations under the Debtors' current business model.

     The Debtors recognized that operating their businesses based on the previous model was not a viable alternative and therefore pursued a number of operating "fixes" in connection with developing the business plan. One significant fix was the contract renegotiations that had been underway since the Petition Date and had been addressed through the formalized process as part of the Customer Financing Agreement. The contract renegotiations, while significant, are far from the Debtors' only initiative.

     The process of understanding the business plan has included extensive communications with the Debtors' major constituencies. The Debtors have involved a number of parties, including the Creditors Committee, the prepetition and postpetition senior, secured lenders and the major OEMs in their discussions regarding operating performance, infrastructure issues and all other major aspects of their operations. These parties and their advisors have significant access to the Debtors' senior management, Board of Directors, advisors and other personnel. In fact, at one point, over 40 professionals from the Debtors' major constituencies were permanently stationed at the Debtors' headquarters.

     The Debtors are implementing other aggressive cost reduction initiatives, particularly with respect to materials costs. Additionally, the Debtors continue to evaluate the entire manufacturing process to identify and eliminate unnecessary costs. To accomplish this, the Debtors, among other things, determined how to minimize waste, evaluated plant configuration and engaged in a comprehensive "buy v. build" analysis to minimize unnecessary or unprofitable undertakings that were less expensively and more efficiently outsourced.

     All of these decisions were entwined because the Debtors' decisions in one area directly affected other aspects of the restructuring. For example, the Debtors had approximately 50 domestic plants for which they were reviewing the plant configuration to use their space in the most efficient manner. Once the Debtors renegotiated with their customers and determined that contracts would be renegotiated and that would be rejected, they would know how much capacity they needed. But the process was iterative because as the costs changed, so did the Debtors' need for price adjustments.

     At the same time, the Debtors were considering to what extent they could increase revenue in a way that also increased profits. The Debtors evaluated their competitive advantages and analyzed how to leverage those advantages.

     While developing their business plan, the Debtors also worked on their financing plan. In this process, the Debtors and their advisors analyzed the Debtors' capital structure before the bankruptcy, reviewed the capital structures of the Debtors' competitors and businesses in different industries and determined the most appropriate way to finance the Debtors' plan. After all of these analyses were completed, the Debtors and their advisors created a stand-alone business model against which all of the Debtors' alternatives could be compared.

     8.   Executory Contracts And Unexpired Leases

     Executory Contract and Lease Rejections. As of the Petition Date, the Debtors were parties to thousands of Executory Contracts and Unexpired Leases. The Debtors have reviewed the executory contracts and unexpired leases of personal property to which they are counterparties. For approximately 225 of these contracts and leases, the Debtors have decided that they are no longer in need of the goods and services provided by such contracts and leases, the contracts and leases are for goods and services at a price that is above market or the Debtors could receive higher quality goods and services from alternative suppliers. In these circumstances, among others, the Debtors have sought to reject the Executory Contracts and Unexpired Leases. The total annual expense relating to these contracts and leases is approximately $2.8 million.

     Moreover, the Debtors' have rejected approximately 20 real property leases as part of their decision to discontinue or consolidate certain business operations. The Debtors rejected these leases to reduce costs. The annual lease expense related to these rejected leases is approximately $11 million. Additionally, as the Debtors consolidated certain of their business operations, certain facilities were no longer necessary to the Debtors' operations. Specifically, the Debtors decided to reject their headquarters lease because (a) the lease contained above-market rental rates, (b) the lease provided the Debtors with more space than was necessary for their ongoing operations and (c) the new facilities have a new interior with build-to-suit renovations.

     Section 365(d)(4) Deadline. By order dated July 8, 2005, the Bankruptcy Court extended the time within which the Debtors must assume or reject unexpired leases of non-residential real property pursuant to section 365(d)(4) of the Bankruptcy Code through and including January 16, 2006, and by order dated January 6, 2006, the Bankruptcy Court further extended the time within which the Debtors must assume or reject the vast majority of the unexpired leases of non-residential real property pursuant to section 365(d)(4) of the Bankruptcy Code through and including the date a plan of reorganization is confirmed in the Chapter 11 Cases. For certain real property leases, however, the Debtors agreed to make the decision on whether to assume or reject real property leases before the confirmation date. On July 13, 2006, the Court extended the deadline for the Debtors to assume or assign some of these leases until September 27, 2006, and the Debtors have reserved their rights to further extend these deadlines.

     9.   Exit Financing

     To obtain funds necessary to repay the DIP Facility Claims, make other payments required to be made on the Effective Date, and conduct post-reorganization operations, the Reorganized Debtors expect to enter into the New Bank Facility upon emergence from the Chapter 11 Cases. The Debtors are in discussions with several lenders to arrange such a facility and have already received preliminary exit financing proposals. The New Bank Facility will likely be secured by substantially all of the real and personal property of the Reorganized Debtors. The proceeds of the New Bank Facility and cash generated from operations will be used to repay the DIP Facility Claims, fund payments required to be made under the Plan on the Effective Date and meet working capital and other corporate needs of the Reorganized Debtors. In addition, the New Bank Facility will provide for the issuance of letters of credit to replace undrawn letters of credit under the DIP Facility and the Prepetition Bank Facility as of the Effective Date. As of the date hereof, no formal commitment to provide the New Bank Facility has been obtained; however, such a commitment is a condition to confirmation of the Plan.

     Documents evidencing the New Bank Facility, or commitment letters with respect thereto, shall be filed by the Debtors no later than the Confirmation Date. Notice of any material modification to the New Bank Facility or the commitment letters with respect thereto after its filing with the Bankruptcy Court shall be provided to the Prepetition Agent, the DIP Agent and the Creditors Committee. A condition for Confirmation of the Plan is that the Bankruptcy Court approve the New Bank Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the New Bank Facility lenders may reasonably require in order to effectuate the treatment afforded to such parties under the New Bank Facility.

     10.  Exclusivity

     Section 1121(b) of the Bankruptcy Code establishes an initial period of 120 days after the Bankruptcy Court enters an order for relief under chapter 11 of the Bankruptcy Code during which only the debtor may file a plan. If the debtor files a plan within such 120-day period, section 1121(c)(3) of the Bankruptcy Code extends the exclusivity period by an additional 60 days to permit the debtor to seek acceptances of such plan. Section 1121(d) of the Bankruptcy Code also permits a bankruptcy court to extend these exclusivity periods "for cause." Without further order of the Bankruptcy Court, the Debtors' initial exclusivity period to file a plan would have expired on September 14, 2005. However, by orders dated September 12, 2005, January 6, 2006, April 12, 2006, May 11, 2006 and July 13, 2006, the Bankruptcy Court extended the periods of the Debtors' exclusive authority. The current date for the Debtors to file a plan of reorganization is through and including September 27, 2006, and the current date to seek acceptance of a plan is through and including November 27, 2006. The orders authorizing these extensions reserve the Debtors' right to seek additional extensions of these exclusive periods. The Debtors have reserved their rights to further extend these deadlines.

     11.  Avoidance Actions

     The Debtors are currently investigating prepetition transfers that may be avoided under Chapter 5 of the Bankruptcy Code as fraudulent or otherwise under sections 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code or relevant and applicable state law, such as the Uniform Fraudulent Transfer Act. Among other things, the Debtors are looking at transfers made to insiders, transfers for which the Debtors may not have received reasonably equivalent value in exchange for the transfer and transfers made while the Debtors were insolvent or by which the Debtors became insolvent as a result of the transfer.

     As a preliminary matter, the Debtors have identified numerous significant transfers made by the Debtors in the years preceding the bankruptcy petition. In particular, the Debtors believe that various mergers and acquisitions, along with numerous sale-leaseback transactions may be avoidable under applicable law.

     With respect to potential actions under section 547 of the Bankruptcy Code, in the ninety days preceding the filing of the Chapter 11 Cases, the Debtors made approximately 96,000 payments totaling approximately $618 million to approximately 3,900 different parties. Approximately 210 of the 3,900 parties received total payments in excess of $500,000 during that period, amounting to approximately $486 million (or 78.6% of payments during the 90-day period). With respect to payments to insiders during the one-year period preceding the filing of the Chapter 11 Cases, the Debtors made payments totaling approximately $7.4 million to approximately 32 entities. Also during this one-year period, the Debtors transferred $244 million among various Debtor and non-Debtor affiliates.

     The Debtors are continuing and will continue to investigate the facts and circumstances of each of these transfers. To the extent that the Debtors believe that any transfers are likely to be avoidable through litigation, the Debtors anticipate that such potential claims may be pursued by the Litigation Trust or the Reorganized Debtors. A list of Causes of Action that may be pursued after Confirmation of the Plan, along with prospective defendants or other adversaries to such actions, will be provided in Exhibit A to the Plan.

E.   Administration Of The Chapter 11 Cases

     1.   Claims

     On August 12, 2005, the Debtors filed their schedules of assets and liabilities and statement of financial affairs (collectively, the "Schedules") with the Bankruptcy Court. Interested parties may review the Schedules at the office of the Clerk of the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, 211 West Fort Street, Suite 1825, Detroit, Michigan 48226 or by visiting www.kccllc.net/cna.

     On August 11, 2005, the Bankruptcy Court entered an order setting a claims bar date on March 22, 2006, for substantially all entities to file proofs of claim. When the Debtors committed to initiating a sale process for their businesses along with continuing to pursue a viable stand-alone plan of reorganization, it became apparent that accelerating the bar date would enhance the Debtors' ability to make progress. On November 22, 2005, the Court entered an order setting the bar date on January 11, 2006, for substantially all entities to file proofs of claim (the "Bar Date"). Pursuant to the procedures approved in the order, the Debtors served notices of the Bar Date with customized proofs of claim to more than 10,000 entities listed on the Schedules, served notices of the Bar Date with blank proofs of claim to more than 110,000 additional entities and published notice of the Bar Date in the Wall Street Journal, USA Today (National Edition) and the Detroit Free Press/Detroit News.

     Claims Estimates. As of August 25, 2006, the Debtors' Claims Agent had received approximately 9,005 Claims and the total amounts of Claims filed against one or more of the Debtors were as follows: (1) 1,024 Secured Claims in the total amount of $3,091,210,506; (2) 40 Administrative Claims in the total amount of $2,195,440; (3) 898 Priority Claims in the total amount of $7,495,495,767; and (4) 7,043 Unsecured Claims in the total amount of $42,639,506,934. The Debtors believe that many of the filed proofs of Claim are invalid, untimely, duplicative and/or overstated, therefore, the Debtors are in the process of objecting to such Claims. Through objections, the Bankruptcy Court has disallowed a total of 227 Claims in the aggregate amount of $4,342,718,570.

     The Debtors estimate that, at the conclusion of the Claims objection, reconciliation and resolution process, the aggregate amount of: (1) Allowed Administrative Claims will be approximately $95 million; (2) Allowed Secured Claims will be approximately $940 million, (3) Allowed Priority Claims will be approximately $12 million, (4) Allowed Senior Note Claims will be approximately $521 million, (5) Allowed Senior Subordinated Note Claims will be approximately $414 million, and (6) Allowed General Unsecured Claims will be approximately $540 million. The estimate of Allowed Administrative Claims includes, among others, Claims arising from the cure of assumed executory contracts and unexpired leases, Claims arising from a right of reclamation and certain Administrative Claim requests reflected on the Claims Register and docket for which the Debtors reasonably expect there to be a recovery. The estimate of Allowed Administrative Claims does not include ordinary course obligations incurred postpetition such as trade payables, the Debtors' key employee retention plans and certain Professional fees.

     These estimates are approximate and based upon multiple assumptions and represent significant reductions in the aggregate face amount of Claims filed. There is no guarantee that the ultimate amount of each category of Claims will conform to the estimates stated herein, and the majority of Claims underlying such estimates are subject to challenge. Numerous Claims were asserted in unliquidated amounts. The Debtors believe that certain Claims are without merit and intend to object to all such Claims. There can be no assurance that the Debtors will be able to achieve the significant reductions in Claims set forth above. Moreover, additional Claims may be filed or identified during the Claims objection, reconciliation and resolution process that may materially affect the foregoing estimates.

     2.   Receivables Facility Paydown

     As set forth in Article II.B.2.b herein, the Debtors utilized the Receivables Facility as a source of liquidity prepetition. As of the Petition Date, there was approximately $127 million outstanding under the Receivables Facility. Postpetition, the Debtors have not sold receivables to Carcorp, and have been working to repay these obligations as they receive payments on account of the receivables sold to Carcorp prepetition. The Debtors service, administer and collect the receivables on behalf of Carcorp and GECC. Since the Petition Date, the Debtors and GECC have worked together to collect the prepetition accounts receivable. As the receivables are converted to cash through payments by customers, and no new receivables are added to the pool, the outstanding balance under the Receivables Facility has been reduced to approximately $4.3 million as of August 29, 2006. During this time, the Debtors and GECC have entered into numerous stipulations regarding the collection of receivables. These stipulations have at times granted GECC the right to file lawsuits against certain customers in an effort to collect on unpaid prepetition receivables. To date, GECC's lawsuits against certain major customers to collect on unpaid receivables have been stayed.

     3.   European Operations

     As of the Petition Date, the Debtors had several foreign subsidiaries and affiliates located throughout Europe. The European Debtors were experiencing severe financial difficulties and on July 15, 2005, the European Debtors commenced administration proceedings in accordance with English insolvency law. As part of these proceedings, the English court appointed the UK Administrators to act in the best interests of the creditors of the European Debtors. Because the simultaneous Chapter 11 Cases and the UK administrative proceedings presented numerous jurisdictional issues, including as a result of the intercompany creditors and intercompany, cross-border debt, the United States Bankruptcy Court and the English bankruptcy court each approved an insolvency protocol designed to: (a) promote the orderly and efficient administration of the two insolvency proceedings; (b) harmonize and coordinate activities undertaken and information exchanged in connection with the insolvency proceedings; (c) honor the independence and integrity of the United States and English courts; and (d) promote international cooperation and respect for comity among the United States and English courts.

     The UK Administrators marketed the European Debtors' assets in connection with a potential sale of such assets in accordance with the usual practice, procedure and timescale for fulfilling such a strategy in an English law-governed administration. In particular, the sale process focused on (a) a sale of a "core group" of twelve plants and (b) multiple sales of certain individual sites.

     On July 29, 2005, the UK Administrators publicly advertised the potential sales in the Financial Times and contacted numerous potential buyers. The UK Administrators held discussions with over 100 interested parties, including potential buyers for: (a) substantially all of the European business as a going concern; (b) groups of plants by country; (c) groups of plants by product type; and (d) individual plants.

     On August 10, 2005, first round bids were received from a number of interested parties, and on October 21, 2005, second round bids were received. The UK Administrators received two bids for the "core group" of assets and several bids for single sites and small groups of sites. On November 4, 2005, the final round of bids were received. Following discussions with the two major bidders for the "core group" of assets, the UK Administrators concluded that IAC Acquisition Corporation Limited (an entity funded by WL Ross & Co. LLC and Franklin Mutual Advisers LLC) was the successful bidder of the "core group" of assets.

     The UK Administrators then reviewed all of the bids received for single sites and small groups of sites and determined that such bids were all less favorable on a site-by-site basis than the bid received from IAC Acquisition Corporation Limited for the "core group" of assets. Therefore, the UK Administrators proceeded with IAC Acquisition Corporation Limited regarding a sale of the European Debtors' "core group" of assets in a series of transactions and, on November 28, 2005, executed a master sale agreement for the sale of substantially all of the European Debtors' assets for a purchase price in excess of $100 million. The sale transactions closed on March 3, 2006.

     As part of the sale, the Debtors agreed to transfer and license certain of their intellectual property rights to the European Debtors for the benefit of IAC Acquisition Corporation Limited. Specifically, the Debtors entered into a transition services agreement for the continuation of certain information technology support and related services traditionally provided by the Debtors to the European Debtors, an intellectual property license agreement relating to the license of certain intellectual property used for the conduct of one of the European Debtor's foreign subsidiaries and an assignment and license agreement relating to the assignment and license of certain intellectual property used by the European Debtors in the conduct of their business. To assist in determining and negotiating a fair value for these intellectual property rights, the Debtors engaged Consor, Inc., an internationally recognized expert in valuing intellectual property. The Debtors received approximately $12.5 million in aggregate consideration for the licensed and transferred intellectual property.

     During 2001, Collins & Aikman acquired 100% of the voting shares of a holding company owning 56.5% of the economic interest in Plascar Industria de Componentes Plasticos Ltda. ("Plascar"), a Brazilian manufacturer of interior trim parts. The acquisition of Plascar was structured such that Collins & Aikman Europe S.A. ("Luxco") owned 99.99% of the holding company and Collins & Aikman International Corporation owned the remaining 0.01%. Plascar fell under the control of the European Administrators via the Administrators appointment over Luxco. The European Administrators led a process to solicit bids for Luxco's interests in Plascar. Ultimately, Plascar was sold to International Automotive Components Group Brazil, a joint venture between WL Ross & Co. LLC and Franklin Mutual Advisers, LLC.

     4.   European Intercompany Claims And Interests

     The Debtors asserted approximately $339 million of claims against nineteen European Debtors, as summarized in the following chart. Additionally, the Debtors have equity interests in the European Debtors for which the Debtors may receive a recovery, to the extent such European Debtors are solvent.

EUROPEAN DEBTOR NAME                                  CLAIM FILED
--------------------                                 ------------
Collins & Aikman Automotive Company Italia, S.r.l.   $    252,567
Collins & Aikman Automotive Fabrics Limited                87,899
Collins & Aikman Automotive Floormats Europe B.V.          25,420
Collins & Aikman Automotive Holding Gmbh                  233,758
Collins & Aikman Automotive Limited                       496,185
Collins & Aikman Automotive s.r.o.                      1,654,506
Collins & Aikman Automotive Systems AB                  1,018,431
Collins & Aikman Automotive Systems S.L.                5,786,358
Collins & Aikman Automotive Systems, GmbH               3,734,426
Collins & Aikman Automotive Trim B.V.                  11,331,556
Collins & Aikman Automotive Trim B.V.B.A.               1,213,731
Collins & Aikman Automotive Trim GmbH                   1,872,505
Collins & Aikman Automotive Trim Limited                  219,808
Collins & Aikman Europe B.V.                            7,579,940
Collins & Aikman Europe S.A.                          233,253,012
Collins & Aikman Holding AB                                   229
Collins & Aikman Holdings B.V.                         67,510,279
Collins & Aikman Products, GmbH                         2,356,111
Dura Convertible Systems GmbH                             106,357
                                                     ------------
TOTAL                                                $338,733,078
                                                     ============

     The Debtors preliminarily estimate an aggregate recovery of approximately $50 to $70 million from the above claims, with over 90% of that amount coming from Collins & Aikman Europe S.A., Collins & Aikman Holdings B.V. and Collins & Aikman Automotive Trim B.V. The Debtors do not expect to receive any value from their directly or indirectly held equity interests in the European Debtors. The Debtors anticipate that an initial distribution on account of claims against the European Debtors will be made on or before December 31, 2006, with the final distribution being made on or before March 31, 2007.

     Claims against Collins & Aikman Europe S.A. arise primarily from intercompany promissory notes held by Debtor Collins & Aikman Products Co. A specific intercompany promissory note accounts for approximately $85 million of the total estimated claims. The remaining claims arise from a master intercompany note agreement. Claims arising from this master intercompany note agreement likely will not be settled prior to the initial distribution. The claim against Collins & Aikman Holdings B.V. arises from a specific intercompany note held by Collins & Aikman Products Co. The claims against Collins & Aikman Automotive Trim B.V. and the remainder of the smaller claims arise from corporate overhead allocations substantiated by corporate overhead agreements and trade receivables substantiated by trade invoices.

     The foregoing estimates are approximate and based upon multiple assumptions regarding the timing and outcome of the claims process in the UK Proceedings. There is no guarantee that the timing or amounts of actual recoveries will conform to the estimates stated herein.

     5.   Mexican Operations

     C&A operates five manufacturing facilities in Mexico -- through its non-Debtor subsidiaries organized in Mexico -- to support their North American customers with facilities in the region. The Mexican operations' capabilities include Plastics and Soft Trim, including convertible roof systems. Primary customers include Ford, General Motors, DaimlerChrysler and Volkswagen. C&A's operations in Hermosillo, Mexico support the Ford CD388 platform (currently producing the Ford Fusion, Mercury Milan and Lincoln Zephyr) exclusively from a supplier park adjacent to Ford's assembly plant. From this location C&A supplies a full range of interior products from its portfolio and is currently positioned as the only supplier providing these products.

     Currently C&A is in the process of maximizing the utilization of its Mexican operations, transferring production from its operations in the United States where feasible. The Mexican operations provide a competitive advantage as customers consolidate operations and relocate to the region.

     6.   Canadian Operations

     C&A currently operates twelve manufacturing and sequencing facilities in Canada -- through its non-Debtor subsidiaries organized in Canada -- to support their North American customers with facilities in the region. The Canadian operations provide plastic material processing and molding, as well as, carpet and acoustics manufacturing capabilities. Primary customers include Ford, General Motors, DaimlerChrysler and Honda.

     The Debtors' Canadian non-Debtor subsidiaries and their Debtor-equity holder have been assessed by the Canadian revenue authorities for non-resident withholding tax on certain payments made in 1994 and 1995 by the Canadian non-Debtor subsidiaries to their Debtor-parent. In issuing the assessments, the Canadian revenue authorities relied upon a general anti-avoidance rule in the Canadian tax legislation to seek to recharacterize the returns of capital made by the Canadian non-Debtor subsidiaries as dividends subject to withholding tax. The assessments were for an aggregate amount of approximately C$17 million, including interest. The assessments are currently under appeal to the Tax Court of Canada.

F.   Litigation And Investigations

     1.   Automatic Stay

     The filing of the bankruptcy petition on the Petition Date triggered the immediate imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation of all collection efforts and actions by Holders of Claims, the enforcement of Liens against property of the Debtors and continuation of litigation against the Debtors. The automatic stay remains in effect until the Debtors' emergence from chapter 11 protection.

     In re Collins & Aikman Corp. Securities Litigation. Four purported class actions were filed between April and June 2005 in the United States District Court for the Southern District of New York against the Debtors and their former and current senior officers and/or directors, alleging violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. These cases include the following: Hanna Kleinpeter-Fleck v. Collins & Aikman Corp., David A. Stockman, J. Michael Stepp and Bryce M. Koth, Civ. No. 05-CV-3791 (MBM); K.J. Egleston v. Jerry L. Mosingo, David A. Stockman, J. Michael Stepp, and Bryce M. Koth, Civ. No. 05-CV-04950
(MBM); Akerman v. Collins & Aikman Corp., David A. Stockman, J. Michael Stepp, and Bryce M. Koth, Civ. No. 05-CV-5098 (MBM) and Gariddi v. Jerry L. Mosingo, David A. Stockman, J. Michael Stepp, and Bryce M. Koth, Civ. No. 05-CV-5251(MBM). Upon the commencement of the Chapter 11 Cases, the cases naming the Debtors as a defendant were stayed as against the Debtors. The proposed lead plaintiff K.J. Egleston, however, indicated his intention to continue to prosecute the cases as against the remaining non-debtor defendants. Accordingly, plaintiff K.J. Egleston filed a motion to consolidate the pending actions and to be appointed lead plaintiff for the purported class.

     Pursuant to an order issued by Judge Mukasey of the United States District Court for the Southern District of New York on November 22, 2005, the proposed lead plaintiff K.J. Egleston filed a consolidated class action complaint on January 13, 2006, on behalf of all plaintiffs who purchased the common stock of Collins & Aikman Corporation between May 15, 2003 and March 17, 2005, entitled In re Collins & Aikman Corporation Securities Litigation, Civ. No. 05-CV-03791
(MBM). The consolidated complaint does not name the Debtors as a defendant, but instead names only certain former officers and directors of the Debtors including David A. Stockman, J. Michael Stepp, Bryce M. Koth and Jerry L. Mosingo. The consolidated complaint also names as defendants Heartland Industrial Partners LP and Heartland, LLC. The court's order also required defendants to file any motions to dismiss by March 3, 2006, and stayed all discovery pending further order of the court. In response, the defendants filed both motions to dismiss and a motion to transfer venue, pursuant to 28 U.S.C. Section 1404(a), to the Eastern District of Michigan. The Court granted the defendants' motion to transfer venue on July 11, 2006.

     MacKay Shields Litigation. On July 8, 2005, plaintiff MacKay Shields LLC filed a state court action in the State of Michigan, Circuit Court of Wayne County, captioned MacKay Shields LLC v. Heartland Industrial Partners, L.P., et al., File No. 05-520229CZ ("MacKay Shields"), against Heartland Industrial Partners, L.P., Heartland Industrial Associates, L.L.C., and various former and current officers and directors of Collins & Aikman Corporation and Heartland LLC, including David A. Stockman, J. Michael Stepp, Timothy D. Leuliette, Daniel
P. Tredwell, W. Gerald McConnell, Samuel Valenti, III, John A. Galante, Bryce M. Koth and Robert Krause. The action alleges that, between August 2004 and May 2005, the defendants made a series of materially false and misleading statements regarding the Debtors' financial statements and operating condition, which induced MacKay Shields to purchase $153 million face amount of the Debtors' debt. On November 9, 2005, the action was removed to the United States District Court for the Eastern District of Michigan where a motion for remand is currently pending.

     Debtors' Adversary Proceeding. On February 1, 2006, the Debtors instituted an adversary proceeding in the Bankruptcy Court seeking a declaration that, pursuant to section 362(a)(1), (3) of the Bankruptcy Code, the automatic stay is extended to stay the continued prosecution of the In re Collins & Aikman Corp. Securities Litigation and the MacKay Shields litigation described above, and the commencement of any similar securities-related claims against the non-Debtor directors and officers of the Debtors during the pendency of the Chapter 11 Cases. Alternatively, to the extent prosecution of the court actions is not automatically stayed by operation of section 362 of the Bankruptcy Code, the Debtors requested the entry of a supplemental injunction, pursuant to section 105 of the Bankruptcy Code, prohibiting both the continued prosecution of the court actions and the commencement of any similar securities-related claims against the non-debtor directors and officers during the pendency of the Chapter 11 Cases. In May 2006, the Bankruptcy Court denied the Debtors' motion without prejudice to seek a stay of the securities-related actions once discovery in those cases is scheduled to begin.

     Patterson Litigation. On March 23, 2004, plaintiffs filed a second amended complaint in the case of Wanda Patterson et al. v. Heartland Industrial Partners, LLP et. al., United States District Court for the Northern District of Ohio, Eastern Division (the "District Court"), Case No. 5:03-CV-1596 against several defendants, including Collins & Aikman Corporation, Collins & Aikman Products Co. and Collins & Aikman Accessory Mats, Inc., each of which is a Debtor. In this action, the nominal plaintiffs are employees at the Debtors' Holmsville, Ohio facility. The second amended complaint alleges that neutrality agreements entered into by certain of the Debtors and the United Steel, Paper, and Forestry, Rubber Manufacturing, Energy, Allied Industrial and Service Workers International Union (the "USW"), a labor organization, violate section 320 of the Labor-Management Relations Act, 29 U.S.C. Section 186. In particular, plaintiffs make the novel claim that the neutrality agreements provide a "thing of value" to the USW in violation of the anti-bribery provisions of 29 U.S.C.
Section 186 because such agreements allegedly amount to valuable organizing assistance to the USW. Upon the commencement of the Chapter 11 Cases, this action was stayed in its entirety. At the time, the parties' summary judgment motions were almost fully briefed.

     On or around September 13, 2005, plaintiffs filed a motion in the Bankruptcy Court seeking relief from the automatic stay so that the parties could complete summary judgment briefing and proceed with prosecution of their action. The Debtors filed an objection on September 28, 2005, and defendant USW filed a Joinder of Motion for Relief from Automatic Stay on October 3, 2005. On October 13, 2005, the parties entered into a stipulation whereby the automatic stay was modified for the limited purpose of allowing the filing and briefing of the dispositive summary judgment motions in the District Court to be completed, allowing the District Court to rule on such motions, permitting the filing of any subsequent appeals on any dispositive summary judgment ruling made by the District Court, if necessary, and allowing the District Court to rule on a disputed protective order pending before it. The automatic stay remains in place as to any other proceedings in this action and specifically prevents the reopening of discovery or any advancement to trial in this action.

     Lawson Litigation. On various dates before the Petition Date, plaintiffs filed a number of civil and/or class actions before the Court of Common Pleas in the State of South Carolina captioned as T.J. Lawson and Tammy Lawson, James M. Reid and Renee F. Reid, Bennie Skates and Cathy Skates, Robert A. Price, and David Swofford and Karen


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

Swofford, Individually and on Behalf of a Class of Person Similarly Situated v. Healthtex, Inc., f/k/a Health-Tex, Inc., f/k/a HT Contracting Corporation; Collins & Aikman Corporation, f/k/a C&A Fashion Knits, Inc., and Collins & Aikman Products Co.; Spartanburg County Industries, Inc.; Chesebrough-Ponds, Inc.; VF Corporation; VF Playwear Inc.; Harold Waddell; Ed Justice; and Ronnie Coggins, Case No. 2003-CP-42-4231 and T.J. Lawson, Tammy Lawson; individually, and Tammy Lawson as Guardian ad Litem for Brandon Lawson, Amber Lawson and Joshua Lawson vs. Healthtex, Inc., f/k/a Health-Tex, Inc., f/k/a HT Contracting Corporation; Collins & Aikman Corporation, f/k/a C&A Fashion Knits, Inc., and Collins & Aikman Products Company; VF Corporation; VF Playwear Inc.; Ed Justice and Ronnie Coggins, Case No. 2004-CP-42-3810. The plaintiffs' actions allege that the Debtors directly or indirectly owned and operated the Healthtex plant site in Cowpens, South Carolina between 1970 and 1981, and that during the Debtors' operations, numerous and extensive amounts of hazardous substances, pollutants and contaminants used and handled by the Debtors were released into the environment. The plaintiffs further allege that the resulting contamination of the groundwater and surrounding areas was due to the Debtors' negligence, recklessness, gross negligence and wanton and willful behavior. The plaintiffs seek monetary damages for related property damages.

     Prior to the Petition Date, significant fact discovery had taken place. However, various discovery and pre-trial proceedings had yet to be conducted including, inter alia, the completion of class certification briefing and hearing, dispositive motions, additional depositions of former and current Debtors' employees, expert discovery and trial. Upon the Debtors' chapter 11 filings, the plaintiffs' actions were stayed in their entirety. On or around August 23, 2005, plaintiffs filed a motion seeking relief from the automatic stay. On September 9, 2005, the Debtors filed an objection. Argument was heard on plaintiffs' motion before the Bankruptcy Court on October 24, 2005. The Court denied plaintiffs' motion.

     2.   Internal Investigations

     On March 17, 2005, the Debtors publicly announced that during the course of finalizing their financial statements for their fiscal year ended December 31, 2004, they had identified certain accounting for supplier rebates that resulted in revenue recognition that was premature or inappropriate or that was inconsistent with relevant accounting standards and their policies and practices. At that time, the Debtors also announced that they had initiated an internal review of these matters and that they expected certain restatements of their financial results would be required. The Debtors further stated that they would not be able to file their Annual Report on Form 10-K containing fiscal 2004 audited financial statements with the United States Securities and Exchange Commission (the "SEC") on time. The Debtors stated that they required additional time to complete the review of the accounting issues described above, their financial reporting process and their controls over financial reporting.

     In connection with the Company's discovery of these accounting issues, the Audit Committee of C&A commenced an independent investigation into these matters and retained independent counsel from the law firm of Davis Polk & Wardwell ("DPW") to assist them in the investigation. During the course of the Audit Committee's investigation, it was determined that the scope of the investigation would also include the Debtors' forecasts for the first quarter of 2005, as well as other matters concerning accounts receivable. The Audit Committee's independent counsel, DPW, has been assisted by forensic accountants from Ernst & Young in seeking to determine the facts surrounding, the extent, and the cause of any accounting or other financial irregularities within the scope of the Audit Committee's investigation.

     In connection with the Audit Committee's investigation and inquiries from the SEC and Department of Justice ("DOJ") as described below, extensive work has been performed by the Audit Committee's independent counsel and forensic accountants relating to the retrieval, archival, review and analysis of information, documents, and data from the Debtors, in both electronic and paper format. To date, over two million pages of documents have been reviewed. In addition, over 70 witnesses have been interviewed by independent counsel for the Audit Committee at various locations around the United States. Although the Audit Committee has completed significant amount of work, the Audit Committee's investigation remains on-going, and the Audit Committee continues to assist the SEC and DOJ with the investigations described below.

     3.   Government Investigations

     On June 20, 2005, the Debtors received a voluntary document request from the SEC relating to certain aspects of the Debtors' accounting practices and financial reporting. At that time, the SEC requested certain documents, files and records pertaining to these matters. A formal subpoena subsequently was issued by the SEC in September 2005 requiring additional documents relating to the Debtors' accounting practices, financial statements and related financial information, and customer and vendor relationships. From the outset of the SEC's investigation, the Audit Committee has kept the SEC informed as to the scope and progress of the Audit Committee's investigation.

     On or about August 5, 2005, the Debtors received a grand jury subpoena from the United States Attorney's Office for the Southern District of New York, seeking documents and information relating to the Debtors' financial statements and reporting, accounts receivable, and supplier and customer rebates. The Debotrs have been and continues to fully cooperate with the SEC and DOJ in these investigations, which are ongoing.

     The Bankruptcy Court has entered orders approving stipulations by and between the Debtors and the SEC extending the Bar Date for the SEC to file a Proof of Claim in the Chapter 11 Cases, with the most recent order dated August 24, 2006, approving an extension until September 29, 2006.

     4.   Patent Litigation

     Wilhelm Karmann Litigation. On December 2, 2005, Wilhelm Karmann GMBH ("Karmann") filed a motion in the Bankruptcy Court seeking relief from the automatic stay to pursue a patent infringement action in the United States District Court for the Eastern District of Michigan against one of the Debtors, Dura Convertible Systems, Inc. ("Dura") for alleged pre- and postpetition infringement. In its motion, Karmann alleged that Dura's convertible top system for the 2005 Ford Mustang, a program that constitutes one of Dura's largest programs for 2005, infringes Karmann's '474 patent, which relates to a folding top for a passenger car with a convertible folding roof. The Bankruptcy Court denied Karmann's motion in its entirety. On January 13, 2006, Karmann filed a complaint for patent infringement in the Bankruptcy Court seeking an injunction and damages against Dura for its alleged pre- and postpetition infringement of Karmann's '474 patent. Dura answered and counterclaimed on March 10, 2006.

     The parties completed fact and expert discovery. The parties filed cross motions for summary judgment on the issues of invalidity and infringement, initiated by Dura's filing of its motion for summary judgment of the asserted claims of the '474 patent on June 6, 2006. The Bankruptcy Court conducted oral arguments on the parties' summary judgment motions on June 13, 2006, and issued an oral preliminary claim construction ruling on July 18, 2006, but has yet to issue a final ruling on the parties' summary judgment motions. The Bankruptcy Court has requested additional briefing on the issue of invalidity by August 1, 2006, and has set a tentative ruling date of August 10, 2006. The Bankruptcy Court previously had set a trial date of July 18, 2006, but vacated that date to allow time to evaluate and rule on the parties' summary judgment motions. The parties are currently in settlement discussions pursuant to Court-ordered mediation.

     ASC Litigation. On March 30, 2006, ASC, Inc. ("ASC") filed a complaint in the Bankruptcy Court against Dura. ASC alleges infringement of four patents and charges Dura's convertible tops for the Dodge Viper and 2005 Ford Mustang of infringement. On June 21, 2006, Dura answered and counterclaimed for non-infringement and invalidity of the asserted patents. The Bankruptcy Court held an initial scheduling conference on August 14, 2006 and, on August 15, 2006, entered an order setting a trial date of January 9, 2007.

     5.   Financing Arrangements With General Electric Capital Corporation

     Beginning in 2001, Collins & Aikman Products Co. ("C&A Products") entered into three so-called 'master lease agreements' (dated August 7, 2001, the "GECC Phase I Agreement," dated December 20, 2001, the "GECC Phase II Agreement," dated June 25, 2004, the "GECC Phase III Agreement," and collectively, the "GECC Equipment Financing Arrangements") with General Electric Capital Corporation ("GECC").

     C&A Products entered into the GECC Phase I Agreement and GECC Phase II Agreement to raise capital to fund a series of significant corporate acquisitions. The parties structured the GECC Equipment Financing Arrangements as 'sale-leaseback' transactions. Under these sale-leaseback transactions, C&A Products 'sold' to GECC equipment essential to their operation. GECC subsequently 'leased' such equipment back to the Debtors. At no point did the equipment ever leave C&A Products's possession. Moreover, despite the lease obligations having a present valuation of more than $47 million, the fair market value of the equipment sold was approximately $12.5 million.

     The GECC Phase III Agreement was similar in structure to the GECC Phase I Agreement and GECC Phase II Agreement, but it was necessitated by different circumstances. In 2004, C&A Products was experiencing serious


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

financial problems. As a result, C&A Products used the Phase III Agreement to raise capital to sustain its businesses. Again, C&A Products 'sold' equipment vital to its operations to GECC and subsequently 'leased' the equipment back from GECC. Just as with the GECC Phase I Agreement and GECC Phase II Agreement, C&A Products 'leased' the equipment and obligated itself to lease payments with a present value that was far more than the fair market value of the equipment; agreeing to lease payments with a present value of approximately $20 million for equipment fairly valued at just over $6 million.

     GECC's Motion to Compel Payments. The Debtors believed that after applying the facts of the GECC Financial Arrangements to the relevant law, the GECC Financial Arrangements 'lease' did not constitute 'leases' under section 365 of the Bankruptcy Code and therefore the Debtors did not make payments under the GECC Financial Arrangements after filing for bankruptcy.

     On April 18, 2006, GECC filed a motion in the Bankruptcy Court to compel the Debtors to pay rent and taxes under the terms of the GECC Equipment Financing Arrangements. In its motion, GECC alleged that under section 365, the Debtors were obligated to make payments pursuant to the terms of the GECC Equipment Financing Arrangements until such time as the Debtors rejected such 'leases' pursuant to section 365 of the Bankruptcy Code.

     On May 5, 2006, the Debtors opposed GECC's motion arguing that the GECC Equipment Financing Arrangements, despite their designation as 'master lease agreements,' are, in fact, sale transactions not subject to the provisions of section 365 of the Bankruptcy Code. To address GECC's motion, the Bankruptcy Court scheduled a limited evidentiary hearing to consider the likelihood that the Bankruptcy Court, after a full determination of the issue in the Recharacterization Litigation (as defined herein), would find that the GECC Equipment Financing Arrangements were lease transactions subject to section 365 of the Bankruptcy Code. The Bankruptcy Court reasoned that (a) if it were more likely than not that the arrangements were financings, the Debtors would not be compelled to make payments while the Recharacterization Litigation was adjudicated and (b) if it believed the GECC Equipment Financing Arrangements were more likely than not to be true leases, then GECC was entitled to payments in a manner consistent with the obligations under the GECC Equipment Financing Arrangements. On June 1, 2006, the Bankruptcy Court heard arguments and reviewed factual evidence related to GECC and the Debtors' respective positions. After a preliminary review of the facts at issue in the dispute, the Bankruptcy Court held "that it is more likely than not that the GECC Equipment Financing Arrangements will be recharacterized as secured financing agreements." On June 9, 2006, the Bankruptcy Court entered the order denying GECC's motion to compel payments under the GECC Equipment Financing Arrangements in its entirety.

     On the same day, GECC appealed the decision. The Debtors opposed GECC's right to appeal arguing that the Court's order is not final and, further, that the appeal could not satisfy the necessary prerequisites to justify an interlocutory appeal. The appeal is pending.

     Recharacterization Litigation. On April 19, 2006, the Debtors filed a complaint seeking to recharacterize the GECC Equipment Financing Arrangements as sale transactions. If the Debtors are successful, section 365 of the Bankruptcy Code will be inapplicable to the Debtors' obligations under the agreements and the transactions with GECC will be treated as financing arrangements between GECC and the Debtors. If this were to occur, GECC may be entitled to a claim against the Debtors for obligations owing by the Debtors to GECC, a portion of which may be secured by the value of the equipment that is the subject of the GECC Equipment Financing Arrangements.

     On May 19, 2006, GECC filed its answer to the Debtors' complaint. In subsequent part, GECC restated its belief that the GECC Equipment Financing Arrangements constitute 'leases' to be paid under section 365 of the Bankruptcy Code. As of the filing of this Disclosure Statement, this adversary proceeding is currently in the discovery stage of litigation with a trial scheduled to begin in February 6, 2007.

     6.   The Debtors Operations In Hermosillo, Mexico

     Collins & Aikman Automotive Hermosillo, S.A. de C.V. ("C&A Hermosillo") is a non-Debtor indirect subsidiary of the Debtors. C&A Hermosillo operates a plant in Hermosillo, Mexico that manufactures interior parts for automobiles.

     On November 8, 2004, one of General Electric Capital Corporation's indirect subsidiaries, GE Capital de Mexico, S. de R. L. de C.V. ("GE Mexico"), entered into a series of agreements, including a construction agency agreement ("Construction Agency Agreement"), with C&A Hermosillo for GE Mexico to provide the initial financing for the C&A Hermosillo plant and equipment.

     GE Mexico and General Electric Capital Corporation (collectively, the "GE Entities") contend that the filing of the Chapter 11 Cases was an event of default under the Construction Agency Agreement. Shortly after the Petition Date, the Debtors and the GE Entities entered into a series of standstill agreements that precluded the GE Entities from taking any action with respect to C&A Hermosillo. Those standstill agreements expired on October 15, 2005. Seven months later, on May 19, 2006, GE Mexico sent C&A Hermosillo a letter threatening "to commence any legal or other action" and "to exercise any or all rights and remedies provided for" by the Construction Agency Agreement and related agreements with respect to C&A Hermosillo. On May 31, 2006, the Debtors commenced an adversary proceeding in the Bankruptcy Court and filed a motion seeking to enjoin the GE Entities from taking any action with respect to C&A Hermosillo.

     A hearing was held on June 19, 2006. At that hearing, the Bankruptcy Court raised several evidentiary questions to be addressed at a hearing scheduled on June 27, 2006. After discussions with the GE Entities and before the June 27, 2006 hearing, the Debtors voluntarily withdrew their adversary proceeding and the motion without prejudice as the Debtors intended to resolve the issues related to the adversary proceeding with a business resolution.

     7.   Litigation Regarding Certain Property Taxes For Leased Real Property

     On or about February 9, 2006, Fabric (DE) GP ("Fabric Lessor") filed a motion to compel payment of unpaid taxes seeking the allowance and payment of an administrative expense claim on account of the Debtors' alleged failure to pay certain taxes pursuant to a lease agreement dated June 27, 2002. Fabric Lessor argued that the taxes must be paid by the Debtors as postpetition expenses, pursuant to section 365(d)(3) of the Bankruptcy Code because they were billed to the Debtors after the Petition Date. The Debtors objected to the motion, arguing that the taxes at issue were assessed by the relevant taxing authorities, either partially or entirely, for a prepetition period and therefore not entitled to administrative expense claim status. Under such circumstances, the Debtors argued that Fabric Lessor should only be entitled to payment of the portion of the taxes that accrued postpetition.

     On April 6, 2006, the Bankruptcy Court granted Fabric Lessor's motion and ordered that the Debtors pay the taxes "billed to the Debtor[s] after the bankruptcy was file[d]," pursuant to section 365(d)(3), even though such taxes were assessed, either entirely or partially, for a prepetition period. The Debtors timely filed an appeal to the United States District Court for the Eastern District of Michigan on April 28, 2006, seeking reversal of the Bankruptcy Court's order. The appeal was fully briefed as of June 21, 2006, and on June 23, 2006, the Creditors' Committee filed a motion for leave to file a brief amicus curiae in support of the Debtors' position. The appeal is pending.

     8.   Litigation Regarding Alleged Asbestos Related Liabilities

     The Debtors are parties to lawsuits alleging personal injury from exposure to asbestos containing materials used in boilers manufactured by the Debtors as part of their former boiler operations, which were sold in 1966. As of the Petition Date, the Debtors were parties to approximately 1,400 pending cases alleging liability in connection with the boiler business. Historically, the Debtors have paid $3.9 million in total defense costs, and $2.1 million in total indemnity claims. Historically, the average historical settlement amount is de minimis.

     These defense and indemnity costs have been substantially covered by the Debtors' primary insurance carriers under a claims handling agreement that expires in August 2006; however, the claims handling agreement is subject to an evergreen clause that extends the term of the claims handling agreement indefinitely absent notice of termination. The Debtors have primary, excess and umbrella insurance coverage for various periods available for asbestos-related boiler and other claims. Under the current claims handling agreement, the Debtors' primary carriers have agreed to cover approximately 82% of certain defense and settlement costs up to a limit of approximately $73 million for all claims made, subject to reservations of rights. The excess insurance coverage, which varies in availability from year to year, is approximately $619 million in aggregate for all claims made.

     In addition to the boiler claims described above, the Debtors have been named in a small number of asbestos-related lawsuits related to their prior retail lumber and building materials business. In 1988, the Debtors divested their retail lumber and building materials business to Wickes Lumber Co. (now Wickes Inc.). As part of this divestiture,


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

Wickes Inc. assumed responsibility for all liabilities associated with this business, including those associated with certain asbestos-related claims, and the Debtors agreed to give Wickes inc. access to their general liability insurance policies referenced above to cover such liabilities. Wickes Inc. filed a voluntary petition for reorganization under chapter 11 of the Bankruptcy Code in early 2004. As of the filing date in that case, there were approximately 4,000 claims pending against Wickes Inc.

G.   Attempts To Sell The Businesses

     In an effort to maximize the value of the Estates, the Debtors embarked on a "dual-path" restructuring process encompassing the pursuit of both a stand-alone plan of reorganization and a potential sale of the Debtors (the "M&A Process"). With respect to the M&A Process, the Debtors and their professionals sought to maximize value by soliciting bids for the Debtors' operations, both on a consolidated and business segment basis. The Debtors' four primary businesses for purposes of the M&A Process included the following: (i) Plastics; and from the Soft Trim segment, (ii) Carpet & Acoustics (floor systems, accessory mats, etc.); (iii) Convertible Roof Systems; and (iv) Fabrics.

     Prior to contacting potentially interested parties, the Debtors and their advisors expended significant efforts preparing financial forecasts, an electronic data room currently stocked with over 400 financial and legal documents, information memoranda, including a 103 page information memorandum providing a comprehensive overview of the Debtors' businesses, and other materials. The evaluation materials were prepared to allow potential buyers to assess a potential acquisition of the consolidated entity as well as the individual businesses. The Debtors and their advisors developed lists of qualified, potentially-interested parties comprised of strategic buyers, including both domestic and foreign automotive suppliers, and financial buyers, including private equity firms and hedge funds. The Debtors and their advisors solicited input on potential buyers from parties-in-interest including the agents to the Prepetition Facility and the DIP Facility and the Creditors Committee.

     1.   Marketing And Wind-Down Of The Fabrics Business Segment

     In September 2005, the Debtors initiated the M&A Process for their Fabrics business. The financial performance of the Fabrics business had been deteriorating for some time due both to firm-specific and industry pressures. From 2003 to 2005, revenue declined by 37% and was forecast to continue to decline. In addition, the Fabrics business generated negative EBITDA and cash flow in 2005. Accordingly, the Debtors determined that a sale of the business was in the best interest of the estate. The Debtors' advisors contacted approximately 40 potentially interested parties, 13 of whom signed confidentiality agreements and received an information memorandum. The Debtors received a number of non-binding indications of interest. After conducting additional due diligence on the Fabrics business, including meetings with management and plant visits, each potentially interested party notified the Debtors that they were not interested in pursuing an acquisition of the Fabrics business on a going-concern basis.

     On June 1, 2006, the Bankruptcy Court entered an Order authorizing the Debtors to wind-down the Fabrics business. In accordance therewith, the Debtors are in the process of conducting an orderly wind-down of the Fabrics business that is expected to result in net proceeds to the Estates of approximately $20 million to $25 million.

     As part of the wind-down of the Fabrics business, the Debtors have provided severance and retention payments to the employees of the Fabrics business as recognition of the importance of their efforts in the orderly wind-down of the Fabrics business. Additionally, to minimize administrative claims, the Debtors established expedited procedures to reject or assume and assign the executory contracts and unexpired leases entered into for the Fabrics business. To facilitate the sale of certain assets of the Fabrics business, the Debtors also received court approval to increase the overall limit on sales of de minimis assets with a selling price equal to or less than $1 million from $30 million to $50 million.

     2.   Marketing Of Convertible Roof Systems Business Segment

     In November 2005, the Debtors initiated the M&A Process for their Convertible Roof Systems business. The Debtors' advisors contacted 36 potentially interested parties, 19 of whom signed confidentiality agreements and received an information memorandum describing the business. On or about January 6, 2006, the Debtors received indications of interest from four potentially interested parties who subsequently engaged in substantial due diligence on the business, including management presentations and plant visits. On or about March 17, 2006, the Debtors received firm written offers from three interested parties. Based on the level of consideration offered, the Debtors determined that a sale of the Convertible Roof Systems business was not likely to maximize value for the Estate. In June 2006, as the financial


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

performance and outlook for the Convertible Roof Systems business deteriorated, the Debtors reinitiated contact with potentially interested parties and provided these parties with updated information on the business. The Debtors are continuing the due diligence process with several interested parties and have begun discussions regarding a possible transaction.

     On January 13, 2006, and March 30, 2006, respectively, Wilhelm Karmann GMBH and ASC Incorporated filed lawsuits against Dura Convertible Systems, Inc., an indirect, wholly-owned subsidiary of Collins & Aikman Corporation, alleging patent infringement with respect to products manufactured by the Convertible Roof Systems Business. For a discussion of the patent litigation, see section
F.4 herein.

     3.   Marketing Of The Debtors

     In December 2005, the Debtors initiated the M&A Process for the company "in whole or in part" as part of its dual-track restructuring process. In addition to seeking interested parties for the entire business, the Debtors sought parties interest in the two primary businesses, Plastics and Carpet & Acoustics (which account for more than 85% of total revenues). The Debtors' advisors contacted approximately 45 potentially interested parties, 19 of whom signed confidentiality agreements and received an information memorandum. In February 2006, the Debtors provided supplemental financial information including financial projections for the period 2007 through 2010.

     In March, 2006, the Debtors sought and received preliminary, non-binding indications of interest and engaged in active negotiations with six interested parties. The indications of interest received ranged from a purchase of the Debtors on a consolidated basis, to the purchase of individual businesses to an equity investment in the form of a plan of reorganization equity sponsor. After reviewing each of the indications of interest, the Debtors, in consultation with the agents to the Prepetition Facility and the Creditors Committee, determined to permit certain of the interested parties to advance to the next stage of the M&A Process. The Debtors allowed a number of interested parties to conduct comprehensive due diligence which included management presentations, access to the online data room and plant tours. Concurrently with the extensive due diligence efforts of the interested parties, the Debtors entered into negotiations with certain parties whose indications of interest appeared to have the highest likelihood to maximize the value of the Estates. In order to assist in the negotiation and evaluation of the indications of interest, the Debtors, in consultation with the agents to the Prepetition Facility and the DIP Facility and the Creditors Committee, drafted and circulated a detailed term sheet template to the interested parties. The Debtors and their advisors conducted extensive negotiations with certain parties, which resulted in the exchange of numerous term sheets.

     In June 2006, the Debtors revised projections and provided updated guidance for the periods 2006 through 2008. On or about July 6, 2006, the Debtors received revised indications of interest from several interested parties. During July and the first half of August, the Debtors and its creditors conducted extensive discussions with certain interested parties in an attempt to reach a mutually acceptable terms sheet regarding a sale of substantially all of the assets of the Debtors. To date, the Debtors have been unable to reach an agreement with the interested parties that it believes would be acceptable to its creditors. However, the Debtors continue to have discussions and provide due diligence information to certain parties.

     4.   The Plan And Continued Marketing

     The Plan provides the best recoveries possible for Holders of Allowed Claims by preserving the Debtors' enterprise value for Holders of Allowed Claims while leaving open the possibilities of sale of some or all of its businesses should a suitable opportunity arise.

H.   Labor, Pension And Retirement Cost Restructuring

     Since the Petition Date, the Debtors have improved their cost competitiveness by making significant changes to the pension and welfare benefit programs provided to their active employees and retired employees.

     1. Changes To Nonqualified Plan Benefits For Active And Retired Employees

     Prior to the Petition Date, the Debtors maintained various nonqualified deferred compensation plans. The Debtors (or their predecessors) established certain "rabbi" trusts from which many of these benefits were paid. Pursuant to the terms of the nonqualified plans, associated rabbi trusts and applicable law, any amounts in trust remained subject to the general creditors of the Debtors.
The Debtors stopped making payments under these plans effective soon after the Petition Date. The Debtors estimate claims regarding these benefits in the aggregate amount of approximately $34 million. The Debtors will terminate all such nonqualified plans as part of the reorganization process.

     2.   Changes In Pension Plan For Active Employees

     The Debtors have made significant changes to their pension plan to reduce costs and enhance the financial condition of the pension plan. The Debtors maintain one consolidated tax-qualified United States defined benefit pension plan entitled the Collins & Aikman Pension Plan ("Pension Plan"). The Debtors amended the Pension Plan to cease future benefit accruals for non-union participants effective June 30, 2006. The cessation of future benefit accruals will result in an approximate $7 million reduction in benefit accruals. In conjunction with the cessation of benefit accruals under their United States qualified defined benefit plan, the Debtors authorized an enhanced matching contribution under the Debtors' defined contribution plan of up to 4% effective as of July 1, 2006 for non-union employees. The costs associated with providing this benefit are approximately $6 million per year.

     3. Debtors Have Ceased Making Minimum Funding Contributions To The Pension Plan

     The Debtors ceased making minimum funding contributions to the Pension Plan in July 2006 and anticipate that no further contributions will be made to the Pension Plan. If the Debtors do not make the minimum funding contribution due September 15, 2006 (the final contribution due for the 2005 plan year), they will have failed to meet the minimum funding standard for the 2005 plan year and an accumulated funding deficiency will be incurred. The cessation of minimum funding contributions allows the Debtors to conserve cash while exploring alternatives with respect to the status of the Pension Plan.

     Outside of bankruptcy, under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code, a lien arises in favor of the PBGC when unpaid minimum funding contributions exceed $1 million. In this case, however, the automatic stay prevents PBGC from perfecting and enforcing its alleged liens against the Debtors. Notwithstanding the automatic stay, it is possible that the PBGC could attempt to perfect such liens against non-Debtor entities. In addition, if an accumulated funding deficiency, as described above, occurs, the Debtor and each controlled group member will be jointly and severally liable for an excise tax to the Internal Revenue Service in the amount of 10% of the outstanding missed contribution for the 2005 plan year. In addition, if the accumulated funding deficiency is not corrected within the required period, the Debtor and each controlled group member will be jointly and severally liable for an additional 100% excise tax. The excise taxes will be general, unsecured claims against the Debtors; however, the Internal Revenue Service could seek to hold non-Debtor entities liable for such excise taxes as well.

     4.   The Debtors Have Begun Discussions With PBGC To Terminate The Pension
          Plan

     As part of the restructuring of the Debtors' ongoing and legacy obligations, the Debtors have begun discussions with the PBGC regarding the termination of the Pension Plan. As set forth in Article VIII.A.6.of the Plan, Confirmation is conditioned on the Bankruptcy Court entering an order approving such termination. As of the date hereof, the Debtors and the PBGC are continuing their discussions and neither party has filed a motion with the Court requesting termination of the Pension Plan.

     5.   Changes In Other Post-Employment Benefits For Retired Employees

     Because of the need restructure financial obligations, the Debtors next reluctantly turned to restructuring their costs to provide medical and life insurance benefits to retirees. Pursuant to the terms of such benefits, the Debtors enacted several changes to their non-vested other post-employment benefits ("OPEB") for non-union retired employees (and their dependents), effective February 28, 2006. The Debtors terminated post-retirement life insurance coverage for all non-union retirees and post-retirement medical and dental and Medicare supplemental coverage for non-union retirees (and their dependents) who have attained Medicare eligibility. Certain retirees (and their dependents) who are under age-65 may continue to purchase medical, dental and vision insurance, but they must pay 100% of the cost of such coverage.

     Under section 1114 of the Bankruptcy Code, a debtor in possession generally must timely pay and may not modify vested retiree benefits unless the Bankruptcy Court orders such modifications or the debtor and the retirees' authorized representative agree to the modification of such benefits. Section 1114 does not apply, however, to situations in which a debtor chooses to terminate non-vested retiree benefits pursuant to its contractual rights. In such cases, a debtor may unilaterally terminate retiree benefits. The Debtors have unilaterally terminated non-union, non-vested retiree welfare benefits pursuant to the terms of such benefits.

     6. The Debtors Intend To Negotiate With Union Retirees Where OPEB Liabilities Exist

     Certain former employees of the Debtors and former employees of entities to which the Debtors are successors were covered by collective bargaining agreements that provided retiree medical benefits. As set forth in Article VIII.A.7 of the Plan, Confirmation is conditioned on the Debtors having no OPEB Liablity. As of the date of the filing of this Disclosure Statement, the Debtors have not sought to modify such benefits. As part of their continued restructuring, however, the Debtors intend to begin negotiations with union representatives for the retirees regarding modifications of such benefits. To the extent such benefits are not vested, the Debtors intend to modify the benefits pursuant to their terms. To the extent the retiree benefits are vested, the Debtors may pursue modifications to such benefits under section 1114 of the Bankruptcy Code. If the Debtors seek to modify vested retiree benefits, the Debtors will be committed to working constructively with the representative of the retirees to reach a consensual resolution.

I.   Development Of The Business Plan

     1.   Revenue Enhancements

     The Big 3 have historically accounted for the majority of the Debtors' revenue. Recently, certain new domestic customers, such as Toyota, Nissan, Honda and Hyundai, have been increasing their market share in North America. While the Debtors intend to maintain the relationships it currently enjoys with the Big 3, the Company further intends to enhance business relations with the new domestic customers. Key initiatives include repairing relationships with existing customers, expanding the scope of business opportunities with new domestic customers, addressing 2007 and 2008 revenue declines due to loss of quoting activity while in bankruptcy and attracting certain targeted short lead-time new awards, as well as winning back certain programs lost in 2004 and 2005. Longer term, the Debtors believe they are well-positioned to win new awards for major programs with all customers in 2009 and beyond.

     The Debtors' strategy to expand the scope of business opportunities with new domestic customers includes levering its existing relationships with the new domestic customers in the Carpet & Acoustics business to develop similar relationships in the Plastics segment. In addition, the Debtors are reviewing its alternatives to utilize joint ventures and keiretsu and to establish an engineering sales and marketing presence in Asia to broaden the scope of business opportunities.

     2.   Cost Initiatives

     The Debtors have specifically identified opportunities to improve manufacturing efficiency and right-size the cost infrastructure by incorporating best practices for processes, procedures and technologies across their operations. The Debtors' cost reduction initiatives include: (a) implementation of a Total Cost Management (TCM) system across all of their plants; (b) execution of purchasing savings including outsourcing purchased component parts to low cost countries, utilizing alternative suppliers for raw materials and locating purchasing personnel in low-cost countries; (c) manufacturing footprint rationalization, whereby eleven plants are being closed or consolidated in 2006 and 2007; (d) execution of plant-level manufacturing cost savings programs, including Value Analysis/Value Engineering (design modifications to achieve cost savings), scrap reduction programs and material substitutions as permitted by customers; (e) negotiation of competitive labor rates; (f) implementation of the corporate headquarters move and related information technology savings programs; and (g) outsourcing all non-core injection molding tooling to external tool shops, in conjunction with the wind-down of the majority of the Debtors' internal plastic tooling capacity. In addition, the Debtors are negotiating with numerous contract and lease counterparties to reduce costs. The Debtors are continuing to evaluate whether and how to further rationalize their manufacturing footprint. Attached as Exhibit O to the Plan is a list of Manufacturing Facilities at which the Debtors will obtain cost savings or implement a plant rationalization strategy.

                                   ARTICLE II.
                      SUMMARY OF THE PLAN OF REORGANIZATION

     THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN).

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN.

     THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE DEBTORS' ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

     The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of Holders of Claims and parties in interest. If the Plan is not confirmed, the Debtors believe that they will be forced either to file an alternate plan of reorganization or liquidate under chapter 7 of the Bankruptcy Code. Under these alternative scenarios, the Debtors believe that the Holders of Claims would realize a less favorable distribution of value, or, in certain cases, none at all. Article V.C herein and the Liquidation Analysis set forth in APPENDIX B hereto provide support for this conclusion.

A.   Overview Of Chapter 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor can reorganize its business for the benefit of itself, its holders of claims and equity interests. Chapter 11 also strives to promote equality of treatment for similarly situated holders of claims and similarly situated holders of equity interests with respect to the distribution of a debtor's assets.

     The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

     The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and equity interests in, a debtor. Confirmation of a plan of reorganization by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any holder of claims of or holder of equity interests in the debtor, whether or not such holders of claims or equity interests (1) is impaired under or has accepted the plan or (2) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therewith the obligations specified under the confirmed plan.

     A chapter 11 plan may specify that the legal, contractual and equitable rights of the holders of claims or equity interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, the Debtors need not solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the debtor's holders of claims and equity interests. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

B.   Classification And Treatment Of Claims And Equity Interests

     Except for unclassified Administrative Claims and Priority Tax Claims, the Plan divides all Claims against the Debtors into various Classes. Except for Class 3 Prepetition Facility Claims, a Claim or Equity Interest is classified in a particular Class only to the extent that such Claim or Equity Interest qualifies within the description of that Class and, is classified in other Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of another Class.

     1.   Administrative Claims

     Administrative Claims include any and all Claims for costs and expenses of administration of the Chapter 11 Cases allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Credit Agreement; (b) compensation for legal, financial advisory, accounting and other services rendered after the Petition Date, and reimbursement of expenses incurred in connection therewith, awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930; and (d) any Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code.

     Except as provided in the following subsections regarding statutory fees, ordinary course liabilities, DIP Facility Claims, OEM Administrative DIP Claims and Administrative Claims of Indenture Trustees, and subject to the bar date provisions summarized below, unless otherwise agreed by the Holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, Cash equal to the Allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the Holder of the Administrative Claim.

          a.   Statutory Fees

     After the Effective Date, all fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Chapter 11 Cases.

          b.   Ordinary Course Liabilities

     Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the Holders of such Administrative Claims.

          c.   DIP Facility Claims

     DIP Facility Claims include all obligations outstanding under that certain debtor-in-possession senior, secured credit facility entered into pursuant to
(a) that certain Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the "DIP Credit Agreement"), dated as of July 28, 2005, as it may be subsequently amended and modified, by and among Collins & Aikman Products Co., as borrower, substantially all of the domestic direct and indirect subsidiaries of Collins & Aikman Corporation, as guarantors, the DIP Agent, and certain other lenders named therein; (b) all amendments and restatements thereto and extensions thereof; and (c) all security agreements, other agreements and instruments related to the documents identified in (a) and (b) of this definition. Under the DIP Credit Agreement, the Debtors also agreed to guaranty obligations of their European affiliates owed under an overdraft facility issued by JPMorgan.

     On the Effective Date, the DIP Agent, on its own behalf and on behalf of the DIP Lenders, shall receive the following, in full and final satisfaction of all DIP Facility Claims: (i) replacement or backstop of all undrawn letters of credit under the DIP Facility by new letters of credit under the New Bank Facility (or such other treatment resulting in termination of liability in respect of such letters of credit or adequate provision therefor as shall be acceptable to the issuer of such letters of credit); and (ii) after taking into account the treatment of letters of credit as described above, payment in full in Cash of the remaining amount of the DIP Facility Claims.

          d.   OEM Administrative DIP Claims

     OEM Administrative DIP Claims include any and all Claims arising from that certain postpetition unsecured financing in the aggregate principal amount of $30 million provided by the OEMs pursuant to Final Order of the Bankruptcy Court on August 11, 2005.

     On the Effective Date, each Holder of an Allowed OEM Administrative DIP Claim will receive, in full and final satisfaction of such Claim, Cash equal to the amount of such Allowed OEM Administrative DIP Claim.

          e.   Administrative Claims of Indenture Trustees

     In full satisfaction of the Indenture Trustees' Administrative Claims, if any, any charging lien held by the Indenture Trustees will be preserved. Distributions received by Holders of Allowed Claims in respect of Senior Notes and Senior Subordinated Notes pursuant to the Plan will be reduced on account of payment of the Indenture Trustees' Administrative Claims.

          f.   Bar Dates

     Except as provided in the following paragraphs, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable bar date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims.

     Holders of DIP Facility Claims, OEM Administrative DIP Claims and Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business will not be required to File or serve any request for payment of such Administrative Claims.

     Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors an application for final allowance of such Fee Claim no later than 30 days after the Effective Date; provided that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 60 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

     2.   Priority Tax Claims

     Priority Tax Claims include any and all Claims of a governmental unit of the kind specified in section 507(a)(7) of the Bankruptcy Code.

     Each Holder of an Allowed Priority Tax Claim will receive, on or as soon as practicable after the Effective Date, 100% of the unpaid Allowed amount of such Claim in Cash or, at the sole option of the Reorganized Debtors, a promissory note, with terms substantially set forth on Exhibit P to the Plan, issued by Reorganized C&A Corporation providing for equal semi-annual cash payments commencing six months after the Effective Date and concluding six years after the date of assessment. Notwithstanding the foregoing, the Holder of an Allowed Priority Tax Claim may receive such other, less favorable treatment as may be agreed upon by the claimant and the Debtors or the Reorganized Debtors.

     3.   Class 1 - Other Secured Claims

     Other Secured Claims include any and all Secured Claims against the Debtors other than Prepetition Facility Claims, OEM Junior Secured DIP Claims, Intercompany Claims or Claims of the Indenture Trustees.

     Class 1 is Unimpaired and deemed to accept the Plan. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 1 Claim will receive, in full and final satisfaction of such Allowed Class 1 Claim, one of the following treatments, in the sole discretion of the Debtors: (i) the Debtors will reinstate each Allowed Other Secured Claim by curing all outstanding defaults with all legal, equitable and contractual rights remaining unaltered; (ii) the Debtors will pay in full (in Cash) any such Allowed Other Secured Claim; (iii) the Debtors will satisfy any such Allowed Other Secured Claim by delivering the collateral securing any such Claim and paying any interest required to be paid under section 506(b) of the Bankruptcy Code; or
(iv) the Debtors will otherwise treat any such Allowed Other Secured Claim in any manner such that the Claim will be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

     4.   Class 2 - Other Priority Claims

     Other Priority Claims include any and all Claims accorded priority in right of payment under sections 507(a)(3), (4), (5) or (6) of the Bankruptcy Code.

     Class 2 is Unimpaired and deemed to accept the Plan. The legal, equitable and contractual rights of the Holders of Allowed Class 2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claims and the Debtors, each Holder of an Allowed Class 2 Claim will receive, in full and final satisfaction of such Allowed Class 2 Claim, one of the following treatments, in the sole discretion of the Debtors: (i) the Debtors will pay the Allowed Class 2 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that Class 2 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 2 Claims become due and owing in the ordinary course of business; or (ii) such other treatment that will otherwise render such Holder's Claim Unimpaired.

     5.   Class 3 - Prepetition Facility Claims

     Prepetition Facility Claims include any and all Claims arising under the Prepetition Facility.

     Class 3 is Impaired. On or as soon as practicable after the Effective Date, each Holder of a Class 3 Claim will receive, in full and final satisfaction of such Claim, the following treatment: (i) its Pro Rata share of 100% of the New Common Stock, subject to dilution by the Warrants and the Equity Incentive Plan;
(ii) replacement and cancellation of all undrawn letters of credit under the Prepetition Facility by new letters of credit under the New Bank Facility (or such other treatment resulting in termination of liability in respect of such letters of credit or adequate provision therefor as shall be acceptable to the issuer of such letters of credit); (iii) retention of all adequate protection payments in connection with the Prepetition Facility and payment of any deferred or other unpaid adequate protection payments (including interest, fees and professional fees) payable under the Final DIP Order accrued through the Effective Date; (iv) payment of the reasonable fees and expenses of the attorneys and financial advisor for the administrative agent in connection with the consummation, administration and enforcement of the Plan; and (v) the applicable releases and exculpation contained in Article X of the Plan.

     The unsecured portions of Prepetition Facility Claims, if any, will not be separately classified under the Plan, and the Holders of Prepetition Facility Claims will not be entitled to vote on the Plan or receive any distributions on account of such unsecured Claims.

     6.   Class 4 - OEM Junior Secured DIP Claims

     OEM Junior Secured DIP Claims include any and all Claims arising under that certain debtor-in-possession junior secured financing, approved on a final basis by the Bankruptcy Court on August 11, 2005, and provided for in the Price Adjustment, Non-Resourcing and DIP Financing Arrangement for Collins & Aikman and Its Affiliated Debtors, by and among Collins & Aikman Corporation, the OEMs and their respective affiliates and representatives, and JPMorgan., the term of which commenced on July 1, 2005.

     Class 4 is Impaired. Each Holder of an Allowed Class 4 Claim, in full and final satisfaction of such Allowed Class 4 Claim, will (i) be paid in full in Cash, subject to and in accordance with the terms of the OEM Earn-Out, which terms are provided in Exhibit E to the Plan, or, (ii) at the sole option of the Reorganized Debtors, will receive a freely prepayable promissory note issued by Reorganized C&A Corporation on terms equal to the relevant OEM Earn-Out, or a combination thereof.

     7.   Class 5 - General Unsecured Claims

     General Unsecured Claims include any and all Claims that are not: (a) Administrative Claims; (b) DIP Facility Claims; (c) OEM Administrative DIP Claims; (d) Priority Tax Claims; (e) Other Secured Claims; (f) Other Priority Claims; (g) Prepetition Facility Claims; (h) OEM Junior Secured DIP Claims; (i) PBGC Claims; (j) Senior Note Claims; (k) Senior Subordinated Note Claims; (l) Equity Interests; (m) Subordinated Securities Claim; or (n) Intercompany Claim.

     Class 5 is Impaired. Although under the absolute priority rule the Holders of Allowed Class 5 Claims are not entitled to any distributions, to facilitate a consensual Plan, if a Holder of an Allowed Class 5 Claim votes to accept the Plan, such Holder will receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of such Allowed Class 5 Claim: (i) its Pro Rata share of the percentage of the Warrants set forth on Exhibit G to the Plan; and (ii) its Pro Rata share of the percentage of Litigation Recovery Interests set forth on Exhibit B to the Plan.

     8.   Class 6 - Senior Note Claims

     Senior Note Claims include any and all Claims arising under those certain 10-3/4% unsecured senior notes due 2011 issued pursuant to that certain indenture, dated as of December 20, 2001, by and among Collins & Aikman Products Co., as issuer, substantially all of the domestic direct and indirect subsidiaries of Collins & Aikman Corporation, as guarantors, and BNY Midwest Trust Company, as indenture trustee, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     Class 6 is Impaired. Although under the absolute priority rule the Holders of Allowed Class 6 Claims are not entitled to any distributions, to facilitate a consensual Plan, if a Holder of an Allowed Class 6 Claim votes to accept the Plan, such Holder will receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of such Allowed Class 6 Claim: (i) its Pro Rata share of the percentage of the Warrants set forth on Exhibit G to the Plan; and (ii) its Pro Rata share of the percentage of Litigation Recovery Interests set forth on Exhibit B to the Plan.

     9.   Class 7 - PBGC Claims

     PBGC Claims include any and all Claims of the Pension Benefit Guaranty Corporation relating to the Collins & Aikman Pension Plan, including any and all Claims arising from the termination of such pension plan.

     Class 7 is Impaired. Although under the absolute priority rule the Holders of Allowed Class 7 Claims are not entitled to any distributions, to facilitate a consensual Plan, if a Holder of an Allowed Class 7 Claim votes to accept the Plan, such Holder will receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of such Allowed Class 7 Claim: (i) the percentage of the Warrants set forth on Exhibit G to the Plan; and (ii) the percentage of Litigation Recovery Interests set forth on Exhibit B to the Plan.

     10.  Class 8 - Senior Subordinated Note Claims

     Senior Subordinated Note Claims include any and all Claims arising under those certain 12-7/8% senior subordinated notes due August 15, 2012, issued pursuant to that certain indenture, dated as of August 26, 2004, by and among Collins & Aikman Products Co., as issuer, substantially all of the domestic direct and indirect subsidiaries of Collins & Aikman Corporation, as guarantors, and BNY Midwest Trust Company, as indenture trustee, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     Class 8 is Impaired. Although under the absolute priority rule the Holders of Allowed Class 8 Claims are not entitled to any distributions, to facilitate a consensual Plan, if a Holder of an Allowed Class 8 Claim votes to accept the Plan, such Holder will receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of such Allowed Class 8 Claim: (i) its Pro Rata share of the percentage of the Warrants set forth on Exhibit G to the Plan; and (ii) its Pro Rata share of the percentage of Litigation Recovery Interests set forth on Exhibit B to the Plan.

     In accordance with the subordination provisions of the Senior Subordinated
Note Indenture, distributions on account of Class 8 Claims will first be distributed to the Holders of Allowed Senior Note Claims on a Pro Rata basis until such Allowed Senior Note Claims have been paid in full.

     11.  Class 9 - Equity Interests

     Equity Interests include all equity interests in any of the Debtors, including all issued, unissued, authorized or outstanding shares of stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     Class 9 is Impaired and deemed to reject the Plan. On the Effective Date, all Equity Interests will be deemed canceled and will be of no further force and effect, whether surrendered for cancellation or otherwise, and there will be no distribution to the Holders of Equity Interests.

     12.  Class 10 - Subordinated Securities Claims

     Subordinated Securities Claims include Claims of the type described in, and subject to subordination under, section 510(b) of the Bankruptcy Code, including any and all Claims whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, arising from rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors, for damages arising from the purchase, sale or holding of such securities, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

     Class 10 Claims are Impaired and deemed to reject the Plan. On the Effective Date, Subordinated Securities Claims will be canceled, and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

     13.  Class 11 - Intercompany Claims

     Intercompany Claims include any and all Claims and Equity Interests of a Debtor against and in another Debtor.

     Class 11 is Impaired and deemed to reject the Plan. On the Effective Date, Intercompany Claims will be canceled, and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

C.   Means For Implementation Of The Plan

     1. Continued Corporate Existence And Vesting Of Assets In The Reorganized Debtors

     Subject to the Restructuring Transactions described in Article IV.B of the Plan, the Debtors will, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate Entities, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. All property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and interests. Each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims or Equity Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

     2.   Restructuring Transactions

     The Plan provides that, on or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into certain Restructuring Transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Debtors and the Reorganized Debtors. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined to be necessary or appropriate by the Debtors or the Reorganized Debtors. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

     The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case, the surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations. Notwithstanding the foregoing, such surviving, resulting or acquiring corporation will not be required to perform any obligations or to pay or otherwise satisfy any Claims discharged pursuant to the Plan.

     3.   Certificate Of Incorporation And By-Laws Of Reorganized C&A
          Corporation

     As of the Effective Date, the certificate of incorporation and the by-laws of Reorganized C&A Corporation will be substantially in the forms of the Exhibit H and Exhibit I to the Plan, respectively. The certificate of incorporation and by-laws of Reorganized C&A Corporation, among other things, will: (a) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; and (b) effective immediately after the cancellation of the Equity Interests under the Plan, authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective


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

Date, Reorganized C&A Corporation may amend and restate its certificates of incorporation or by-laws as permitted by the Delaware General Corporation Law, subject to the terms and conditions of such constituent documents.

     4.   Board Of Directors Of Reorganized C&A Corporation

     The initial board of directors of Reorganized C&A Corporation will be comprised of (a) the chief executive officer of Reorganized C&A Corporation and
(b) six other members selected by the Steering Committee. At least three of the Steering Committee's nominees will qualify as an "independent" director under the New York Stock Exchange Guidelines (whether or not the New Common Stock is listed). The Steering Committee will consult in good faith with the representatives of the Debtors regarding the selection of such members.

     5. New Employment, Retirement, Indemnification And Other Related Agreements And Incentive Compensation Programs

     As of the Effective Date, subject to Article V.F of the Plan, the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (c) make the initial grants under the Equity Incentive Plan as described in Exhibit K to the Plan. Exhibit K and Exhibit L to the Plan provide (a) a description of the Equity Incentive Plan that will take effect as of the Effective Date and (b) a list of the employment agreements and plans that are in effect on the Effective Date, respectively. In addition, Exhibit L to the plan provides a summary and description of the Debtors' employment, retirement, severance, indemnification and other related agreements and incentive compensation programs that are to take or remain in effect on or as of the Effective Date.

     On the Effective Date or as soon as practicable thereafter, the board of directors for the Reorganized C&A Corporation will implement the Equity Incentive Plan to provide stock options to officers, directors and employees of the Reorganized Debtors for up to 5% of the New Common Stock.

     6. New Bank Facility, Obtaining Cash For Plan Distributions And Transfers Of Funds Among The Debtors

     The Reorganized Debtors expect to enter into the New Bank Facility upon emergence from the Chapter 11 Cases. All Cash necessary for the Reorganized Debtors to make the payments provided for in the Plan will be obtained from the Reorganized Debtors' cash balances and operations, the New Bank Facility and the Litigation Trust. The Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy the obligations under the Plan.

     7.   Issuance Of New Common Stock And Warrants

     Reorganized C&A Corporation will issue a single class of New Common Stock, with a par value of 0.01 cents per share, to be distributed under the Plan. In addition, as of the Effective Date, Reorganized C&A Corporation shall authorize:
(i) such shares of New Common Stock as may be required for the Equity Incentive Plan, in accordance with Article IV.C.4 of the Plan; (ii) such additional shares of New Common Stock as may be required to satisfy the Warrants issued pursuant to this Plan; and (iii) such other shares as may be deemed necessary from time to time for general corporate purposes.

     All New Common Stock to be issued on the Effective Date, all options granted under the Equity Incentive Plan, all New Common Stock purchased pursuant to such options and all Warrants (to the extent such Warrants are exercised) shall be subject to the terms of a Shareholders Agreement, substantially on the terms and conditions provided in Exhibit F to the Plan, to be dated as of the Effective Date, executed and delivered by Reorganized C&A Corporation.

     8.   Corporate Action

     The Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; the entry into the New Bank Facility; the distribution of Cash pursuant to the Plan; the


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

issuance and distribution of New Common Stock pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Equity Incentive Plan and the plans and agreements described on Exhibit L to the Plan; and the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor will occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors.

     9.   The Litigation Trust

     On the Effective Date, the Litigation Trust will be implemented pursuant to the terms of the Litigation Trust Agreement attached as Exhibit B to the Plan. On the Effective Date, pursuant to the terms of the Litigation Trust Agreement, the Debtors will transfer the Litigation Trust Assets for and on behalf of the beneficiaries of the Litigation Trust. Upon the transfer of the Litigation Trust Assets, the Debtors will have no reversionary or further interest in or with respect to the Litigation Trust Assets or the Litigation Trust. For all federal income tax purposes, the beneficiaries of the Litigation Trust shall be treated as grantors and owners thereof and it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. The Litigation Trust will initially be funded by the Litigation Trust Funding Amount, which will be transferred to the Litigation Trust on the Effective Date and which will be repaid to the Reorganized Debtors from the first proceeds received by the Litigation Trust.

     10.  Preservation Of Rights Of Action

          a.   Maintenance Of Causes Of Action

     Pursuant to the Plan, the Reorganized Debtors and the Litigation Trust, as applicable, will retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal in an adversary proceeding or contested matter Filed in one or more of the Chapter 11 Cases, including the following actions and any Causes of Actions specified on Exhibit A to the Plan: (a) objections to Claims under the Plan; and (b) any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses, assets or operations or otherwise affecting the Debtors, including possible claims against the following types of parties, both domestic and foreign, for the following types of claims: (i) Causes of Action against vendors, suppliers of goods or services, or other parties for overpayments, back charges, duplicate payments, improper holdbacks, deposits, warranties, guarantees, indemnities or setoff; (ii) Causes of Action against utilities, vendors, suppliers of services or goods, or other parties for wrongful or improper termination, suspension of services or supply of goods, or failure to meet other contractual or regulatory obligations; (iii) Causes of Action against vendors, suppliers of goods or services, or other parties for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtors before the assumption or rejection of the subject contracts; (iv) Causes of Action for any liens, including mechanic's, artisan's, materialmen's, possessory or statutory liens held by any one or more of the Debtors; (v) Causes of Action for payments, deposits, holdbacks, reserves or other amounts owed by any creditor, lessor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor or other party; (vi) Causes of Action against any current or former director, officer, employee or agent of the Debtors arising out of employment related matters, including Causes of Action regarding intellectual property, confidentiality obligations, employment contracts, wage and benefit overpayments, travel, contractual covenants, or employee fraud or wrongdoing; (vii) Causes of Action against any professional services provider or any other party arising out of financial reporting; (viii) Causes of Action arising out of environmental or contaminant exposure matters against landlords, lessors, environmental consultants, environmental agencies or suppliers of environmental services or goods; (ix) Causes of Action against insurance carriers, reinsurance carriers, underwriters or surety bond issuers relating to coverage, indemnity, contribution, reimbursement or other matters;
(x) counterclaims and defenses relating to notes, bonds or other contract obligations; (xi) Causes of Action against local, state, federal and foreign taxing authorities for refunds of overpayments or other payments; (xii) Causes of Action against attorneys, accountants, consultants or other


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

professional service providers relating to services rendered; (xiii) contract, tort or equitable Causes of Action that may exist or subsequently arise; (xiv) any intracompany or intercompany Causes of Action; (xv) Causes of Action of the Debtors arising under section 362 of the Bankruptcy Code; (xvi) equitable subordination Causes of Action arising under section 510 of the Bankruptcy Code or other applicable law; (xvii) turnover Causes of Action arising under sections 542 or 543 of the Bankruptcy Code; (xviii) Causes of Action arising under chapter 5 of the Bankruptcy Code, including preferences under section 547 of the Bankruptcy Code; (xix) Causes of Action against any union arising from, among other things, state or federal law or under a collective bargaining agreement, including any wrongful or illegal acts, any wrongful termination, suspension of performance, defamation or failure to meet other contract or regulatory obligations; and (xx) Causes of Action for unfair competition, interference with contract or potential business advantage, conversion, infringement of intellectual property or other business tort claims. Notwithstanding the foregoing, the Litigation Trust shall not commence or pursue any Causes of Action after the Effective Date against any current vendor of the Reorganized Debtors.

     The Reorganized Debtors and the Litigation Trust will retain the foregoing Causes of Action notwithstanding the rejection of any executory contract or unexpired lease during the Debtors' Chapter 11 Cases. In accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights and Causes of Action that the respective Debtors may hold against any Entity shall vest in the Reorganized Debtors and the Litigation Trust, as the case may be. The applicable Reorganized Debtor or the Litigation Trust, through its authorized agents or representatives, will retain and may exclusively enforce any and all such claims, rights or Causes of Action, and all other similar claims arising pursuant to applicable state laws, including fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession pursuant to the Bankruptcy Code. The Reorganized Debtors and the Litigation Trust will have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any and all such claims, rights and Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party and without any further notice to or action, order or approval of the Bankruptcy Court.

          b. Preservation Of All Causes Of Action Not Expressly Settled Or Released

     Unless a claim or Cause of Action against a creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action in the Plan for later adjudication by the Debtors and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on this Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities pursuant to the Plan expressly reserve the right to pursue or adopt any claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including the plaintiffs or co-defendants in such lawsuits. Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer or transaction may be reviewed by the Reorganized Debtors subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not: (a) such Person has Filed a proof of claim against the Debtors in the Chapter 11 Cases; (b) such Person's proof of claim has been objected to;
(c) such Person's Claim was included in the Debtors' Schedules; or (d) such Person's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

     11.  Certain Employee, Retiree And Workers' Compensation Benefits

          a.   Employee Benefits

     From and after the Effective Date, and except as otherwise set forth herein, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements identified on Exhibit L to the Plan.


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

          b.   Retiree Medical Benefits

     From and after the Effective Date, the Reorganized Debtors will not be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) or any similar health and medical benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits.

          c.   Pension Plan

     From and after the Effective Date, the Reorganized Debtors will not be obligated to pay any benefits in accordance with the terms of any pension plans or other agreements governing the payment of such benefits.

          d.   Workers' Compensation Benefits

     From and after the Effective Date, the Reorganized Debtors may continue to pay workers' compensation benefits in accordance with the Workers' Compensation Order.

          e.   Implementation Of The KERP And Success Sharing Plan

     To the extent the Debtors have not already implemented all or part of the KERP or the Success Sharing Plan prior to the Effective Date, on the Effective Date the Debtors are directed to implement the KERP and the Success Sharing Plan, and the Debtors or Reorganized Debtors will perform any and all obligations thereunder, including the payment of performance bonuses, emergence bonuses and severance amounts contemplated thereby.

     12. Limitations On Amounts To Be Distributed To Holders Of Allowed Insured Claims

     Distributions under the Plan to each Holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the Holder thereof under any pertinent insurance policies and applicable law. Nothing in
Article IV.I of the Plan constitutes a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any Entity may hold against any other Entity, including the Debtors' insurance carriers.

     13. Cancellation And Surrender Of Instruments, Securities And Other Documentation

     Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Plan, the DIP Facility, the Prepetition Facility, the Senior Note Indenture, the Senior Subordinated Note Indenture, the Senior Notes, the Senior Subordinated Notes and the Equity Interests will be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The Holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.

     No distribution under the Plan will be made to or on behalf of any Holder of an Allowed Claim evidenced by Senior Notes or Senior Subordinated Notes unless and until such instruments or securities are received by the Reorganized Debtors to the extent required in Article VI.I of the Plan.

     14.  Creation Of Professional Escrow Account

     On the Effective Date, the Debtors will establish an interest-bearing savings account to be funded and maintained in trust for the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all fees and expenses of Professionals in these Chapter 11 Cases and transfer the amounts necessary (based on estimates of Accrued Professional Fees as of the Effective Date provided by each Professional to the Debtors immediately before the Effective Date) to ensure the payment of all Accrued Professional Compensation through the Effective Date. Additionally, on the Effective Date, all amounts in the Carve Out Account will be transferred to and deposited in the Professional Escrow Account. The Professional Escrow Account will not constitute property of any of the Reorganized Debtors.

     15.  Release Of Liens

     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.

     16. Effectuating Documents; Further Transactions; Exemption From Certain Transfer Taxes

     The Chairman of the Board, Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President and any Vice President of each Debtor and Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary and any Assistant Secretary of each Debtor and Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax or similar tax: (1) the issuance, transfer or exchange of New Common Stock or Warrants; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the execution and delivery of the New Bank Facility; (5) any Restructuring Transaction; or (6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

D.   Treatment Of Executory Contracts And Unexpired Leases

     1. Executory Contracts And Unexpired Leases To Be Assumed Or Assumed And Assigned

     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign to the applicable Reorganized Debtor, as indicated, each of the other Executory Contracts and Unexpired Leases listed on Exhibit M to the Plan; provided that the Debtors reserve the right, at any time prior to the Effective Date, in consultation with the Agent, to amend Exhibit M to the Plan to: (a) delete any Executory Contracts and Unexpired Leases listed therein, thus providing for its rejection pursuant to Article V.C of the Plan or (b) add any Executory Contracts and Unexpired Leases thereto, thus providing for its assumption or assumption and assignment pursuant to Article V.A.1 of the Plan. The Debtors will provide notice of any amendments to Exhibit M to the Plan to the parties to the Executory Contracts and Unexpired Leases affected thereby and the Core Group. Each contract and lease listed on Exhibit M to the Plan will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit M to the Plan does not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Article I.A.111 or V.A.2 of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in Article V.A of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date

     2. Payments Related To The Assumption of Executory Contracts And Unexpired Leases

     Claims based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code, to the extent such Claims arise from monetary defaults, will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (a) by payment of the Cure Amount Claim in Cash on the Effective Date; or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (a) the amount of any such Claim; (b) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter


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

pertaining to assumption or assumption and assignment of such contract or lease, the payment of such Claim will be made following the entry of a Final Order resolving the dispute and approving the assumption.

     3.   Executory Contracts And Unexpired Leases To Be Rejected

     On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to the Plan, each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases to be listed on Exhibit N to the Plan. Each contract and lease listed on Exhibit N to the Plan will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit N to the Plan does not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on Exhibit N to the Plan and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether such contract is listed on Exhibit N to the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code as of the Effective Date.

     4.   Bar Date For Rejection Damages

     Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan gives rise to a Claim (including any Claims arising from those indemnification obligations described in Article V.E of the Plan) by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the notice of the entry of the Confirmation Order or an order of the Bankruptcy Court, no later than 30 days after the Effective Date.

     5.   Obligations To Indemnify Directors, Officers And Employees

     The obligations of each Debtor to indemnify any person serving as one of its directors, officers or employees as of or following the Effective Date by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal Entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor and assigned to the applicable Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date.

     The obligations of each Debtor to indemnify any person who, as of the Effective Date, was no longer serving as a director, officer or employee of such Debtor, which indemnity obligation arose by reason of such person's prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal Entity, whether provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided that to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as Executory Contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Article V.D of the Plan.

     6.   Contracts And Leases Entered Into After The Petition Date

     Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.


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

     7.   Assumption And Assignment Of D&O Insurance

     As of the Effective Date, the Debtors will be deemed to have assumed and assigned to the applicable Reorganized Debtors all of the Debtors' directors' and officers' liability insurance policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the Reorganized Debtors' foregoing assumption of each of the directors' and officers' liability insurance policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the directors' and officers' liability insurance policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan for which no proof of claim need be Filed. The Reorganized Debtors shall maintain customary directors' and officers' liability insurance coverage for the protection of persons serving as directors and officers of the Reorganized Debtors on and after the Effective Date.

E.   Provisions Governing Distributions

     1.   Time Of Distributions

     Except as otherwise provided in Article VI of the Plan and as to DIP Facility Claims and Prepetition Facility Claims, distributions of Cash to be made on the Effective Date to Holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (i) 90 days after the Effective Date and (ii) 90 days after such later date when the applicable conditions of Article V.B of the Plan (regarding cure payments for Executory Contracts and Unexpired Leases being assumed),
Article VI.D.2 of the Plan (regarding undeliverable distributions) or Article VI.I of the plan (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Articles VI.G and VII.C of the Plan.

     On each Quarterly Distribution Date, distributions also will be made, pursuant to Article VII.C of the Plan, to Holders of Disputed Claims as of the Effective Date that were Allowed during the preceding calendar quarter. Such quarterly distributions will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

     2.   Method Of Distributions To Holders Of Claims

     Reorganized C&A Corporation, or such Third Party Disbursing Agents as Reorganized C&A Corporation may employ in its sole discretion, will make all distributions of Cash, New Common Stock and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other Entities to assist in or make the distributions required by the Plan.

     Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized C&A Corporation reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services without Bankruptcy Court approval. These payments will be made on terms agreed to with Reorganized C&A Corporation and will not be deducted from distributions to be made pursuant to the Plan to Holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

     3.   Delivery Of Distributions Generally

     Except as provided in Article VI.D.1(b) of the Plan, distributions to Holders of Allowed Claims will be made (i) at the addresses set forth on the respective proofs of Claim Filed by Holders of such Claims; (ii) at the addresses set forth in any written certification of address change delivered to the relevant Disbursing Agent (including pursuant to a letter of transmittal delivered to the relevant Disbursing Agent) after the date of Filing of any related proof of Claim; or (iii) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the relevant Disbursing Agent has not received a written notice of a change of address.

     4.   Distributions To Holders Of Prepetition Facility Claims

     Distributions of Cash to Holders of Prepetition Facility Claims will be made on the Effective Date by the Debtors or a Disbursing Agent to the Agent, JPMorgan, for the Pro Rata benefit of the Holders of Prepetition Facility

Claims. Distributions to Holders of Prepetition Facility Claims shall be effected by wire transfer of immediately available funds. Distribution of New Common Stock to Holders of Prepetition Facility Claims will be made on the Effective Date by the Debtors or a Disbursing Agent to the respective Holder of Prepetition Facility Claims.

     5.   Distributions To Holders Of Senior Note Claims

     Subject to the requirements of Article VI.I of the Plan, distributions to Holders of Allowed Senior Note Claims will be made by a Disbursing Agent to the record holders of the Senior Notes as of the Distribution Record Date as identified on a record holder register to be provided to the Disbursing Agent by the Senior Note Indenture Trustee within five Business Days after the Distribution Record Date. This record holder register will provide the name, address and holdings of each respective registered Holder of Senior Notes as of the Distribution Record Date.

     6.   Undeliverable Distributions Held By Disbursing Agents

     If any distribution to a Holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such Holder unless and until the applicable Disbursing Agent is notified by written certification of such Holder's then-current address. Undeliverable distributions will remain in the possession of the applicable Disbursing Agent until such time as a distribution becomes deliverable. Undeliverable Cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Undeliverable New Common Stock will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

     On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to Holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable, a Pro Rata share of the net yield earned by the applicable Disbursing Agent from the investment of any undeliverable cash from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

     Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Unclaimed Cash will become property of Reorganized C&A Corporation, free of any restrictions thereon, and any such Cash held by a Third Party Disbursing Agent will be returned to Reorganized C&A Corporation. Unclaimed Warrants will be canceled. Nothing contained in the Plan or the law will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

     7.   Distribution Record Date

     The Distribution Record Date will be the date set by the Bankruptcy Court for determining the Holders of Claims entitled to vote on the Plan. As of the close of business on the Distribution Record Date, the respective transfer registers for the Senior Notes, as maintained by the Debtors or the Indenture Trustees, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Senior Note Claim that occurs after the close of business on the Distribution Record Date, and any Disbursing Agent will be entitled for all purposes herein to recognize and make distributions only to those Holders of Senior Note Claims who are Holders of such Claims as of the close of business on the Distribution Record Date.

     Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Classes 5 and 6 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

     8.   Means Of Cash Payments

     Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan on behalf of DIP Facility Claims and Prepetition Facility Claims will be made to the respective administrative agent on the Effective Date by wire transfer of immediately available funds.

     9.   De Minimis Distributions

     No Disbursing Agent will distribute Cash to the Holder of an Allowed Claim in an Impaired Class if the amount of Cash to be distributed on account of such Claim is less than $25. Any Holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any Cash not distributed will be the property of Reorganized C&A Corporation, free of any restrictions thereon, and any such Cash held by a Third Party Disbursing Agent will be returned to Reorganized C&A Corporation.

     10.  Compliance With Tax Requirements

     To the extent applicable, each Disbursing Agent will comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, each Entity receiving a distribution of Cash, New Common Stock or Warrants pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other tax obligations.

     11.  Setoffs

     Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and Causes of Action that the Debtor or Reorganized Debtor may possess against such a Claim Holder.

     12.  Surrender Of Canceled Instruments Or Securities

     As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by Senior Notes or Senior Subordinated Notes, the Holder of such Claim must surrender, in accordance with the provisions of Article II.I of the Plan, the applicable Senior Notes or Senior Subordinated Notes to the applicable Reorganized Debtor or Disbursing Agent, together with any letter of transmittal required by such Reorganized Debtor or Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Article VI.D.2 of the Plan.

F.   Procedures For Resolving Disputed Claims

     1.   Objections To Claims

     All objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Bar Date, and (a) if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Chapter 11 Cases; and (b) if Filed after the Effective Date, such objections will be served on the United


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

States trustee. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date.

     2.   Authority To Prosecute Objections

     After the Effective Date, except as provided in the following paragraph, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided that (a) the Reorganized Debtors will promptly File with the Bankruptcy Court a written notice of any settlement or compromise of a Claim with a Face Amount in excess of $1,000,000 and (b) the Agent and the United States trustee will be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise will be deemed final without further action of the Bankruptcy Court.

     Notwithstanding the foregoing, after the Effective Date, only the Litigation Trust will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims in Classes 5, 6 and 8. After the Effective Date, the Litigation Trust may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided that (a) the Litigation Trust will promptly File with the Bankruptcy Court a written notice of any settlement or compromise of a Claim with a Face Amount in excess of $1,000,000 and (b) the Agent and the United States trustee will be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors no later than 20 days after the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise will be deemed final without further action of the Bankruptcy Court.

     3.   Treatment Of Disputed Claims

     Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

G.   Conditions Precedent To Confirmation And Consummation Of The Plan

     1.   Conditions To Confirmation

     The following are conditions precedent to Confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article VIII.C of the
Plan:

          (a) The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors and the Agent on or before December 15, 2006.

          (b) The Plan and Exhibits thereto (as confirmed or approved by the Confirmation Order) shall be in form and substance satisfactory to the Debtors and the Agent, in consultation with the Prepetition Lenders.

          (c) The Debtors shall have obtained a written commitment for the New Bank Facility in form and substance satisfactory to the Debtors and the Agent, in consultation with the Prepetition Lenders.

          (d) The Debtors and OEMs shall have entered into agreements and/or the Bankruptcy Court shall have entered orders (which shall not have been vacated or stayed) approving OEM Bankruptcy Rule 9019 Settlements, providing individually or in combination for the following matters with respect to each OEM in form and substance satisfactory to the Debtors and the Agent, in consultation with the Prepetition Lenders: (a) long term business arrangements that are demonstrably consistent with the Debtors' projections attached to this Disclosure Statement;
(b) the availability of expedited payment terms on an agreed schedule; (c) deferral of resourcing; (d) addition of the relevant Reorganized Debtors to bid lists for new business; (e) if applicable, awards of new business; (f) resolution of material commercial issues; and (g) where appropriate, mutual releases.

          (e) The Debtors shall have obtained certain cost savings at manufacturing facilities on Exhibit O to the Plan, or the Debtors shall have developed a plant rationalization strategy for certain of such manufacturing facilities, in each case acceptable to the Debtors and the Agent, in consultation with the Prepetition Lenders.

          (f) The Bankruptcy Court shall have entered an order (which shall not have been vacated or stayed), which shall provide that the Debtors' pension plan for United States employees is terminated.

          (g) The Bankruptcy Court shall have entered an order (which shall not have been vacated or stayed), which shall provide that the Reorganized Debtors have no OPEB Liability.

          (h) The investigations of the Securities and Exchange Commission and the Department of Justice shall have been resolved in form and substance satisfactory to the Debtors and the Agent, in consultation with the Prepetition Lenders.

     2.   Conditions Precedent To Consummation

     The following are conditions precedent to Consummation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article VIII.C of the
Plan:

          (a) All conditions to Confirmation of the Plan set forth in Article VIII.A of the Plan shall remain satisfied.

          (b) Each order of the Bankruptcy Court referred to in Article VIII.A of the Plan shall have become a Final Order.

          (c) The (i) drawn amounts under the New Bank Facility (excluding outstanding, undrawn letters of credit) plus (ii) capital leases and less (iii) Cash on hand or expected proceeds from non-core asset sales shall be no more than an amount acceptable to the Debtors and the Agent, in consultation with the Prepetition Lenders.

          (d) The Debtors available liquidity, including cash and unused commitments under the New Bank Facility (after giving effect to the distributions to be made on or about the Effective Date pursuant to the Plan), shall be an amount acceptable to the Debtors and the Agent, in consultation with the Prepetition Lenders.

          (e) Since August 31, 2006, there shall have been no material adverse change with respect to the Debtors' results of operations, the Debtors' projections attached to this Disclosure Statement or the reasonable likelihood of the Debtors achieving such projections.

          (f) None of the OEMs shall then be a debtor in a case pending under the Bankruptcy Code.

          (g) The closing and initial funding shall have occurred under the New Bank Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.

          (h) The New Common Stock shall have been issued in accordance with the Plan.

          (i) The employment agreements for parties to be listed on Exhibit L to the Plan shall have been approved by the Reorganized Debtors.

          (j) The Litigation Trust shall have been funded with the Litigation Trust Funding Amount, which shall be repaid to the Reorganized Debtors from the first proceeds received by the Litigation Trust.

          (k) The Shareholders Agreement shall have been executed in a form satisfactory to the Debtors and the Agent, in consultation with the Prepetition Lenders.

          (l) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived.

          (m) The Effective Date shall have occurred no later than February 28, 2007.

     3.   Waiver Of Conditions

     The Debtors, in the Debtors' discretion and with the consent of the Agent, in consultation with the Prepetition Lenders, may waive any of the conditions to Confirmation of the Plan set forth in Article VIII.A of the Plan or Consummation of the Plan set forth in Article VIII.B of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

     4.   Effect Of Non-Occurrence Of Conditions To Consummation

     If the Consummation of the Plan does not occur, the Plan will be null and void in all respects and nothing contained in the Plan or this Disclosure Statement will: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in any Debtor; (b) prejudice in any manner the rights of any Debtor or any other party; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor in any respect.

H.   Cramdown

     The Debtors expect to request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.

I.   Settlement, Release, Injunction And Related Provisions

     1.   Compromise And Settlement

     As of the Effective Date, the Plan constitutes a settlement, compromise and release, including for substantive consolidation purposes, of rights arising from or relating to the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions and treatments hereunder take into account for and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code, substantive consolidation or otherwise. The Confirmation Order will constitute the Bankruptcy Court's finding and determination that the settlements reflected in the Plan, including all issues pertaining to claims for substantive consolidation (which are settled by the distributions in the Plan) are (1) in the best interests of the Debtors and their Estates, (2) fair, equitable and reasonable, (3) made in good faith and
(4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the allowance, classification and treatment of Allowed Claims take into account any causes of action, claims or counterclaims, whether under the Bankruptcy Code or otherwise under applicable law, that may exist: (1) between the Debtors and the Releasing Parties; and (2) as between the Releasing Parties (to the extent set forth in the Third Party Release). As of the Effective Date, any and all such causes of action, claims and counterclaims are settled, compromised and released pursuant to the Plan. The Confirmation Order will approve all such releases of contractual, legal and equitable subordination rights, causes of action, claims and counterclaims against each such Releasing Party that are satisfied, compromised and settled pursuant to the Plan. Nothing in Article X.A of the Plan will compromise or settle in any way whatsoever, any Claims or Causes of Action that the Debtors or the Reorganized Debtors may have against the Non-Released Parties.

     2.   Releases By The Debtors

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, EACH OF THE DEBTORS WILL PROVIDE A FULL DISCHARGE AND RELEASE TO THE DEBTOR RELEASEES AND EACH SUCH DEBTOR RELEASEE'S RESPECTIVE PROPERTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, CURRENTLY EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR


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

OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES OR THE PLAN.

     THE DEBTORS WILL NOT HAVE RELEASED NOR BE DEEMED TO HAVE RELEASED ANY OF THE CAUSES OF ACTION TO BE SET FORTH ON EXHIBIT A TO THE PLAN OR ANY CLAIMS OR CAUSES OF ACTION THAT THEY OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

     3.   Third Party Release

     AS OF THE EFFECTIVE DATE, (1) EACH HOLDER OF A CLAIM THAT VOTES IN FAVOR OF THE PLAN AND (2) EACH ENTITY THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR EQUITY INTEREST OR AT ANY TIME WAS A CREDITOR OR STOCKHOLDER OF ANY OF THE DEBTORS AND THAT DOES NOT VOTE ON THE PLAN OR VOTES AGAINST THE PLAN WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS (INCLUDING DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE DEBTORS' OR THE REORGANIZED DEBTORS' OBLIGATIONS UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, CURRENTLY EXISTING OR HEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO A DEBTOR, THE CHAPTER 11 CASES OR THE PLAN THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST ANY DEBTOR RELEASEE OR RELEASING PARTY.

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE RELEASING PARTIES WILL NOT HAVE RELEASED NOR DEEMED TO HAVE RELEASED ANY CLAIMS OR CAUSES OF ACTION THAT THEY, THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

     4.   Exculpation

     Pursuant to the Plan, the Exculpated Parties will neither have nor incur any liability to any Person or Entity for any prepetition or postpetition act taken or omitted to be taken in connection with or related to formulating, negotiating, preparing, disseminating, implementing or administering the Plan, this Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or confirming or consummating the Plan; provided that the Exculpated Parties will have liability resulting from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

     5.   Indemnification

     Pursuant to the Plan, on and from the Effective Date, and effective as of the Effective Date, the Reorganized Debtors will jointly and severally indemnify and hold harmless, each of the Releasing Parties, their respective predecessors and successors in interest and the respective current and former officers, directors, employees, members, partners, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, affiliates, agents and representatives of each of them for all costs, expenses, loss, damage or liability incurred by any such parties arising from or related in any way to any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including those arising from or related in any way to: (1) any acquisition by any such party of any indebtedness of the Debtors; (2) any action or omission of any such party with respect to any such indebtedness of the Debtors (including any action or omission of any such party with respect to the acquisition, holding, voting or disposition of any such investment); (3) any action or omission of any such party in such party's capacity as an officer, director, employee or agent of, or advisor to any Debtor; (4) any disclosure made or not made by any person to any current or former Holder of any such indebtedness of the Debtors; (5) any consideration paid to any such party by any of the Debtors in respect of any investment by any such party in any indebtedness of the Debtors or in respect of any services provided by any such party to any Debtor; and (6) any action taken or not taken in connection with the Chapter 11 Cases or the Plan. In the event that any such party becomes involved in any action, proceeding or investigation brought by or against any person, as a result of matters to which the foregoing indemnity may relate, the Reorganized Debtors will promptly reimburse any such party for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided that notwithstanding anything in the Plan to the contrary, the Plan will not indemnify nor be deemed to have indemnified any of the Non-Released Parties.

     6.   Discharge Of Claims And Termination Of Equity Interests

     Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Equity Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date and all debts of the kind specified in section 502(g), (h) or (i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Equity Interests and other rights of equity security holders in the Debtors.

     In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Equity Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest.

G.   Injunction

     IF YOU ACCEPT ANY DISTRIBUTION PURSUANT TO THE PLAN, YOU WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE FOLLOWING INJUNCTIONS SET FORTH IN ARTICLE XI.G OF THE PLAN.

     From and after the Effective Date, Entities holding Claims to be discharged or Equity Interests to be terminated pursuant to the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims or Equity Interests: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to clause
(1), above; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and
(5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     From and after the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are to be released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (1) commencing or continuing in any manner any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released Entity; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.


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J.   Retention Of Jurisdiction

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible.

K.   Miscellaneous Provisions

     1.   Special Provisions Regarding Sale Of Entire Business

     Consistent with the continued marketing of the Debtors, the Plan provides for the sale of the Debtors through a purchase of New Common Stock on the Effective Date. For such a sale to take place, the Debtors and Required Prepetition Lenders (Prepetition Lenders holding in the aggregate two-thirds in amount and a majority in number of the Prepetition Facility Claims) would have to agree on the consideration to be received in exchange for the New Common Stock. In that event, all (but not less than all) of the New Common Stock, otherwise distributable to the Holders of Class 3 Claims, would be purchased on the Effective Date by one or more purchasers for such consideration. The Prepetition Lenders would still receive the consideration and benefits set forth in the Plan other than the New Common Stock. In the event that there is more than one prospective purchaser willing to pay a price acceptable to the Required Prepetition Lenders, the purchaser(s) offering the highest and best consideration would prevail, with any consideration in excess of such price being made available to other constituencies as their interests may appear. The Debtors may make reasonable modifications to the Plan to facilitate a purchase of the entire business by one or more purchasers and the distribution of the consideration paid therefor.

     2. Special Provisions Regarding Indenture Trustees' Administrative Claims And Allowed Claims

     In full satisfaction of the Indenture Trustees' Administrative Claims, if any, any charging lien held by the Indenture Trustees will be preserved. Distributions received by Holders of Allowed Claims in respect of Senior Notes and Senior Subordinated Notes pursuant to the Plan will be reduced on account of payment of the Indenture Trustees' Administrative Claims.

     3. Special Provisions Regarding The Treatment Of Allowed Secondary Liability Claims

     Secondary Liability Claims include Claims that arise from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor.

     On the Effective Date, the Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being Reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other entity will be Reinstated. Except as provided in Article III.F.1, Holders of Allowed Secondary Liability Claims will be entitled to only one distribution in respect of such underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

     4.   Dissolution Of The Creditors' Committee

     On the Effective Date, the Creditors Committee will dissolve and the members of the Creditors Committee will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors Committee and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Article III.A.1(g)(ii)(a) of the Plan and in connection with any appeal of the Confirmation Order.

     5.   Modification Or Revocation Of The Plan

     Pursuant to the Plan, with the prior written consent of the Creditors Committee, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation. In


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addition, the Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date.

                                   ARTICLE V.
               STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

     The following is a brief summary of the Plan Confirmation process. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult their own attorneys.

A.   The Confirmation Hearing

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to Confirmation of the Plan.

     THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING TO COMMENCE ON [MONTH DAY], 2006 AT [__:__] [A./P.M.] PREVAILING EASTERN TIME BEFORE THE HONORABLE STEVEN W. RHODES, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF MICHIGAN, LOCATED AT 211 WEST FORT STREET, SUITE 1825, DETROIT, MICHIGAN 48226. THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT THEREOF.

     OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE [MONTH DAY], 2006, IN ACCORDANCE WITH THE [SOLICITATION NOTICE] FILED AND SERVED ON HOLDERS OF CLAIMS, HOLDERS OF EQUITY INTEREST AND OTHER PARTIES IN INTEREST. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE [SOLICITATION NOTICE], THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.   Confirmation Standards

     To confirm the Plan, the Bankruptcy Court must find that the requirements of section 1129 of the Bankruptcy Code have been satisfied, among other things. The requirements of section 1129 of the Bankruptcy Code are listed below:

     1.   The Plan complies with the applicable provisions of the Bankruptcy
          Code;

     2. The Debtors, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code;

     3. The Plan has been proposed in good faith and not by any means forbidden by law;

     4. Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the cases, has been disclosed to the Bankruptcy Court, and any such payment made before the Confirmation of the Plan is reasonable, or if such payment is to be fixed after the Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

     5. With respect to each Class of Impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code;


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     6.   Each Class of Claims or Equity Interests that is entitled to vote on the Plan either has accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code;

     7. Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon as reasonably practicable thereafter;

     8. At least one Class of Impaired Claims or Equity Interests will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Equity Interest of such Class;

     9. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan;

     10. All fees of the type described in 28 U.S.C. Section 1930, including the fees of the United States trustee, will be paid as of the Effective Date; and

     11.  The Plan addresses payment of retiree benefits in accordance with section 1114 of the Bankruptcy Code.

     The Debtors believe that the Plan satisfies the requirements of section 1129 of the Bankruptcy Code, including, without limitation, that (i) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code, (ii) the Debtors have complied or will have complied with all of the requirements of chapter 11 and (iii) the Plan has been proposed in good faith.

C.   Best Interests Of Creditors Test, Liquidation And Valuation Analyses

     Often called the "best interests" test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to Confirmation, that each Holder of a Claim or Equity Interest in each Impaired
Class: (1) has accepted the Plan; or (2) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (a) estimate the Cash proceeds (the "Liquidation Proceeds") that a chapter 7 trustee would generate if each Debtor's Chapter 11 Case were converted to a chapter 7 case and the assets of such Debtor's Estate were liquidated; (b) determine the distribution ("Liquidation Distribution") that each non-accepting Holder of a Claim or Equity Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and (c) compare each Holder's Liquidation Distribution to the distribution under the Plan ("Plan Distribution") that such Holder would receive if the Plan were Confirmed and consummated.

     To assist the Bankruptcy Court in making the findings required under section 1129(a)(7), the Debtors management, together with KZC and Lazard, prepared the Liquidation Analysis attached as APPENDIX B hereto (to assist in parts (a) and (b), above) and the Valuation Analysis attached as APPENDIX C hereto (to assist in part (c), above).

     The Debtors believe that the Plan will produce a greater recovery for Holders of Allowed Claims than would be achieved in a chapter 7 liquidation because, among other things, proceeds available for distribution in a liquidation under chapter 7 would not include the Debtors' going concern value, the administrative and postpetition claims generated by a conversion to a chapter 7 case and the administrative costs of liquidation and associated delays in connection with a chapter 7 liquidation that likely would diminish the assets available for distribution to Holders of Allowed Claims. The value of the equity in the Reorganized Debtors upon the Debtors' exit from bankruptcy as a going concern is projected to be greater than the recovery realized from a liquidation of the Debtors' assets.

D.   Financial Feasibility

     Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to Confirmation, that Confirmation is not likely to be followed by the liquidation of the Debtors or the need for further financial reorganization. For purposes of demonstrating that the Plan meets this "feasibility" standard, the Debtors, together with Lazard and KZC, have analyzed the ability of the Reorganized Debtors to meet their obligations under the


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Plan and to retain sufficient liquidity and capital resources to conduct their businesses, taking into account the Financial Projections attached as APPENDIX
C. In general, the Debtors believe that with a significantly deleveraged capital structure, the Debtors' business will be viable.

E.   Acceptance By Impaired Classes

     The Bankruptcy Code also requires, as a condition to confirmation, that each class of claims or equity interests that is impaired under a plan accept the plan, with the exception described in the following section. A class that is not "impaired" under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is "impaired" unless the plan (1) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest or (2) cures any default and reinstates the original terms of the obligation.

     Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance. Under section 1126(d) of the Bankruptcy Code, a class of equity interests has accepted the plan if holders of such equity interests holding at least two-thirds in amount actually voting have voted to accept the plan.

F.   Confirmation Without Acceptance By All Impaired Classes

     Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan; provided that such plan has been accepted by at least one impaired class.

     Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an impaired class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

     In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors. Accordingly, two classes of Holders of Unsecured Claims could be treated differently without unfairly discriminating against either class.

     The condition that a plan be "fair and equitable" with respect to a non-accepting class of secured claims includes the requirements that: (1) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the secured claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (2) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the debtor's plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

     The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured claims includes the requirement that either:
(1) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the Effective Date, equal to the allowed amount of such claim; or (2) the holder of any claim or equity interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or equity interest.

     The condition that a plan be "fair and equitable" with respect to a non-accepting class of equity interests includes the requirements that either:
(1) the plan provide that each holder of an equity interest in such class receive or retain under the plan, on account of such equity interest, property of a value, as of the Effective Date, equal to the greater of (a) the allowed amount of any fixed liquidation preference to which such holder is entitled, (b) any fixed redemption price to which such holder is entitled or (c) the value of such interest; or (2) if the class does not receive such an amount as required under (1), no class of equity interests junior to the non-accepting class may receive a distribution under the plan.


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     The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b)
of the Bankruptcy Code with respect to any Impaired Class, as applicable, presumed to reject the Plan, and the Debtors reserve the right to do so with respect to any other rejecting Class of Claims or Equity Interests, as applicable, or to modify the Plan. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Class that is Impaired under the Plan.

     The Debtors submit that if the Debtors "cram-down" the Plan pursuant to
Section 1129(b) of the Bankruptcy Code, the Plan will be structured such that it does not "discriminate unfairly" and satisfies the "fair and equitable" requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. If the Debtors seek to "cram-down" the Plan on Holders of Secured Claims, all such Holders shall receive a distribution that satisfies the fair and equitable requirement. With respect to fair and equitable requirement with respect to Holders of Unsecured Claims, such Holders will not receive a distribution equal to the Allowed amount of their Claims, but no junior Claim or Equity Interest receives any distribution under the Plan. Holders of Equity Interests will receive no distribution under the Plan, but there is no junior Claim or Equity Interest that will receive any distribution under the Plan either. Therefore, the requirements of section 1129(b) of the Bankruptcy Code would be satisfied in the event that the Debtors are required to "cram down."

                                   ARTICLE VI.
                CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING

     HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.   Certain Bankruptcy Considerations

     1. Undue Delay In Confirmation May Significantly Impact The Debtors' Ability To Attract New Business And Retain Existing Business

     The prolonged continuation of the Chapter 11 Cases could adversely affect the Debtors' ability to attract new business and retain existing business. So long as the Chapter 11 Cases continue, senior management of the Debtors will be required to spend a significant amount of time and effort dealing with the Debtors' reorganization instead of focusing exclusively on developing future business opportunities for the Debtors. In addition, the longer the Chapter 11 Cases continue, the more likely it is that the Debtors' customers, suppliers, distributors and agents will lose confidence in the Debtors' ability to successfully reorganize their businesses and will seek to establish alternative commercial relationships.

     2. Undue Delay In Confirmation May Significantly Disrupt Operations Of The Debtors

     The impact that a continued prolonging of the Chapter 11 Cases may have on operations of the Debtors cannot be accurately predicted or quantified. Since the announcement of the filing of the Chapter 11 Cases, the Debtors have suffered certain disruptions in operations.

     The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could further adversely affect operations and relationships with the Debtors' customers, vendors, employees, regulators and program partners. If Confirmation and Consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for Professional fees and similar expenses. In addition, prolonged Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with the Debtors' financial reorganization instead of focusing on the operation of the Debtors' businesses.


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     3.   The Debtors May Not Be Able To Obtain Confirmation Of The Plan

     The Debtors cannot ensure that they will receive the requisite acceptances to confirm the Plan. Even if the Debtors receive the requisite acceptances, the Debtors cannot ensure that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of Claims or Equity Interests might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that this Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things: (a) a finding by the Bankruptcy Court that the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes; (b) Confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization; and (c) the value of distributions to non-accepting Holders of Claims and Equity Interests within a particular Class under the Plan will not be less than the value of distributions such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all Administrative Claims and costs associated with any such chapter 7 cases. The Debtors believe that Holders of Equity Interests in Collins & Aikman Corporation and Collins & Aikman Products Co. would receive no distribution either under liquidation pursuant to chapter 7 or under chapter 11.

     The Confirmation and Consummation of the Plan are also subject to certain conditions described in Article VIII. If the Plan is not confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims and Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

     4. The Bankruptcy Court May Not Approve The Compromise And Settlement Contemplated By The Plan, Including For Substantive Consolidation Purposes

     As described in more detail in Article IV.I.1 herein, the Plan constitutes a settlement, compromise and release, including for substantive consolidation purposes, of rights arising from or relating to the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions and treatments hereunder take into account for and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code, substantive consolidation or otherwise. This settlement, compromise and release requires approval by the Bankruptcy Court in the Confirmation Order. The Debtors cannot ensure that the Bankruptcy Court will approve of the settlement described in Article X.A the Plan.

     5.   Parties In Interest May Object To The Debtors' Classification Of
          Claims

     Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. The Debtors believe that Claims that are subject to indentures, including the Senior Note Claims and the Senior Subordinated Note Claims are properly separated from each other and from General Unsecured Claims against the Debtors. Certain Holders of Claims may object to this.

     6. The Debtors May Object To The Amount Or Secured Or Priority Status Of A Claim

     The Debtors reserve the right to object to the amount or the secured or priority status of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of Claims or Equity Interest whose Claim or Equity Interest is subject to an objection. Any such Holder of a Claim or Equity Interest may not receive its specified share of the estimated distributions described in this Disclosure Statement.


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     7.   Procedures For Contingent And Unliquidated Claims

     Notwithstanding any language in any Holder's proof of Claim or otherwise, the Holder of a contingent or unliquidated Claim shall not be entitled to receive or recover any amount in excess of the amount: (a) stated in the Holder's proof of Claim, if any, as of the Distribution Record Date; (b) if the proof of Claim provides no monetary value of such Holders' Claim on the Distribution Record Date, the amount the Debtors elect to withhold for the Reserved Shares.

B.   Factors Affecting The Value Of The Securities To Be Issued Under The Plan

     COLLINS & AIKMAN CORPORATION HAS NOT FILED ITS PERIODIC REPORTS WITH THE SEC BECAUSE ITS FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004. IN ADDITION, THE FINANCIAL INFORMATION CONTAINED IN SUCH PREVIOUSLY FILED REPORTS SHOULD NOT BE RELIED UPON. RESTATED FINANCIAL INFORMATION FOR SUCH PERIODS IS NOT AVAILABLE AND, WERE IT AVAILABLE, COULD AFFECT THE VALUE OF THE NEW COMMON STOCK AND BE MATERIAL TO YOUR DECISION WHETHER YOU VOTE TO ACCEPT THE PLAN. FURTHERMORE, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED OR REVIEWED BY OUR INDEPENDENT ACCOUNTANTS AND COULD CHANGE IF AUDITS ARE COMPLETED.

     1. The Reorganized Debtors' Previously Audited Financial Statements For Collins & Aikman Corporation Should Not Be Relied Upon

     You should not rely on previously filed financial information regarding the Debtors' results, because the financial information is subject to restatement. Furthermore, the Debtors' financial information included herein may change if such prior fiscal years were to be re-audited and restated. You must evaluate whether or not to vote to accept the Plan without the benefit of this information.

     The Debtors cannot indicate what the results of their operations or financial condition for those periods were. While the Debtors have indicated their views concerning certain financial accounting issues that would affect those results, there could be additional changes to the Debtors' reported periods that are unknown, and these additional changes may be materially adverse to investors. If the results of the Debtors' prior periods were currently available to you, they could be material to your decision whether or not to vote to confirm the Plan.

     2. The Debtors Have Not Filed Their Most Recent Periodic Reports With The SEC, And Material Information Concerning Their Operating Results And Financial Condition Is Therefore Unavailable

     You must evaluate whether to vote to accept the Plan without financial information in the form required by applicable securities laws and on a basis that may materially differ once the audits and restatements described in the preceding risk factor are completed. The information to be contained in the Debtors' periodic reports required to be filed with the SEC is unavailable at this time, and this information, were it available, could be material to the valuation of the securities issued under the Plan. Until the Debtors complete their on-going analysis, audits and/or restatements of their historical results, they will be unable to certify as to the material accuracy and completeness of their financial results.

     In addition, the financial information included in the Debtors' monthly operating reports filed with the Bankruptcy Court during the Chapter 11 Cases are unaudited and have not been reviewed by the Debtors' auditors. If and when the Debtors complete their audit, the financial information in the monthly operating reports is subject to change and such change could be material.

     3. Any Adverse Outcome Of Investigations Currently Being Conducted By The SEC Or The United States Attorney's Office Could Have A Material Adverse Impact On The Value Of The Securities Issued Under The Plan

     The Debtors are cooperating with investigations currently being conducted by the SEC and the United States Attorney's Office. The Debtors cannot currently predict the outcome of either of these investigations, which could be material. Nor can they predict whether any additional investigation(s) will be commenced or, if so, the impact or outcome of any such additional investigation(s). Until these existing investigations and any additional investigations that may arise in connection with the historical conduct of the businesses are resolved, the price of the Debtors' securities


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may be adversely affected. If an unfavorable result occurred in any such investigation, the Debtors could be required to pay civil and/or criminal fines or penalties, or be subjected to other types of sanctions, which could have a material adverse effect on the Debtors' operations.

     4.   There May Be No Liquid Trading Market For The New Common Stock

     The Plan does not require the Reorganized Debtors to register the New Common Stock under the Exchange Act or to apply to list the New Common Stock on any stock exchange or the Nasdaq National Market. There can be no assurance as to when or if New Common Stock will be listed or, even if listed, that a liquid trading market for the New Common Stock will develop. The liquidity of any market for the New Common Stock will depend, among other things, upon the number of holders of New Common Stock, the Reorganized Debtors' financial performance and the market for similar securities, none of which can be determined or predicted. Therefore, the Reorganized Debtors cannot assure you as to when or if a trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.

     The New Common Stock will be a new issue of securities with no established trading market or prior trading history. There can be no assurance regarding the future development of a market for the New Common Stock, the ability of holders thereof to sell their New Common Stock or the price for which such holders may be able to sell their New Common Stock. If a market were to develop, the New Common Stock could trade at prices lower than their initial value. The trading price of the New Common Stock will depend on many factors, including factors beyond the Reorganized Debtors' control. Furthermore, the liquidity of, and trading market for, the New Common Stock may be adversely affected by price declines and volatility in the market for similar securities, as well as by any changes in the Reorganized Debtors' financial condition or results of operations.

     The Reorganized Debtors may not be subject to the reporting requirements under the Exchange Act, and holders of New Common Stock may not receive reports from the Reorganized Debtors. Consequently, any holder of New Common Stock may have to bear the economic risk of its investment for an indefinite period of time.

     5. The Trading Price For New Common Stock May Be Depressed Following The Effective Date

     Assuming Consummation of the Plan, the New Common Stock is intended to be issued substantially simultaneously to Holders of Allowed Claims, with a reserve for Disputed Claims, to be distributed periodically as such Disputed Claims become Allowed Claims. Following the Effective Date, such Holders may seek to dispose of the New Common Stock in an effort to obtain liquidity, which could cause the initial trading prices for these securities to be depressed, particularly in light of the fact that there may be no liquid trading market for New Common Stock.

     6.   The Plan Exchanges Junior Securities For Senior Securities

     If the Plan is confirmed and consummated, Holders of Unsecured Claims will receive Warrants for New Common Stock. Thus, in agreeing to the Plan, such Holders will be consenting to the exchange of their Claims, which may have, among other things, a stated interest rate, a maturity date and a liquidation preference over equity securities, Warrants for New Common Stock, which will be subordinate to all Claims of the reorganized Debtors.

     7. The Reorganized Debtors May Not Be Able To Achieve Their Projected Financial Results

     The Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that the Reorganized Debtors have assumed in projecting their future business prospects. If the Reorganized Debtors do not achieve these projected revenue or cash flow levels, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date.

     8. The Debtors' Financial Projections Are Subject To Inherent Uncertainty Due To The Numerous Assumptions Upon Which They Are Based

     The Debtors projected financial results are based on numerous assumptions including, without limitation: the timing, Confirmation and Consummation of the Plan in accordance with its terms; the anticipated future performance of the Reorganized Debtors; automotive industry performance; general business and economic conditions; and other matters, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize.


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In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement was approved by the Bankruptcy Court may affect the actual financial results of the Reorganized Debtors' operations. These variations may be material and may adversely affect the ability of the Reorganized Debtors to make payments with respect to indebtedness following the Consummation of the Plan. This Disclosure Statement does not reflect any events that may occur subsequent to the date hereof. Such events may have a material impact on the information contained in this Disclosure Statement.

     9. The Actual Allowed Amounts Of Claims May Differ From The Estimated Claims And Adversely Affect The Percentage Recovery On Unsecured Claims

     The estimated Claims set forth in this Disclosure Statement are based on various assumptions. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual amounts of Allowed Claims may differ significantly from the estimated amount of Allowed Claims contained herein. As a result, such differences may materially and adversely affect the percentage recovery to Holders of such Claims under the Plan.

     10.  A Small Number Of Holders May Control The Reorganized Debtors

     As a result of Confirmation and consummation of the Plan, a small number of holders may own a significant percentage of the shares of outstanding New Common Stock. Accordingly, such holders may exercise a controlling influence over the businesses and affairs of the Reorganized Debtors, have the power to elect directors, approve significant mergers, or the sale of all or substantially all of the assets of the Reorganized Debtors.

     11. The Exercise Or Conversion Of Equity Interests Will Cause Dilution To The Ownership Percentage Of The New Common Stock

     If the terms of the Equity Incentive Plan and Warrants allow for the Holders to exercise the right to convert the securities into common stock, such conversions would dilute the ownership percentage represented by the New Common Stock distributed under the Plan. In addition, if other equity interests are distributed to management or employees as discussed elsewhere in this Disclosure Statement, such distributions also will dilute the ownership percentage represented by the New Common Stock distributed under the Plan.

     12.  The New Common Stock May Be Issued In Odd Lots

     Holders of Allowed Claims may receive odd lot distributions (less than 100 shares) of New Common Stock. Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

     13. The Reorganized Debtors May Not Pay Cash Dividends On The New Common Stock For The Foreseeable Future

     The Terms of the New Bank Facility may limit, among other things, the Reorganized Debtors' ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the New Common Stock in the near future.

     14. Certain Tax Consequences Of The Plan Raise Unsettled And Complex Legal Issues And Involve Various Factual Determinations

     Some of the material consequences of the Plan regarding United States federal income taxes are summarized in Article VIII hereof. Many of these tax issues raise unsettled and complex legal issues and also involve various factual determinations, such as valuations, that raise additional uncertainties. The Debtors cannot ensure that the Internal Revenue Service will not take a contrary view, and no ruling from the Internal Revenue Service has been or will be sought regarding the tax consequences described herein. In addition, the Debtors cannot ensure that the Internal Revenue Service will not challenge the various positions the Debtors have taken, or intend to take, with respect to the Debtors' tax treatment or that a court would not sustain such a challenge. FOR A MORE DETAILED DISCUSSION OF RISKS RELATING TO THE SPECIFIC POSITIONS THE DEBTORS INTEND TO TAKE WITH RESPECT TO VARIOUS TAX ISSUES, PLEASE REVIEW ARTICLE VIII HEREOF.


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C.   Risks Related To The Debtors' Business And Financial Condition

     1. A Decline In The Production Levels Of The Reorganized Debtors' Major Customers Could Reduce The Reorganized Debtors' Sales And Harm Their Results Of Operations And Financial Condition

     Demand for the Debtors' products is directly related to automotive vehicle production. Automotive sales and production can be affected by general economic conditions, such as employment levels and trends, fuel prices and interest rates, labor relations issues, regulatory requirements, trade agreements and other factors. Automotive industry conditions in North America continue to be challenging. In North America, the domestic automotive industry is characterized by significant overcapacity, fierce competition, high fixed cost structures and significant employee pension and health care obligations for the domestic automakers. Domestic automakers continue to report market share loss to other vehicle manufacturers resulting in lower annual production volumes and the need to address further their production capacity and cost structure. Any decline in automotive production levels of their current and future customers could reduce the Reorganized Debtors' sales and could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     Further, certain automakers, particularly in North America, report significant financial challenges due to the factors described above. These automakers continue to implement actions to further reduce capacity and streamline their cost structure while at the same time investing in new technologies and vehicle platforms. General Motors and Ford, two of the Debtors' largest customers, have announced restructuring plans aimed at realigning their cost structure in light of current and projected market share and production volumes for the North American market. A significant element of these cost reduction actions include the negotiation with and participation of the respective unionized workforces in addressing legacy costs related to health care, pensions, wages and other employee benefits. The results and effects of these actions and related negotiations are uncertain and, accordingly, could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     2. The Inability Of The Reorganized Debtors To Successfully Achieve The Cost Reductions Assumed In Their Financial Projections Could Harm Their Results Of Operations And Financial Condition

     The Reorganized Debtors will have an ongoing need to control and manage operating costs. In developing the Financial Projections, the Debtors have assumed that they will successfully achieve significant incremental cost savings through plant consolidations, purchasing, material and scrap management, value analysis/value engineering and a number of other mechanisms. If the Reorganized Debtors are not successful in achieving significant ongoing cost savings consistent with those assumed in the Financial Projections, the results of operation and financial condition of the Reorganized Debtors could be materially adversely affected.

     3. The Current Financial Condition Of The Automotive Industry In The United States Could Have A Negative Impact On The Reorganized Debtors' Ability To Finance Their Operations

     Several of the Debtors' key customers face significant business challenges due to increased competitive conditions and recent changes in consumer demand. In operating their businesses, the Debtors depend on the ability of their customers to timely pay the amounts the Debtors have billed them for tools and products. Any disruption in the Reorganized Debtors' customers' ability to pay the Reorganized Debtors in a timely manner because of financial difficulty or otherwise would have a negative impact on their ability to finance their operations. In addition, because of the challenging conditions within the United States automotive industry, many automotive suppliers have filed for bankruptcy. In light of these conditions, the suppliers could impose restrictive payment terms on the Reorganized Debtors that could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     4. The Discontinuation Of, The Loss Of Business With Respect To Or A Lack Of Commercial Success Of A Particular Vehicle Model For Which The Reorganized Debtors Are A Significant Supplier Could Reduce The Reorganized Debtors' Sales And Harm Profitability

     The Debtors produce components and assemblies for their customers under the terms of purchase orders from those customers. These purchase orders generally provide for the supply of a customer's annual requirements for a particular model and assembly plant, renewable on a year-to-year basis, rather than for the purchase of a specific quantity of products. Therefore, the discontinuation of, the loss of business with respect to or a lack of commercial success of a


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particular vehicle model for which the Reorganized Debtors are a significant supplier could reduce the Reorganized Debtors' sales and harm their profitability, thereby making it more difficult for the Reorganized Debtors to make payments under their indebtedness and potentially result in a decline in the value of the New Common Stock.

     5. The Restructuring Efforts Of The Debtors' Competitors Could Negatively Impact The Reorganized Debtors' Competitive Position

     Many of the Debtors' major competitors are attempting to implement their own restructuring initiatives both in and outside of bankruptcy. Such restructuring initiatives of the competitors, if successful, could negatively impact on the Reorganized Debtors' competitive position and could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     6. The Debtors Do Not Have A Global Manufacturing Base And Limited Diversity In Their Customer Base

     The Reorganized Debtors financial results are wholly dependent on a limited set of customers that produce vehicles designed for sale in North America. Furthermore, the Reorganized Debtors' manufacturing base currently is exclusively located in North America. To the extent that market share and vehicle sales shifts from the Reorganized Debtors' primary customers (DaimlerChrysler, Ford and General Motors) to other OEMs and growth in global vehicle sales occurs primarily outside North America, the opportunity for the Reorganized Debtors to continue as a competitive automotive parts supplier would be severely constrained.

     7. The Base Of Customers That The Debtors Serve Is Concentrated, And The Loss Of Business From A Major Customer Or The Discontinuation Of Particular Vehicle Models Could Reduce Sales And Harm The Profitability Of The Reorganized Debtors

     Because of the relative importance of a few large customers and the high degree of concentration of OEMs in the automotive industry, the Reorganized Debtors' businesses are exposed to a high degree of risk related to customer concentration. The Big 3 and their affiliates are the three largest customers of the Reorganized Debtors, and they directly or indirectly accounted for approximately 40%, 15% and 25% of the Debtors' 2005 net sales, respectively. A loss of significant business from, or adverse performance by, any of these customers would be harmful to the Reorganized Debtors' profitability and could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     8. The Debtors' Customers Have The Ability To Terminate Contracts For Convenience

     The purchase orders issued by the Company's customers typically include a standard term or condition which gives the customer the right to terminate the purchase order for any reason during its term without cause. The standard terms and conditions typically indicate the types of termination charges that will be paid by the customer, subject to the customer's verification and audit, and describe those which will not be paid. The recoverable costs in the event of termination may be significantly less than the Reorganized Debtors investment in the relevant program.

     9. The Reorganized Debtors' Degree Of Leverage May Limit Their Financial And Operating Activities

     The Reorganized Debtors will have significant indebtedness after the Plan is consummated. Further, the Debtors' historical capital requirements have been significant and their future capital requirements could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors that are not within their control. The Reorganized Debtors may not be able to obtain financing in the future. Even if the Plan is approved and consummated, the Reorganized Debtors cannot ensure that they will not experience losses in the future. Their profitability and ability to generate cash flow likely will depend upon their ability to implement successfully their business strategy and meet or exceed the results forecasted in the Financial Projections. The Debtors, however, cannot ensure that they will be able to accomplish these results.


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     10.  Covenants In The New Bank Facility Will Restrict The Reorganized
          Debtors' Activities And Require Them To Meet Or Maintain Various Financial Ratios

     The New Bank Facility will contain a number of covenants and other provisions that will restrict the Reorganized Debtors' ability to engage in various financing transactions and operating activities without the prior consent of the lenders under the New Bank Facility. The New Bank Facility also will require the Reorganized Debtors to maintain various financial ratios. The ability of the Reorganized Debtors to meet these financial covenants may be affected by events beyond their control. If the Reorganized Debtors default under any of these requirements, the lenders could declare all outstanding borrowings, accrued interest and fees to be due and payable. If that were to occur, there can be no assurance that the Reorganized Debtors would have sufficient liquidity to repay or refinance this indebtedness or any of their other debt.

     11. Much Of The Indebtedness Of The Reorganized Debtors Will Bear Interest At Variable Rates, Which May Lead To Increased Debt Service Obligations

     Much of the indebtedness of the Reorganized Debtors upon emergence from the Chapter 11 Cases will bear interest at variable rates. An increase in the interest rates on such debt will reduce the funds available to repay the indebtedness of the Reorganized Debtors and to finance their operations and future business opportunities and, as a result, will intensify the consequences of their leveraged capital structure.

     12. The Prices That The Debtors Can Charge Some Of Their Customers Are Predetermined, And The Reorganized Debtors Bear The Risk Of Costs In Excess Of Their Estimates

     Sales contracts with some of the Debtors' customers require them to provide their products at predetermined prices. In some cases, these prices decline over the course of the contract. The costs that the Reorganized Debtors incur in fulfilling these contracts may vary substantially from the initial estimates. Unanticipated cost increases may occur as a result of several factors, including increases in the costs of labor, components or materials. In some (but not all) cases, the Reorganized Debtors may be permitted to pass on cost increases associated with specific materials to their customers. Cost overruns that the Reorganized Debtors cannot pass on to their customers could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     13. Escalating Pricing Pressures From The Debtors' Customers May Adversely Affect The Reorganized Debtors' Businesses

     Downward pricing pressures by automotive manufacturers has been a characteristic of the automotive industry in recent years. Virtually all automakers have aggressive price reduction initiatives and objectives each year with their suppliers, and such actions are expected to continue in the future. Accordingly, suppliers must be able to reduce their operating costs to maintain profitability. The Debtors have taken steps to reduce their operating costs to offset customer price reductions, in addition to other actions designed to resist such reductions; however, any future price reductions will likely negatively impact the Debtors' sales and profit margins in the future. If the Reorganized Debtors are unable to offset customer price reductions in the future through improved operating efficiencies, new manufacturing processes, sourcing alternatives and other cost reduction initiatives, that could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     14. The Debtors Must Finance Significant Up-Front Capital Costs To Secure New Business, Which Can Materially Affect And Be Affected By The Debtors' Liquidity And Financial Results

     In securing new business, the Debtors are typically required to expend significant amounts of capital for engineering, development, tooling and other costs. Generally, the Debtors seek to recoup these costs through pricing over time, but the Debtors may be unsuccessful for a variety of reasons, including, due to competitive pressures, other market constraints or a customer ceasing production of a particular vehicle.

     A substantial amount of the Debtors' tooling costs are associated with customer-owned tooling. The Debtors' customer contracts may provide for direct recoupment of these costs upon launch of a vehicle line or over time based upon projected build levels or otherwise. In recent years, there has been increasing customer pressure to have these costs recouped over a model's production life based on build targets. This trend, and other factors resulting in a delay in recoupment of these costs, can materially affect the Reorganized Debtors' liquidity and financial results at any particular


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time. In addition, in the past when the Debtors have collected tooling costs upon the launch of a vehicle line, the Debtors capitalized these costs. Recoupment of these costs over time through the customer contract results in the Debtors inability to capitalize these costs and can adversely affect the Reorganized Debtors' reported results and their ability to comply with, or to take necessary actions under, covenants in their debt agreements. Disputes with customers over these costs or other matters can delay recovery as well. If the Reorganized Debtors misjudge the anticipated value of a new business award, the Reorganized Debtors could be materially and adversely affected. While the Debtors believe that they will be able to fund capital expenditures through cash flow from operations, borrowings under their credit facilities and sale and leaseback agreements, there can be no assurance that the Reorganized Debtors will have adequate funds to make all the necessary capital expenditures or that the amount of future capital expenditures will not be materially in excess of their anticipated expenditures. The adequacy of the Reorganized Debtors' liquidity is essential to successfully managing and growing the business.

     15. The Debtors' Products Are Subject To Changing Technology, Which Could Place The Debtors At A Competitive Disadvantage Relative To Alternative Products Introduced By Competitors

     The Debtors believe that their customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. The Reorganized Debtors' success will depend on their ability to continue to meet customers' changing specifications with respect to these criteria. The Reorganized Debtors may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. If the Reorganized Debtors are unable to meet their customers' changing specifications or make the necessary additional capital expenditures, they could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions.

     16. The Reorganized Debtors May Be Subject To Work Stoppages At Their Facilities Or Those Of Their Principal Customers, Which Could Seriously Impact The Profitability Of The Reorganized Debtors' Businesses

     If the Reorganized Debtors' unionized workers were to engage in a strike, work stoppage or other slowdown, the Debtors could experience a significant disruption of their operations, which could have a material adverse effect on the Debtors. Many OEMs and their suppliers have unionized work forces. Work stoppages or slowdowns experienced by OEMs or their suppliers could result in slowdowns or closures of assembly plants where the Reorganized Debtors' products are included in assembled vehicles. Furthermore, organizations responsible for shipping the Reorganized Debtors' customers' products may be impacted by occasional strikes staged by the unions representing transportation employees. Any interruption in the delivery of the Reorganized Debtors' customers' products would reduce demand for the Reorganized Debtors' products.

     17. The Reorganized Debtors' Strategy May Not Succeed If Anticipated Outsourcing Fails To Occur Due To Union Considerations

     Because of the economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase automotive interior systems and components from an outside supplier, the Debtors believe that the OEMs' desire to purchase automotive interior systems and components from outside suppliers, particularly on a just-in-time basis, will increase. Under the contracts presently in effect in the United States and Canada among each of the Big 3 and the United Auto Workers ("UAW") and the Canadian Auto Workers ("CAW"), however, for any of such OEMs to obtain from external sources components that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the OEMs. Factors that will normally be taken into account by the UAW, the CAW and the OEMs include whether the proposed new supplier is technologically more advanced than the OEMs, whether the new supplier is unionized, whether cost benefits exist and whether the OEMs will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.


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     18.  The Reorganized Debtors May Incur Material Losses And Costs As A
          Result Of Product Liability And Warranty Claims That May Be Brought Against The Reorganized Debtors

     The Reorganized Debtors face an inherent business risk of exposure to product liability claims in the event that the use of the Debtors' current and formerly manufactured or sold products results, or is alleged to result, in bodily injury or property damage. The Reorganized Debtors may experience material product liability losses in the future or incur significant costs to defend such claims. The Reorganized Debtors' product liability insurance coverage may be inadequate for any liabilities that may ultimately be incurred or may be unavailable on acceptable terms in the future. In addition, if any of the Reorganized Debtors' products are or are alleged to be defective, the Reorganized Debtors may be required to participate in a government-required or OEM-instituted recall involving such products. Each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to the Debtors' suppliers.

     In addition, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, OEMs are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against the Reorganized Debtors in excess of their available insurance coverage or a requirement to participate in a product recall may have a material adverse effect.

     In the ordinary course of the Debtors' businesses, contractual disputes over warranties can arise. In most cases, financial responsibility for warranty costs are contractually retained by the Debtors' customer so long as the customers' specifications are met, but the Reorganized Debtors may nonetheless be subjected to requests for cost sharing or pricing adjustments as a part of their commercial relationship with the customer.

     19. The Reorganized Debtors' Businesses May Be Materially And Adversely Affected By Compliance Obligations And Other Liabilities Under Environmental Laws And Regulations

     The Debtors are subject to federal, state, local and foreign environmental, health and safety laws and regulations, violation of which could lead to fines, penalties and/or criminal sanctions. These laws and regulations affect ongoing operations and may increase capital costs and operating expenses to maintain compliance with such requirements, particularly if these laws and regulations become more stringent or are more stringently enforced in the future. Without regard to knowledge or fault, these laws and regulations also impose liability relating to contamination at the Reorganized Debtors' facilities, at other locations such as former facilities, at facilities where the Debtors have sent wastes for treatment or disposal and other properties to which the Debtors (or a company or business for which the Reorganized Debtors are responsible) are linked.

     20. Changes In Raw Material Costs And Availability Of Supply Could Adversely Affect The Reorganized Debtors' Results Of Operations And Financial Condition

     The Debtors are sensitive to price movements in their raw materials supply base. The Debtors' largest raw material purchases are for resins and nylon feedstock. Raw materials and other supplies used in the Debtors' operations are normally available from a variety of competing suppliers. The Debtors estimate that, based on existing price structures, price and market conditions, the Reorganized Debtors may experience raw material prices that are substantially higher in future years as compared with 2005 and 2006. This estimate assumes particular product volumes and product mix that may vary in reality. The Debtors typically purchase resins and nylon feedstock pursuant to one-year contracts. A failure by the Reorganized Debtors' suppliers to continue to supply the Reorganized Debtors with certain raw materials on commercially reasonable terms or at all, or the Reorganized Debtors' failure to recover such price increase from its customers could have a material adverse effect on the Reorganized Debtors' results of operations and financial conditions. While the Reorganized Debtors' are committed to lowering raw materials costs through the development of new proprietary material designs and/or new raw material sources, there is no assurance the customers will approve these new materials or sources, and accordingly, that such savings can be realized.

     THESE CONSIDERATIONS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS AND REORGANIZED DEBTORS, INCLUDING, AMONG OTHER THINGS, DECLINES IN PRODUCTION LEVELS OF MAJOR CUSTOMERS OR VEHICLE MODELS FOR WHICH C&A IS A SIGNIFICANT SUPPLIER, CUSTOMER


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TERMINATION OF CONTRACTS FOR CONVENIENCE, DIFFICULTY OBTAINING FINANCING ON
FAVORABLE TERMS, INDEBTEDNESS AT VARIABLE RATES LEADING TO INCREASED DEBT SERVICE, INCREASED COST FOR PRODUCTS SOLD UNDER CONTRACTS WITH PREDETERMINED PRICES, PRICING PRESSURES FROM DEBTORS' CUSTOMERS, FINANCING OF SIGNIFICANT UP FRONT CAPITAL COSTS TO SECURE NEW BUSINESS, CHANGING TECHNOLOGY, WORK STOPPAGES AT DEBTORS' FACILITIES OR THOSE OF THEIR PRINCIPAL CUSTOMERS, ANTICIPATED OUTSOURCING FAILS TO OCCUR, PRODUCT LIABILITY AND WARRANTY CLAIMS, COMPLIANCE OBLIGATIONS AND OTHER LIABILITIES UNDER ENVIRONMENTAL LAWS AND REGULATIONS AND INCREASES IN RAW MATERIAL COSTS OR THE LOSS OF A SUBSTANTIAL NUMBER OF THE DEBTORS' SUPPLIERS. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

                                  ARTICLE VII.
                         CERTAIN SECURITIES LAW MATTERS

     The following is a discussion of certain securities law implications relating the issuance of New Common Stock under the Plan. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult their own attorneys.

A.   Issuance Of Securities Under The Plan

     Section 1145 of the Bankruptcy Code generally exempts the issuance of securities under a plan of reorganization from registration under the Securities Act and under state securities "blue sky" laws if three principal requirements are satisfied: (1) the securities are issued "under a plan of reorganization" by the debtor or its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (3) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. Although the issuance of the New Common Stock pursuant to the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under federal and state securities laws, under certain circumstances subsequent ransfer of such securities may be subject to registration requirements under such securities laws.

B.   Transfer Of Securities Issued Under The Plan

     The New Common Stock to be issued pursuant to the Plan may be freely transferred by certain recipients thereof, and all resales and subsequent transactions in the new securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities as that term is defined in the Bankruptcy Code, an "affiliate" of the issuer of such securities or a "dealer." In addition, such securities may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. Recipients of New Common Stock under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

     To the extent that an "underwriter" receives securities pursuant to the Plan, resales would not be exempted by section 1145 of the Bankrutpcy Code from registration under the Securities Act or other applicable law. Entities deemed to be underwriters, however, may be able to sell such securities without registration subject to the provisions of Rule 144 or Rule 149 under the Securities Act, both of which permit the public sale of securities without registration subject to the provisions of Rule 144 under the Securities Act, which permits the public sale of securities received pursuant to the Plan by "underwriters," subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

     Whether or not an Entity is an "underwriter" depends upon the various facts and circumstances applicable to such Entity. Accordingly, the Debtors express no view as to whether any Entity would be an "underwriter" with respect to any security to be issued under the Plan.


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                                  ARTICLE VIII.
                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors and certain Holders of Claims. The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder (the "Regulations"), judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

     The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested and will not request a ruling from the Internal Revenue Service or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the Internal Revenue Service will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as Persons who are related to the Debtors within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, investors in pass-through entities and Holders of Claims who are themselves in bankruptcy). Furthermore, this discussion assumes that Holders of Claims hold only Claims in a single Class. Holders of Claims should consult their own tax advisors as to the effect such ownership may have on the federal income tax consequences described below.

     This discussion assumes that, except as recharacterized by an Order of the Bankruptcy Court, the various debt and other arrangements to which the Debtors are a party will be respected for federal income tax purposes in accordance with their form.

     ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

     INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE UNITED STATE INTERNAL REVENUE SERVICE, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT WRITTEN TO SUPPORT THE PROMOTION, MARKETING OR RECOMMENDATION TO ANOTHER PARTY OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A. Certain United States Federal Income Tax Consequences To The Debtors And The Reorganized Debtors

     The Debtors reported consolidated net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $400 million as of December 31, 2005. As discussed below, the amount of the Debtors' NOL carryforwards may be significantly reduced or eliminated upon implementation of the Plan. In addition, the Reorganized Debtors' subsequent utilization of any losses and NOL carryforwards remaining and possibly certain other tax attributes may be restricted as a result of and upon the implementation of the Plan.

     1.   Reduction Of NOLs

     The Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes such as NOL carryforwards, current year NOLs, tax credits and tax basis in assets by the amount of any cancellation of indebtedness ("COD") realized upon consummation of the Plan. COD is the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor, subject to certain statutory or


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judicial exceptions that can apply to limit the amount of COD (such as where the payment of the canceled debt would have given rise to a tax deduction).

     As a result of Consummation of the Plan, and in particular the cancellation of some Claims and exchange of other Claims for New Common Stock, Warrants and Litigation Recovery Interests, the Debtors expect to realize substantial COD. The extent of such COD and resulting tax attribute reduction will depend significantly on the value of the New Common Stock, Warrants and Litigation Recovery Interests. Based on the estimated reorganization value of the Reorganized Debtors, it is anticipated that there will be material reductions in the consolidated NOL carryforwards and current year NOLs of the Reorganized Debtors. Indeed, it may be that the amount of COD will exceed the amount of the NOLs thereby eliminating the NOLs and also reducing the Reorganized Debtors' tax basis in their assets.

     2.   Limitation On NOL Carryforwards And Other Tax Attributes

     Following the implementation of the Plan, the Debtors anticipate that any remaining NOL and tax credit carryforwards and, possibly, certain other tax attributes of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, "Pre-Change Losses") may be subject to limitation under section 382 of the Tax Code as a result of an "ownership change" of the Reorganized Debtors by reason of the transactions pursuant to the Plan.

     Under section 382 of the Tax Code, if a corporation undergoes an "ownership change," the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. As discussed more fully herein, although the Debtors have taken steps to ensure that an "ownership change" will not occur prior to the implementation of the Plan, the Debtors anticipate that the issuance of the New Common Stock pursuant to the Plan will result in an "ownership change" of the Reorganized Debtors for these purposes, and that the Debtors' use of their NOL carryforwards, if any, will be subject to limitation unless an exception to the general rules of section 382 of the Tax Code apply.

     3.   Pre-Confirmation Measures

     To ensure that no "ownership change" occurs prior to the Confirmation of the Plan, on March 23, 2006, the Court entered an order (a) restricting trading in the common stock of Collins & Aikman Corporation and the common and preferred stock of Collins & Aikman Products Co. by certain "substantial" shareholders who hold 4.5% or more of the stock and (b) restricting any shareholder who has owned 50% or more of such equity interests within the last three years from claiming a worthless stock deduction for a tax year ending before the Confirmation Date. These restrictions will become largely irrelevant once the Plan is confirmed. The equity interests will be canceled and 50% shareholders will be permitted to claim worthlessness deductions for the tax year in which the Plan is confirmed.

     4.   General Section 382 Annual Limitation

     In general, the amount of the annual limitation to which a corporation that undergoes an ownership change would be subject is equal to the product of (a) the fair market value of the stock of the loss corporation immediately before the ownership change (with certain adjustments) multiplied by (b) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (currently 4.52%). Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.

     5.   Special Bankruptcy Exceptions

     An exception to the foregoing annual limitation rules generally applies when so-called "qualified creditors" of a company in bankruptcy receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan (the "382(l)(5) Exception"). Under the 382(l)(5) Exception, a debtor's Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the Effective Date, and during the part of the taxable year prior to and including the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another ownership change within two years after Consummation of the Plan, the Reorganized Debtors' Pre-Change Losses effectively would be eliminated in their entirety.


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     Where the 382(l)(5) Exception is not applicable (either because the debtor company does not qualify for it or the debtor company otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the "382(l)(6) Exception"). When the 382(l)(6) Exception applies, a corporation in bankruptcy that undergoes an "ownership change" generally is permitted to determine the fair market value of its stock after taking into account the increase in value resulting from any surrender or cancellation of creditors' claims in the bankruptcy. This differs from the ordinary rule that requires the fair market value of a corporation that undergoes an ownership change to be determined immediately before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that under it the Reorganized Debtors are not required to reduce their NOLs by the amount of interest deductions claimed within the prior three-year period and the Reorganized Debtors may undergo a change of ownership within two years after emergence from bankruptcy without triggering the elimination of their NOLs.

     While it is not certain, it is doubtful at this point that the Reorganized Debtors will elect to utilize the 382(l)(5) Exception. In the event that the Reorganized Debtors do not use the 382(l)(5) Exception, the Debtors expect that the Reorganized Debtors' use of NOLs, if any, after the Effective Date will be subject to limitation based on the rules discussed above, but taking into account the 382(l)(6) Exception.

B. Certain United States Federal Income Tax Consequences To The Holders Of Class 1 and Class 2 Claims

     Pursuant to the Plan, Holders of Class 1 Other Secured Claims whose claims are not reinstated, and Holders of Class 2 Other Priority Claims will receive in full satisfaction and discharge of their Claims either Cash or the Collateral securing their Claims. A Holder who receives Cash or Collateral in exchange for its Claim pursuant to the Plan generally will recognize income, gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of Cash or the value of the Collateral received in exchange for its Claim and (2) the Holder's adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder's hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.

     To the extent that any amount received by a Holder of a Claim is attributable to accrued interest, such amount should be taxable to the Holder as interest income. Conversely, a Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Claim was previously included in the Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

     The extent to which the consideration received by the Holder of a Claim will be attributable to accrued interest is unclear. Nevertheless, the Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal.

C. Certain United States Federal Income Tax Consequences To The Holders Of Class 3 Claims

     Pursuant to the Plan, Holders of Class 3 Prepetition Facility Claims will receive, in full satisfaction and discharge of their Claims, New Common Stock The federal income tax consequences of the Plan to such Holders of Claims will depend, in part, on whether the claims surrendered constitute a "security" for federal income tax purposes.

     Whether a debt instrument constitutes a "security" is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued.

     If a Holder's Claims are treated as securities, the exchange of such Claims for New Common Stock should be treated as a recapitalization and therefore a tax-free reorganization under the Tax Code. In general, this means that a


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Holder will not recognize loss with respect to the exchange and will not recognize gain except with respect to accrued but unpaid interest on the Claims. A Holder should obtain a tax basis in the New Common Stock equal to the tax basis of the Claims exchanged therefore. A Holder should have a holding period for the New Common Stock that includes the holding period for the Claims; provided that the tax basis of any share of New Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such share of New Common Stock should not include the holding period of the Claims.

     If a Holder's Claims are not treated as "securities" for federal income tax purposes, a Holder should be treated as exchanging its Claims for New Common Stock in a fully taxable exchange. In that case, the Holder should recognize gain or loss equal to the difference between (i) the fair market value of the New Common Stock as of the Effective Date received that is not allocable to accrued interest and (ii) the Holder's tax basis in the Claims surrendered by the Holder. Such gain or loss should be capital in nature (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the Claims were held for more than one year by the Holder. To the extent that a portion of the New Common Stock received in the exchange is allocable to accrued interest, the Holder may recognize ordinary income, which is addressed in the discussion below regarding accrued interest. A Holder's tax basis in the New Common Stock received should equal their fair market value as of the Effective Date. A Holder's holding period for the New Common Stock should begin on the day following the Effective Date.

     To the extent that any amount received by a Holder of a Claim is attributable to accrued interest, such amount should be taxable to the Holder as interest income. Conversely, a Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Claims was previously included in the Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

     The extent to which the consideration received by a Holder of a Claim will be attributable to accrued interest is unclear. Nevertheless, the Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal.

     Under the "market discount" provisions of sections 1276 through 1278 of the Tax Code, some or all of the gain realized by a Holder of a Claim who exchanges the Claim for New Common Stock on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on the Claim. In general, a debt instrument is considered to have been acquired with "market discount" if its holder's adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument (excluding "qualified stated interest") or (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the Claim, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

     Any gain recognized by a Holder on the taxable disposition of Claims that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claims were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the surrendered Claims that had been acquired with market discount are deemed to be exchanged for New Common Stock in a tax-free reorganization, any market discount that accrued on such debts but was not recognized by the Holder may cause any gain recognized on the subsequent sale, exchange, redemption or other disposition of the New Common Stock to be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claim.

D. Certain United States Federal Income Tax Consequences To The Holders Of Class 4 Claims

     Pursuant to the Plan, Holders of Class 2 OEM Junior Secured DIP Claims will receive in full satisfaction and discharge of their Claims either Cash, Impaired Claim Notes or a combination thereof. A Holder who receives Cash or Impaired Claim Notes in exchange for its Claim pursuant to the Plan generally will recognize income, gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of Cash or Impaired Claim Notes received in exchange for its Claim and (ii) the Holders of Claims' adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder's hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.


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     To the extent that any amount received by a Holder of a Claim is attributable to accrued interest, such amount should be taxable to the Holder as interest income. Conversely, a Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Claims was previously included in the Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

     The extent to which the consideration received by the Holder of a Claim will be attributable to accrued interest is unclear. Nevertheless, the Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal.

E. Certain United States Federal Income Tax Consequences To The Holders Of Class 5 Claims, Class 6 Claims And Class 8 Claims

     Pursuant to the Plan, Holders of Class 5 General Unsecured Claims, Class 6 Senior Note Claims, and Class 8 Senior Subordinated Note Claims will receive, in full satisfaction and discharge of their Claims, Warrants and Litigation Recovery Interests. The amount received, if any, under the Litigation Recovery Interests is contingent on the outcome of the Litigation Trust Claims placed into the Litigation Trust. The federal income tax consequences of the Plan to such Holders of Claims will depend, in part, on whether the Claims surrendered constitute a "security" for federal income tax purposes, and in part, on how the Litigation Recovery Interests are characterized.

     Whether a debt instrument constitutes a "security" is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued. The Senior Notes have a term of 10 years from the time they were issued, while the Senior Subordinated Notes have a term of eight years. The Debtors expect that they will take the position that both the Senior Notes and the Senior Subordinated Notes are in fact "securities."

     If a Holder's Claims are treated as securities, the exchange of such Claims for Warrants and Litigation Recovery Interests should be treated as a recapitalization and therefore a tax-free reorganization under the Tax Code. In general, this means that a Holder will not recognize loss with respect to the exchange and will not recognize gain (i) except with respect to accrued but unpaid interest on the Claims and (ii) except to the extent of the value of the Litigation Recovery Interests, but not in excess of the total gain recognized. A Holder should obtain a tax basis in the Warrants equal to the tax basis of the Claims exchanged therefore. A Holder should have a holding period for the Warrants that includes the holding period for the Claims; provided that the tax basis of any Warrant treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such Warrant should not include the holding period of the Claims.

     If a Holder's Claims are not treated as a "securities" for federal income tax purposes, a Holder should be treated as exchanging its Claims for Warrants and Litigation Recovery Interests in a fully taxable exchange. In that case, the Holder should recognize gain or loss equal to the difference between (i) the fair market value of the Warrants and Litigation Recovery Interests as of the Effective Date received that is not allocable to accrued interest and (2) the Holder's tax basis in the Claims surrendered by the Holder. Such gain or loss should be capital in nature (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the Claims were held for more than one year by the Holder. To the extent that a portion of the Warrants and Litigation Recovery Interests received in the exchange is allocable to accrued interest, the Holder may recognize ordinary income, which is addressed in the discussion below regarding accrued interest. A Holder's tax basis in the Warrants and Litigation Recovery Interests received should equal their fair market value as of the Effective Date. A Holder's holding period for the Warrants and Litigation Recovery Interests should begin on the day following the Effective Date.

     It is plausible that a Holder could treat the transaction as an 'open' transaction for tax purposes, in which case the recognition of any gain or loss on the transaction might be deferred pending the determination of the amount of the Litigation Recovery Interests received. The federal income tax consequences of an open transaction are uncertain and


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highly complex, and a Holder should consult with its own tax advisor if it believes open transaction treatment might be appropriate.

     To the extent that any amount received by a Holder of a Claim is attributable to accrued interest, such amount should be taxable to the Holder as interest income. Conversely, a Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Claims was previously included in the Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

     The extent to which the consideration received by a Holder of a Claim will be attributable to accrued interest is unclear. Nevertheless, the Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal.

     Under the "market discount" provisions of sections 1276 through 1278 of the Tax Code, some or all of the gain realized by a Holder of a Claim who exchanges the Claim for Warrants, Litigation Recovery Interests or Cash on the Effective Date may be treated as ordinary income (instead of capital gain) to the extent of the amount of "market discount" on the Claim. In general, a debt instrument is considered to have been acquired with "market discount" if its holder's adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding "qualified stated interest," or (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the Claim, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

     Any gain recognized by a Holder on the taxable disposition of Claims that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claims were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the surrendered Claims that had been acquired with market discount are deemed to be exchanged for Warrants in a tax-free reorganization, any market discount that accrued on such debts but was not recognized by the Holder may cause any gain recognized on the subsequent sale, exchange, redemption or other disposition of the Warrants to be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claim.

     THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                                   ARTICLE IX.
                               VOTING INSTRUCTIONS

     The following is a brief summary regarding voting on the Plan. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notice accompanying this Disclosure Statement. Capitalized terms used in the Article that are not otherwise defined herein shall have the meaning assigned to such terms in the Solicitation Procedures Motion and documents filed therewith.

     THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL CREDITORS AND INTEREST HOLDERS. THE DEBTORS RECOMMEND THAT ALL CREDITORS AND INTEREST HOLDERS ENTITLED TO VOTE SUBMIT BALLOTS OR MASTER BALLOTS VOTING TO ACCEPT THE PLAN.

A.   Voting Record Date

     The Bankruptcy Court has approved [MONTH DAY], 2006, as the record date for purposes of determining which creditors and equity interest holders are entitled to vote on the Plan (the "Voting Record Date").


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B.   Holders Of Claims Entitled To Vote

     Classes 1, 2, 3, 4, 5, and 6 are Impaired Classes under the Plan and Holders of Claims in such Classes are entitled to receive a distribution under the Plan; therefore, only Holders of a Claim in Classes 1, 2, 3, 4, 5, or 6, as of the Voting Record Date, may vote to accept or reject the Plan. In addition, only the following holders of claims in Classes 1, 2, 3, 4, 5, and 6 shall be entitled to vote with regard to such claims:

     (1) the holders of claims for which proofs of claim have been timely filed, as reflected on the official claims register, as of the close of business on the Voting Record Date, with the exception of those claims subject to a pending objection filed before the Voting Deadline, unless such claims are allowed for voting purposes pursuant to a Rule 3018(a) Motion (as defined below); and

     (2) the holders of scheduled claims that are listed in the Debtors' Schedules, with the exception of those scheduled claims that are listed as contingent, unliquidated or disputed claims (excluding such scheduled claims that have been superseded by a timely-filed proof of claim); provided that the assignee of a transferred and assigned claim (whether a timely-filed or scheduled claim) shall be permitted to vote such claim only if the appropriate Transfer/Assignment Form has been noted on the Bankruptcy Court's docket as of the close of business on the Voting Record Date.

     Only those beneficial owners of Debtors' public Securities ("Beneficial Holders") whose claims have not been satisfied prior to the Voting Record Date pursuant to Bankruptcy Court order or otherwise, as reflected in the records maintained by The Depository Trust Company ("DTC") and/or the applicable indenture trustee, as of the close of business on the Voting Record Date, shall be entitled to vote claims based on such Securities (the "Beneficial Holder Claims").

C.   Voting Procedures

     All known Holders of Claims entitled to vote on the Plan will be sent a Ballot and/or Master Ballot together with a pre-addressed, postage pre-paid return envelope in accordance with the solicitation procedures approved by the Bankruptcy Court (the "Solicitation Procedures"). Such Holders should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot that accompanies this Disclosure Statement. If a Holder holds a Claim in more than one Class, such Holder may receive more than one Ballot.

     The Debtors have engaged Kurtzman Carson Consultants L.L.C. as their "Solicitation Agent" to assist in the voting process. The Solicitation Agent will answer questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The address for the Solicitation Agent is:

                          Collins & Aikman Solicitation
                     c/o Kurtzman Carson Consultants L.L.C.
                         12910 Culver Boulevard, Suite I
                          Los Angeles, California 90066

     If you have any questions on voting procedures, please call the Solicitation Agent at the following toll free number: (888) 201-2205.

     The Bankruptcy Court has approved [MONTH DAY], 2006 AT 4:00 P.M. PREVAILING EASTERN TIME as the voting deadline (the "Voting Deadline"). Except as specifically agreed to in writing by the Debtors, to be counted as votes to accept or reject the Plan, all Ballots and Master Ballots must be properly executed, completed and delivered by (a) first class mail; (b) overnight courier; or (c) personal delivery, so that they are actually received, in any case, by the Debtors' solicitation agent, Kurtzman Carson Consultants, LLC (the "Solicitation Agent") at the following addresse, no later than the Voting
Deadline:


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                       Collins & Aikman Ballot Processing
                      c/o Kurtzman Carson Consultants, LLC
                           12910 Culver Blvd, Suite I
                              Los Angeles, CA 90066

     The Debtors may extend the Voting Deadline from time to time, without further order of the Bankruptcy Court, by: (a) giving notice of such extension to all parties in interest that have filed (and not subsequently withdrawn) a notice in accordance with Bankruptcy Rule 2002 (the "2002 List") and the Core Group, as defined in the Debtors' current Case Management Procedures; and (b) filing such notice with the Court; provided that such extension shall not place the Voting Deadline on a date that falls less than three (3) Business Days prior to the date on which the Plan Confirmation Hearing is scheduled.

     In tabulating votes, the following hierarchy shall be used to determine the Claim amount associated with each creditor's vote:

     (3) If the Debtors have not filed a written objection to a Claim, the Claim amount for voting purposes shall be the amount contained on a timely filed proof of Claim or, if no timely proof of Claim was filed, the non-contingent, liquidated and undisputed Claim amount listed in the Debtors' schedules of liabilities;

     (4) If the Debtors have filed an objection to a Claim and such objection is still pending, such Claim Holder's vote shall not be counted in accordance with Bankruptcy Rule 3018(a), unless its Claim is temporarily allowed by the Court for voting purposes, after notice and a hearing, pursuant to instruction (c) below. The deadline for the Debtors to file and serve written objections to Claims for purposes of this instruction shall be 4:00 p.m. Eastern Time on the date that is twenty (20) days prior to the Confirmation Hearing;

     (5) If a creditor is not entitled to vote pursuant to instruction (2) above and believes that it should be entitled to vote on the Plan, then such creditor must serve on the Debtors and file with the Court a motion for an order pursuant to Bankruptcy Rule 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed and received by the Debtors by 4:00 p.m. Eastern Time on the date that is ten (10) days prior to the Confirmation Hearing. With regard to any timely filed Rule 3018(a) Motions, the Debtors may file a response no later than one (1) business day before the commencement of the Confirmation Hearing. The Debtors further request that the Court consider timely filed Rule 3018(a) Motions, if any, at the Confirmation Hearing; and

     (6) Ballots cast by creditors who timely file proofs of Claim in unliquidated, contingent or unknown amounts that are not the subject of a pending objection, will be counted for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will be counted in the amount of $1.00 for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

     The following voting procedures and standard assumptions shall be used in tabulating ballots:

     (1) Except to the extent determined by the Debtors, the Debtors will not accept or count any Ballots or Master Ballots received after the Voting Deadline;

     (2) Creditors shall not be allowed to split their vote within a Claim; thus, each creditor that splits its vote shall be deemed to have voted the full amount of its Claim to accept the Plan;

     (3) The method of delivery of Ballots and Master Ballots to the Solicitation Agent is at the election and risk of each Holder, provided that, except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot or Master Ballot is actually received by the Solicitation Agent;


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     (4)  The Solicitation Agent must receive an original executed Ballot or
          Master Ballot; delivery of a Ballot or Master Ballot by facsimile, email or any other electronic means will not be accepted or counted;

     (5) No Ballot or Master Ballot sent to (i) the Debtors, (ii) any indenture trustee or agent, or (iii) the Debtors' financial or legal advisors shall be accepted or counted;

     (6) The Debtors expressly reserve the right to amend Plan terms at any time, and from time to time (subject to compliance with section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification). If the Debtors materially change any Plan terms or waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation period, in each case, to the extent directed by the Court;

     (7) If multiple Ballots or Master Ballots are received from, or on behalf of, an individual Holder for the same Claim prior to the Voting Deadline, the last Ballot or Master Ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot or Master Ballot;

     (8) All Ballots executed by a Holder of Claims which do not indicate an acceptance or rejection of the Plan or which indicate both an acceptance and rejection of the Plan shall not be counted;

     (9) Any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, who signs a Ballot or Master Ballot must (i) indicate his or her capacity as such when signing and, (ii) unless otherwise determined by the Debtors, submit proper evidence of such authority to act on behalf of a beneficial interest Holder in form and content satisfactory to the Debtors;

     (10) The Debtors, without notice, subject to contrary order of the Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice;

     (11) Any Holder of a Claim who has delivered a valid Ballot may withdraw its vote solely in accordance with Bankruptcy Rule 3018(a);

     (12) The Debtors' interpretation of the terms and conditions of the Plan pertaining to solicitation procedures shall be final and binding on all parties, unless otherwise directed by the Court;

     (13) The Debtors reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code; and

     (14) Neither the Debtors nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to the Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofor been cured or waived) will not be counted.

     The following additional procedures, as well as the aforementioned procedures, shall apply to Beneficial Holder Claims:

     (1) The Debtors shall distribute a Ballot to each record Holder of the Beneficial Holder Claims as of the Voting Record Date;

     (2) The Debtors shall also distribute a Master Ballot and an appropriate number of copies of Solicitation Packages (including Class 6 and Class 8 Ballots) to each bank or brokerage firm (or


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          the agent or other Nominee therefor) identified by the Solicitation
          Agent as an entity through which beneficial owners hold their Beneficial Holder Claims. Each Nominee will be requested to immediately distribute the Solicitation Packages to all Beneficial Holders for which it holds the Beneficial Holder Claims;

     (3) Each Nominee must summarize the individual votes of the Beneficial Holders on whose behalf it holds the Class 6 or Class 8 Claims from their individual Ballots on a Master Ballot and return such Master Ballot to the Solicitation Agent;

     (4) Each Beneficial Holder of the Beneficial Holder Claims holding as a record Holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent;

     (5) Each Beneficial Holder of the Beneficial Holder Claims who holds in "street name" through a Nominee shall vote on the Plan by promptly completing and signing a Ballot and returning it to its Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline;

     (6) Any Ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan unless and until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder;

     (7) If a Beneficial Holder holds its Beneficial Holder Claims through more than one Nominee, such Beneficial Holder must execute a separate Ballot for each block of the Beneficial Holder Claims that it holds through any one Nominee and return each such Ballot to the Nominee that holds of record the applicable Beneficial Holder Claims;

     (8) If a Beneficial Holder holds a portion of its Beneficial Holder Claims through a Nominee and another portion directly or in its own name as a record Holder, such Beneficial Holder should follow the procedures described herein with respect to voting each such portion separately; and

     (9) Nominees that are participants with The Depository Trust Company ("DTC"), shall not be permitted to cast votes on behalf of their Beneficial Holders in excess of their respective positions in the DTC as of the Voting Record Date.

     Pursuant to Local Rule 3018-1, the tabulation results with supporting affidavit will be filed with the Court no later than two Business Days prior to the Plan Confirmation Hearing.

     C.   Votes Required for Acceptance by a Class

     The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class which cast ballots for acceptance or rejection of the plan. Thus, acceptance by a class of claims occurs only if at least two-thirds in dollar amount and a majority in number of the holders of claims voting cast their ballots in favor of acceptance.

                                   ARTICLE X.
                                 RECOMMENDATION

     In the opinion of the Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders of Claims than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. ACCORDINGLY, THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN SUPPORT CONFIRMATION OF THE PLAN AND VOTE TO ACCEPT THE PLAN.


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